UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Dow Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026

Notice of Annual Meeting

of Stockholders

& proxy statement

Board of Directors	26
Agenda Item 1: Election of Directors	26
Qualifications and Composition	27
Director Biographies	29
Nominees for Election	35
Voting Standard and Resignation Policy	35

2026 | Dow Proxy Statement 1

Notice of Annual Meeting of Stockholders

Notice of Annual Meeting of Stockholders

Dear Dow Stockholder,

You are invited to attend the 2026 Annual Meeting of Stockholders of Dow Inc. (the “2026 Meeting”) online at www.virtualshareholdermeeting.com/DOW2026.

At the 2026 Meeting, stockholders will vote on the following matters either by proxy or in person at the virtual meeting:

Election of the Directors named in the Proxy Statement
Advisory Resolution to Approve Executive Compensation
Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation
Approval of the Amendment to the 2019 Stock Incentive Plan
Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026
Transaction of any other business as may properly be brought before the 2026 Meeting

Meeting Date	Record Date	Meeting Time
Thursday, April 9, 2026	Friday, February 13, 2026	8:00 AM Eastern Time
Virtual Meeting www.virtualshareholdermeeting.com/DOW2026

How to Vote in Advance of the 2026 Meeting

Your vote is important. We encourage you to vote in advance, even if you plan to attend the 2026 Meeting online. To vote online or by phone, you will need to use your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The independent tabulator must receive any proxy that will not be delivered electronically at the 2026 Meeting by 11:59 PM Eastern Time on April 8, 2026.

www.proxyvote.com

1-800-690-6903 or the number provided on your voting instructions

Use the postage-paid envelope provided if you received printed proxy materials

The Board of Directors of Dow Inc. (the “Board”) has set the close of business on February 13, 2026, as the record date for determining stockholders who are entitled to receive notice of and to vote at the 2026 Meeting and any adjournment or postponement thereof.

As permitted by the SEC rules, proxy materials were made available via the internet. Notice regarding availability of proxy materials and instructions on how to access those materials were mailed to certain stockholders of record on or about February 27, 2026 (the “Notice of Internet Availability of Proxy Materials”). The Notice of Internet Availability of Proxy Materials included instructions on how to vote and how to request a paper copy of the proxy materials. This method of notice and access gives the Company a low-cost way to furnish stockholders with their proxy materials. If you previously chose to receive proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

2 2026 | Dow Proxy Statement

How to Attend the 2026 Meeting

You are invited to attend the 2026 Meeting online at www.virtualshareholdermeeting.com/DOW2026. Dow is pleased to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel.

To participate in the 2026 Meeting, you must be a stockholder of record and log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. Whether or not you participate in the 2026 Meeting online, it is important that your shares are included in the voting process.

If you are a beneficial stockholder, please follow the instructions on the voting instruction form provided by your bank or broker or other nominee in order to participate in the 2026 Meeting. Please contact your bank or broker if you have questions about how to obtain your control number.

Interested persons who are not stockholders may also access the 2026 Meeting as guests, but will not be able to vote or ask questions during the 2026 Meeting.

How to Ask Questions

Stockholders may submit questions during the 2026 Meeting using the “Ask a Question” field on the virtual meeting website. You will need to log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to submit a question.

Time has been allocated on the agenda to respond to questions submitted during the 2026 Meeting. Questions we do not answer during the 2026 Meeting will be answered in writing and posted on the Company’s website at investors.dow.com. Questions on the same topic or questions that are otherwise related may be grouped, summarized and answered together to avoid repetition.

For more information, see the section titled “Voting and Attendance Procedures” on page 91. Please refer to the 2026 Meeting Rules of Conduct and Procedures for more information on how to vote, how to ask questions and other procedures for the 2026 Meeting. The Rules of Conduct and Procedures are available at www.proxyvote.com and during the 2026 Meeting at www.virtualshareholdermeeting.com/DOW2026. A replay of the 2026 Meeting will be made available at investors.dow.com and it will remain available for at least one year.

We encourage you to join the 2026 Meeting early. Online access will begin approximately 15 minutes before the start at 8:00 AM Eastern Time. If you encounter technical difficulties during the check-in or while attending the meeting, we have technicians available to help you. The technical support contact information will be posted on the 2026 Meeting login page. In the event of any technical malfunction, we expect to make an announcement on the 2026 Meeting webcast page. Any updated information regarding the 2026 Meeting will be posted at investors.dow.com.

Thank you for your continued support and interest in Dow.

Amy E. Wilson

General Counsel and Corporate Secretary

February 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDERS MEETING TO BE HELD ON APRIL 9, 2026

The Notice of Internet Availability of Proxy Materials, Proxy Statement

and Annual Report are available at www.proxyvote.com.

2026 | Dow Proxy Statement 3

Company Highlights	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

2025 Highlights

KEY FINANCIALS: $40B net sales $(2.4)B net income (loss) $0.4B operating EBIT[1] $1.5B in dividends returned to shareholders

DELIVERING CASH SUPPORT AND OPERATIONAL IMPROVEMENTS:
Progressing at least $1B in annualized cost reductions	Reduced 2025 CapEx by $1B versus our initial target of $3.5B
Received ~$3B for strategic infrastructure asset partnership	Completed 2 non-core divestitures for ~$250MM at 10x multiples
Executed a total of $2.4B in bond issuances at attractive spreads	Received judgment ruling of ~$1.2B from NOVA litigation

INNOVATION

• Introduced OPTI-MATT™ 2300C Emulsion, an advanced acrylic technology that improves durability and appearance of interior paints without intentionally adding APEO and PFAS formulations – meeting demand for sustainable solutions

• Advanced collaboration with Liby to redefine packaging circularity with INNATE™ TF220 Precision Packaging Resin, creating impactful and scalable solutions for today’s sustainability challenges

• Announced launch of DOWSIL™ 5-1050 Polymer Processing Aid, a technology engineered for blown and stretch film applications that enhances processing efficiency while addressing demand for film packaging manufactured without fluoropolymer-based PPAs

• Demonstrated industry leadership for the 9th year with six Business Intelligence Group Awards for Transformation Products, and for the 12th year with 10 Edison Awards

INCLUSION

• Recognized for the third consecutive year as one of the World’s Best Workplaces™, ranked #1 on Fair360’s Top 50 Companies list and #1 on Best Workplaces in Manufacturing & Production™

• Invested $29.6MM in corporate, foundation and in-kind contributions aligned to Dow’s ambition and charitable giving strategy

• Engaged in the communities where Team Dow lives and works with 73% of employees volunteering at least once in the past year

• Advanced commitment to workforce wellbeing, resilience and long-term productivity through continued mental and physical health program offerings

CUSTOMER-CENTRICITY

• Launched the Wire & Cable Product Selector – a digital platform that simplifies product discovery and enhances customer experience, reinforcing Dow’s position as a trusted partner in the wire and cable market

• Advanced decarbonization in flavor and fragrance markets with Givaudan, a highly valued customer, using low-GHG-emissions solutions from Dow’s Decarbia™ portfolio

• Attained Customer Experience (CX) satisfaction score of 84 – a record high in our CX Survey history

• Launched a new Carbon Footprint Ledger and several commercial agreements to address growing demand for low-carbon products

SUSTAINABILITY

• Finalized a commercial agreement with a leading consumer goods company to transact reduced greenhouse gas emissions products associated with their supply chain

• Submitted a construction permit application to the Nuclear Regulatory Commission for the proposed advanced nuclear project in Seadrift, Texas

• Recognized with four Sustainability, Environmental Achievement & Leadership (SEAL) Business Sustainability Awards, including Sustainable Innovation and Sustainable Products

• Purchased >50% of Dow’s electricity from renewable sources, surpassing our 2025 target of 750MW by reaching more than 1,000MW of renewable power capacity

• Delivered global impact through nature-based solutions by restoring thousands of acres of wetlands and coastal habitats, improving biodiversity, adding 12 billion gallons of flood storage and surpassing our Valuing Nature Goal with $1.2 billion in business-driven value

1 Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

4 2026 | Dow Proxy Statement

A Message from our Independent Lead Director

Richard K. Davis

Independent Lead Director

since 2021

✓ Strong familiarity with the Dow Board and Committee structure and rapport with the other independent Directors

✓ Global leadership experience as a former Chairman and Chief Executive Officer of a public company

✓ Vast knowledge in industries subject to extensive regulation, including risk management

✓ Extensive expertise in international business operations, financial services and capital allocation

✓ Broad public company board experience across the financial services and medical industries

✓ Deep knowledge of corporate governance, audit and compensation matters

Dear Fellow Stockholders,

On behalf of Dow’s independent Directors and Jim Fitterling, Chair and Chief Executive Officer, I am pleased to invite you to our virtual 2026 Annual Meeting of Stockholders.

2025 was a year of both challenge and progress, and I am proud of how our Board and management team have navigated a dynamic macroeconomic environment with discipline, resilience and continued progress against our long-term strategic priorities.

The Board’s primary responsibility is to ensure strong governance, effective oversight and accountability to you, our stockholders. Through continuity, deep company knowledge and diverse perspectives, the Board provides disciplined guidance that supports Dow’s business operations and strategic priorities and reinforces our focus on delivering long-term value.

I am honored to share a few key highlights from this past year. In 2025, Team Dow:

•
Delivered net sales of $40 billion and Operating EBIT[1] of $0.4 billion.
•
Supported a continued balanced approach to capital allocation, proactively managed debt and ensured ample liquidity to enable financial flexibility in the face of industry headwinds.
•
Identified and progressed more than $6.5 billion of strategic actions to support near-term cash and cost savings which included:
▪
implementing a targeted cost savings program that delivered more than $400 million in 2025 and supports the goal of achieving at least $1 billion in savings by the end of 2026; and
▪
receiving approximately $3 billion in total proceeds from the formation of Diamond Infrastructure Solutions – a strategic infrastructure partnership with Macquarie Asset Management.
•
Earned a place, for the third consecutive year, as one of the World’s Best Workplaces™ by Great Place To Work®.

These actions, along with others recently announced by the Company, are intended to provide optionality during this extended cycle downturn to position the Company well for a recovery. I encourage you to read the Proxy Statement, Annual Report and INtersections Report for further insight into how we are executing our strategy and delivering for our customers and stakeholders. Furthermore, we value your feedback and invite you to attend the upcoming Annual Meeting of Stockholders.

On behalf of the entire Board, thank you for your continued trust and support as we work together to continue building on our achievements, strengthening our competitive advantages, advancing innovation with customers and delivering value to our shareholders.

Richard K. Davis

[1] Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

2026 | Dow Proxy Statement 5

Company Highlights	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Advancing Our Ambition

Dow advances its ambition by integrating sustainability, inclusion, community partnership and strong governance into how we operate, serve our customers and grow as a company. We apply our materials science expertise to reduce our environmental footprint, expand circularity solutions and develop safer materials. At the same time, we foster an inclusive culture that enables our people to thrive, strengthen communities through local and global partnerships and maintain best‑in‑class governance that ensures accountability and protects long‑term stakeholder interests. Collectively, these commitments help us deliver solutions for global challenges while creating lasting value for customers, employees, communities and shareholders.

A PROACTIVE APPROACH TO REPORTING AND DISCLOSURE

Dow is committed to transparent, high‑quality reporting. Each year, we publish comprehensive disclosures that outline our progress, performance and approach to environmental, social and governance reporting on topics that we believe are relevant to our customers, stockholders, employees and community members. Our 2024 INtersections Progress Report, which we published in June 2025, includes independently reviewed metrics and aligns with leading global reporting standards and frameworks.

Dow’s comprehensive annual disclosure of sustainability performance can be found at https://corporate.dow.com/en-us/about-dow/corporate-reporting/progress-report.html. Additional resources can be found here: https://investors.dow.com/en/esg-resources/default.aspx.

STAKEHOLDER ENGAGEMENT ON STRATEGIC PRIORITIES

We regularly engage stakeholders and establish collaborative partnerships as we progress our environmental, social and governance priorities and build a clearer understanding of the complex global challenges and local conditions in the countries where we do business. Stakeholders include customers, suppliers, investors and shareholders, current and prospective employees, community advisory panels, regulators and societal organizations. We also bring unique perspectives and guidance through our Sustainability External Advisory Council (SEAC) and Science and Technology Advisory Council (STAC).

commitment to sustainability

At Dow, we are committed to leveraging our materials science expertise and collaborating with partners for a sustainable future. That’s why we are actively aligning our business and sustainability strategy, operational footprint, product offerings and technologies to unlock new sustainable growth opportunities in the markets we serve. Our goal is to create value growth for our shareholders.

As a company, we have long believed that sustainability is a value driver for Dow and our stakeholders. Having progressed through three decades of sustainability goals, Team Dow is making meaningful impact on the environment, our customers and society, while also growing our business.

6 2026 | Dow Proxy Statement

CULTIVATING THRIVING TEAMS

We remain committed to fostering the culture initially established by our founder, Herbert Henry Dow – one where our people can grow and thrive in a rapidly changing world. Inclusion is core to our ambition and fully aligned with our business strategy. It enables us to create more innovative solutions, build a more resilient workforce and supply chain and deliver long-term value for our shareholders.

In 2025, more than 61% of Dow’s employees and 96% of leaders participated in at least one of our 10 Employee Resource Groups (ERGs) globally	>90% posting rate for jobs at director level and below to provide transparency for career opportunities	20+ development programs across the globe supporting employee growth

In 2025, Dow was recognized by Great Place To Work® as one of the World’s Best Workplaces™ for the third consecutive year. Additionally, Dow ranked #1 on the Fair360 2025 Top 50 Companies which measures companies in six areas including talent strategies, supplier diversity and philanthropic engagement. These accomplishments, along with numerous others, serve as a testament to our strong workplace culture, commitment to our communities and focus on delivering value to our stakeholders at every level.

Aligned with Dow's ambition, our corporate citizenship efforts support an innovative, sustainable and inclusive future where our communities can thrive, everyone has equitable access to science, technology, engineering and math (STEM) and skilled trades careers, and our employees are empowered to accelerate change. Guided by the passion of our people, powerful partnerships and a commitment to making an impact, we focus on creating positive and enduring change in Dow communities.

Thriving Communities	STEM & Skilled Trades	Sustainability
We address community-identified needs and support disaster resiliency and response while advancing equitable opportunities in the communities in which Dow operates.

We work to build inclusive STEM & skilled trade education pipelines and connect students with innovation-based jobs, with an emphasis on increasing opportunities for underrepresented populations and youth.

We promote circularity, water stewardship and healthy ecosystems with a focus on communities that experience disproportionate environmental risks and burdens.

Making an Impact

$29.6 million Corporate + Foundation + In-kind invested	73% of Dow employees volunteered at least once in the past year in the communities where they live and work	The Civic 50 Award Named by Points of Light for the fifth consecutive year as one of the most community-minded companies in the U.S.

2026 | Dow Proxy Statement 7

Company Highlights	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Stockholder Engagement

Dow is committed to engaging key stakeholders, including our stockholders. Throughout the year, members of the management team and select members of the Board continued extensive outreach to stockholders, including with investors who collectively held more than 70 percent of outstanding shares of common stock of the Company held by institutional stockholders. These discussions covered various topics, provided timely updates and helped the team understand investor perspectives. Management and the Board use this feedback to inform near- and long-term strategic priorities, corporate governance practices and decisions supporting Dow’s strategy.

Who We Engage:	How We Engage:	Who Participates:
• Institutional Investors • Sell-side Analysts • Retail Stockholders • Pension Funds • Bond Holders • Proxy Advisory Firms • Rating Agencies/Firms • Investor Coalitions

• One-on-one and group meetings in-person and virtually

• Quarterly earnings calls

• Industry and sell-side presentations and conferences

• Company-hosted events and presentations

• Written and electronic communications

• Executive Management • Investor Relations • Senior Leadership • Subject Matter Experts • Board of Directors
Key Topics of Engagement:

• Overall business strategy

• Current business conditions

• Financial updates

• Key value chain product capacities

• Sustainability, corporate citizenship and social impact priorities and initiatives

• Corporate governance practices

• Executive compensation

Key Engagement Resources:
• Dow's Website investors.dow.com • Quarterly Earnings • Annual Proxy Statement • Annual Report • Annual Meeting	• INtersections Report • Public events and presentations • SEC Filings • Disclosures to various ratings assessors

8 2026 | Dow Proxy Statement

Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement and does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

2026 Annual Meeting of Stockholders of Dow Inc.

Meeting Date	Record Date	Meeting Time
Thursday, April 9, 2026	Friday, February 13, 2026	8:00 AM Eastern Time

Vote Your Shares in Advance	Attend the 2026 Meeting

Your vote is important. We encourage you to vote in advance, even if you plan to attend the 2026 Meeting.

You are invited to attend the 2026 Meeting online at www.virtualshareholdermeeting.com/DOW2026.

To vote and ask questions during the 2026 Meeting, you must be a stockholder of record and log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form.

Interested persons who are not stockholders may also access the 2026 Meeting as guests, but will not be able to vote or ask questions during the 2026 Meeting.

We encourage you to join the 2026 Meeting early. Online access will begin approximately 15 minutes before the start at 8:00 AM Eastern Time. If you encounter technical difficulties during the check-in or while attending the meeting, please call technical support. The technical support contact information will be posted on the 2026 Meeting login page.

In the event of any technical malfunction, we expect to make an announcement on the virtual meeting webcast page. Any updated information will be posted at investors.dow.com.

A replay of the 2026 Meeting will be made available promptly at investors.dow.com and it will remain available for at least one year.

For more information, see the section titled “Voting and Attendance Procedures” on page 91.

www.proxyvote.com

1-800-690-6903 or the number provided on your voting instructions

Use the postage-paid envelope provided if you received printed proxy materials

You may also vote online during the 2026 Meeting at www.virtualshareholdermeeting.com/DOW2026.

To vote online or by phone, you will need your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form. The independent tabulator must receive any proxy that will not be delivered electronically at the 2026 Meeting by 11:59 PM Eastern Time on April 8, 2026.

Ask Questions
You may submit questions during the 2026 Meeting at www.virtualshareholdermeeting.com/DOW2026.
To ask a question, you will need to log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form.
Questions we do not answer during the 2026 Meeting will be answered in writing and posted on the Company’s website at investors.dow.com.

Agenda and Voting Recommendations

The Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report are available at www.proxyvote.com.

Agenda Item		Board Vote Recommendation	Page Reference
1:	Election of Directors	FOR	26
2:	Advisory Resolution to Approve Executive Compensation	FOR	79
3:	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation	1 YEAR	80
4:	Approval of the Amendment to the 2019 Stock Incentive Plan	FOR	81
5:	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026	FOR	88

2026 | Dow Proxy Statement 9

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Corporate Governance Summary

Our values of Integrity, Respect for People and Protecting Our Planet are fundamental to how we work. Adhering to these values helps us create and maintain a culture that supports sustainable business growth and serves as the foundation of our corporate governance. We believe strong corporate governance creates long-term value for shareholders by strengthening accountability and transparency, building trust in our Company and promoting good decision-making.

Ambition	Purpose	Goal
To be the most innovative, customer-centric, inclusive and sustainable materials science company in the world.	To deliver a sustainable future for the world through our materials science expertise and collaboration with our partners.	Value growth and best-in-class performance.

Values

Integrity	Respect for People	Protecting Our Planet

Accountability in Action

Independent Board with strong governance practices and leadership structure; Independent Lead Director with clear role and documented responsibilities	Aligning strategy and goals to the Company’s most significant areas of enterprise risk and opportunity, with clear Board oversight and responsibility

Maintaining a qualified Board with a balance of backgrounds, relevant skills and experiences	Designing compensation programs to incentivize performance and support our strategic and financial priorities

Engaging and receiving feedback regularly from a wide variety of stakeholders, including stockholders, customers, suppliers and employees	Ensuring a culture of integrity through an effective code of conduct and ethics program

2025 Governance Highlights

The Corporate Governance Committee, the Board and management regularly review Dow’s corporate governance practices, considering evolving corporate governance principles and stockholder engagement. In 2025, we continued our focus on Board refreshment and strategic Board Committee membership composition, and we continue to provide enhanced disclosures of each director’s qualifications to show the balance of perspectives that contribute to the Board’s effectiveness in overseeing the Company’s business and strategy.

Meet Our Board

We are committed to maintaining a Board that is best equipped to help steward and oversee Dow’s strategy, performance and enterprise risk management. Collectively, our Board provides a balance of perspectives and relevant skills and experiences, including capital allocation; financial acumen; technology expertise; operational experience; and environmental, social and governance expertise, to help our Company compete, innovate and deliver. To learn more about the individuals nominated for election at the 2026 Meeting, see the section titled “Election of Directors” beginning on page 26.

10 2026 | Dow Proxy Statement

Governance Best Practices

As part of Dow’s commitment to high ethical standards, the Board follows sound governance practices. Dow’s corporate governance practices are described in more detail beginning on page 14. The Corporate Governance Guidelines and Board Committee Charters are available on the Company’s website at investors.dow.com.

Board Independence	Director Elections	Board Practices	Stock Ownership Guidelines	Stockholder Rights	Comprehensive Accountability

11 of 12 Director nominees are independent Robust Committee structure comprised of independent Directors Annual election by the Board of an Independent Lead Director with well-defined responsibilities

Annual election by majority of votes cast; resignation policy if majority vote not received

Demonstrated Board refreshment emphasizing varied viewpoints and experience

Robust Director orientation and education programs

		Independent Directors regularly hold executive sessions Annual Board and Committee evaluations Annual review of Board leadership structure and election of Independent Lead Director	Directors subject to stock ownership guidelines Directors required to hold Company-granted equity awards, which settle upon retirement Hedging or pledging Company stock is prohibited

Stockholder right to call special meetings with 25% ownership

No supermajority voting requirements

Eligible stockholders able to nominate directors through proxy access

Active stockholder outreach and engagement

Active Board and Committee oversight of priorities, risk management and performance Industry-leading reporting transparency Experienced senior leadership

Balanced & Effective Board Leadership

Together, our Chair and Independent Lead Director provide effective leadership and management accountability, while ensuring Board independence and alignment with the long-term interests of shareholders. For more information, see the section titled “Board Leadership Structure” on page 15.

Independent Lead Director Primary Responsibilities:

• Leads executive sessions of the independent Directors with focus on Board effectiveness

• Sets and approves Board agenda and materials and calls Board meetings in consultation with the Chair and Committee Chairs

• Serves as a liaison between the Chair and the independent Directors

• Serves as primary Board contact for stockholder communications with the independent Directors

Chair & CEO Jim Fitterling	Independent Lead Director Richard K. Davis

Extensive industry experience and knowledge of business operations, risks and strategy implementation	Clear responsibilities under Corporate Governance Guidelines to ensure independent Board oversight

Liaison between stockholders, Directors and employees with accountability for Company performance	Significant experience with corporate governance and public company management

Balanced Leadership Structure

•
Governance practices ensure a strong and independent Board.
•
Effective leadership protects long-term interests of stockholders and strengthens management accountability.
•
The Board’s leadership structure is regularly reviewed and the combination or separation of the CEO and Chair roles are driven by the needs of the Company. Currently, the roles are combined.

2026 | Dow Proxy Statement 11

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Strong Oversight Responsibilities

The Board actively oversees and engages with executive management in stewardship of the Company’s strategy, enterprise risk management, environmental, social and governance priorities, and overall performance. Executive management leads cross-functional efforts to set strategy; oversees the activities related to assessing and managing relevant risks and opportunities; and engages key stakeholders across our priorities.

Board Committees comprised of independent Directors assist the Board in carrying out its responsibilities. Committees operate pursuant to written charters with clearly defined areas of responsibility and risk oversight. Each Committee reports on the topics discussed and actions taken at each Committee meeting for consideration by the full Board. For more information, see the section titled “Board’s Role in the Oversight of Strategy and Priorities” and “Board’s Role in the Oversight of Risk Management” beginning on page 19.

Leadership Engagement

The responsibilities of the Board and its Committees are aligned with leadership accountability across business priorities, which are summarized below.

BOARD OVERSIGHT	Audit Committee	Corporate Governance Committee	Compensation and Leadership Development Committee	Environment, Health, Safety & Technology Committee

The Board actively oversees and engages with management in stewardship of the Company’s strategy, risk management and overall performance	External reporting, risk management, internal controls, compliance with legal and regulatory requirements and reporting frameworks	Corporate governance framework, Board composition and performance, governance best practices, compliance with legal and regulatory requirements and reporting frameworks	Remuneration and incentives to drive accountability and progress on the Company’s financial performance and the achievement of its Ambition Metric; and work environment and culture	Environmental performance, health, safety, community, corporate citizenship, social responsibility, public policy, sustainability, climate, science and technology

MANAGEMENT & ACCOUNTABILITY	Corporate Governance		Inclusion	Environmental Performance	Community

Company executive management actively leads cross-functional efforts to set strategy, oversee the activities related to assessing and managing relevant risks/opportunities and engage key stakeholders across our priorities

	▪ Annual INtersections report, including oversight for limited assurance by our external auditing firm	▪ Office of the Corporate Secretary ▪ Office of Ethics and Compliance	▪ Office of Inclusion ▪ President’s Inclusion Council ▪ Executive Compensation

▪ Environmental, Social and Governance Steering Team

▪ Executive Sustainability Team

▪ Climate Steering Team

▪ Circularity Project Management Office

▪ Science & Technology Advisory Council

▪ Sustainability External Advisory Council

▪ Global Citizenship Office ▪ Community Advisory Panels ▪ Dow Company Foundation Board

12 2026 | Dow Proxy Statement

Executive Compensation Summary

The objectives of Dow’s compensation program are set by the Compensation and Leadership Development Committee and are designed to motivate and reward employees for achieving Dow’s most critical financial and operational goals as well as those aligned to our Company ambition. While the compensation discussion included in this Proxy Statement focuses on the administration of pay for the Company’s Named Executive Officers (“NEOs”), the philosophies and programs apply broadly across the Company’s employee population. Dow’s pay for performance programs and offerings — including base pay, the Performance Award and LTI programs — are designed to be equitable and fair, and to incentivize performance.

Key Executive Compensation Practices

The compensation programs are described in more detail in the CD&A section beginning on page 40. The following table summarizes the Company’s key executive compensation practices:

✓	Strong pay for performance alignment among executive compensation outcomes, individual performance and Company financial, strategic and operational performance	✓	Stock ownership guidelines of six times base salary for the CEO and four times base salary for the other NEOs
		✓	Compensation Clawback Policy
✓	Stockholder engagement and feedback considered in executive compensation design	✓	Anti-hedging/anti-pledging policies
✓	Compensation program structure designed to discourage excessive risk taking	✓	Stock incentive plans prohibit option repricing, reloads, exchanges and options granted below market value without stockholder approval
✓	No change-in-control agreements
✓	No excise tax gross-ups	✓	100% independent Compensation and Leadership Development Committee
✓	Limited perquisites
✓	Committee oversight of human capital management, work environment and culture	✓	Robust processes to assess leadership talent and succession planning for all senior management roles including CEO
✓	Carefully considered Compensation Peer Group with regular Compensation and Leadership Development Committee review	✓	Independent Compensation Consultant reporting to the Compensation and Leadership Development Committee
✓	Each component of target pay benchmarked to median of the Compensation Peer Group	✓	Regular review of the Compensation and Leadership Development Committee Charter to ensure best practices and priorities

2026 | Dow Proxy Statement 13

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Corporate Governance

Dow is committed to applying sound corporate governance and leadership principles and practices. The Board has adopted a number of policies to support the Company’s values and good corporate governance, which are important to the success of the Company’s business and in advancing stockholder interests.

Corporate Governance Guidelines

The Board adopted corporate governance guidelines designed to assist Dow and the Board in implementing effective corporate governance practices. The governance guidelines are reviewed regularly by the Corporate Governance Committee in order to continue serving the best interests of Dow and its stockholders. Among other things, these guidelines delineate the Board’s responsibilities, independence, leadership structure, qualifications, election, annual self-evaluation, and access to management and advisors.

The Company’s corporate governance guidelines, practices and policies are available on the Company’s website at investors.dow.com, including:

✓ Corporate Governance Guidelines
✓ Bylaws
✓ Certificate of Incorporation
✓ Director Independence Standards
✓ Board Committee Charters and Membership
✓ Code of Conduct
✓ Code of Financial Ethics
✓ Human Rights
✓ Responsible Sourcing: Conflict Minerals
✓ U.S. Public Policy and Political Engagement

Director Independence

The Board has assessed the independence of each non-employee Director in accordance with the standards of independence of the NYSE, SEC rules and as described in the Corporate Governance Guidelines. Based upon these standards, the Board has determined that each of the following Director nominees are independent: Samuel R. Allen, Gaurdie E. Banister Jr., Wesley G. Bush, Richard K. Davis, Jerri DeVard, Debra L. Dial, Jeff M. Fettig, Jacqueline C. Hinman, Luis Alberto Moreno, Jill S. Wyant and Daniel W. Yohannes. These independent Director nominees constitute a “substantial majority” of the Board, consistent with the Corporate Governance Guidelines. The Corporate Governance Committee, as well as the Board, reviews relationships that Directors may have with the Company, and its affiliates, and members of management at least annually to make a determination as to whether there are any material relationships that would preclude a Director from being independent. Mr. Fitterling, Dow’s Chair and CEO, is not independent.

All members of the Audit, Compensation and Leadership Development, Corporate Governance, and Environment, Health, Safety & Technology Committees are independent Directors as required by the Corporate Governance Guidelines and applicable regulatory and listing standards.

The Board has also determined that Rebecca B. Liebert, who served as a Director from April 10, 2025 until January 2, 2026, was independent during the time she served as a Director.

14 2026 | Dow Proxy Statement

Board Leadership Structure

The Board is responsible for broad corporate policy and overall performance of the Company through oversight of management and stewardship of the Company. Among other duties, the Board has responsibility for overseeing the strategy, risk management, and environmental, social and governance priorities of the Company. The Board appoints the Company’s officers, assigns them responsibility for management of the Company’s operations, and reviews their performance.

The Board recognizes that the leadership structure and combination or separation of the Chair and CEO roles are driven by the needs of the Company. As a result, no policy exists requiring combination or separation of leadership roles. This determination is made on an annual basis by the Board, which allows the Board the flexibility to make changes to Board leadership that are in the best interests of the Company and its stockholders. As a part of that process, the Board reviews whether the existing leadership structure provides strong independent oversight while balancing the need for extensive knowledge of business operations, risks and strategy implementation and accountability for Company performance. Regardless of the specific Board leadership structure, the Company has consistently incorporated a strong defined leadership role for an independent Director, as described below.

Currently, the roles of Chair and CEO are combined with Jim Fitterling serving as Chair and CEO and Richard K. Davis serving as the Independent Lead Director. Mr. Fitterling’s over 40-year tenure and multiple leadership roles with the Company and in the industry make him uniquely suited to facilitate the Board’s governance oversight of Dow’s strategy and of safe and effective business operations. Mr. Fitterling’s familiarity with and knowledge of our business, customers, shareholders and other stakeholders are unmatched and provides a distinct perspective on our strategy and operations. Mr. Davis, the Company’s Independent Lead Director, has significant experience in corporate governance and public company management as a current and former director on other public company boards and a former CEO of a large public company, and provides strong and effective leadership of the Board.

In accordance with best practices and the Company’s Corporate Governance Guidelines, the independent Directors elect a Lead Director from among their membership. In order to be selected to serve as the Independent Lead Director, an individual must have served at least one full year on the Board, effectively communicate and engage with the other independent Directors, and possess public company and corporate governance experience. The determination regarding who should serve as the Independent Lead Director is made annually. As part of the Company’s ongoing board refreshment activities, the Board announced its decision to elect Mr. Davis as its new Independent Lead Director following the 2021 Annual Meeting of Stockholders and has reelected Mr. Davis for one-year terms following each Annual Meeting of Stockholders thereafter.

The Independent Lead Director has clearly defined leadership authority and responsibilities including:

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Leading and determining the agenda for executive sessions of the independent Directors or other meetings at which the Chair is not present.
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Calling meetings of the independent Directors.
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Coordinating with the Chair to call Board meetings.
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Serving as a liaison between the Chair and the independent Directors.
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Facilitating communication between the Board and management.
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Conferring with the Chair and the independent Directors on matters of importance that may require Board action or oversight.
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Coordinating with the Chair and Committee chairs to set and approve the Board schedule and agenda to assure sufficient consideration of all agenda items.
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Determining the appropriate materials to be provided to the Board.
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Serving as the focal point for stockholder communications with the independent Directors and requests for consultation addressed to independent members of the Board.
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Retaining outside professionals on behalf of the Board as the Board may determine is necessary or appropriate.
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Such other functions as the Board may direct from time to time.

2026 | Dow Proxy Statement 15

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The Board believes that its independence and effective oversight of management is enabled through the Company’s strong corporate governance practices and safeguards currently in place, including the election of a separate Independent Lead Director with significant responsibilities, the use of executive sessions, the Board’s robust Committee structure with each Committee comprised of independent Directors and chaired by an independent Director and annual review of the leadership structure.

The Board supports this balanced leadership structure as the right structure for Dow at this time, providing effective leadership, management accountability and alignment with long-term interests of stockholders.

Board, Committee and Annual Meeting Attendance

Dow held six regular Board meetings, three special Board meetings, and the Committees of the Board collectively held twenty-five meetings for a total of thirty-four meetings in 2025. All of the Directors attended more than 75 percent of all Board meetings and the meetings of the Committees on which the Director served. All of the Directors attended all six of the regular Board meetings except for Ms. Liebert who attended four of the five regular Board meetings held during her tenure. Average attendance at the special Board meetings was 95 percent. Committee meeting attendance is provided beginning on page 16. Average overall attendance for all meetings was greater than 97 percent. The Directors are encouraged to attend the annual meetings of stockholders, and all of the Directors attended the April 10, 2025 meeting.

Executive Sessions of Directors

The independent Directors meet in executive session in connection with each regularly scheduled meeting of the Board, and at other times as they may determine appropriate. During 2025, there were eight executive sessions of the Dow Board led by the Independent Lead Director. The Committees make an executive session available at each regularly scheduled Committee meeting.

Board Committees

In addition to experienced and highly skilled Directors with relevant expertise, the Board has Committees with well-defined responsibilities that actively oversee the Company’s strategy, risk management, overall performance, and environmental, social and governance priorities. The responsibilities of each Board Committee are stated in the Bylaws and in their respective Committee Charters.

The Board, upon the recommendation of the Corporate Governance Committee, annually elects members and a chair to each Committee and has the authority to change Committee chairs, memberships and the responsibilities of any Committee as set forth in the Bylaws.

The Board currently has four Committees (individually a “Committee” and collectively the “Committees”). A brief description of the Committees, their responsibilities and Committee member assignments as of the date of this Proxy Statement are provided beginning on the next page.

Each Committee reports to the Board on the topics discussed and actions taken at each Committee meeting for consideration by the full Board. The Committees work together and with the full Board to help ensure that the Committees and the full Board have received all information necessary to permit them to fulfill their duties and responsibilities.

16 2026 | Dow Proxy Statement

Chair: Richard K. Davis Members: Wesley G. Bush, Jerri DeVard, Debra L. Dial, Daniel W. Yohannes

AUDIT COMMITTEE

Key Responsibilities:

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Nominates, engages and replaces, as appropriate, the Company’s independent registered public accounting firm, subject to stockholder ratification, and preapproves its fees.
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Approves the appointment, replacement and annual compensation of the Company’s internal auditor.
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Meets periodically with management to discuss current and proposed guidelines and policies governing the processes used to assess, monitor and control the Company’s major risk exposures, including climate-related or financial risk exposures as well as any actual major risk exposures.
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Provides oversight on the external reporting process and the adequacy of the Company’s internal controls.
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Reviews the effectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or the adequacy of internal controls.
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Reviews and appraises audit activities of the Company’s independent registered public accounting firm and the Company’s internal auditors.
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Reviews independence of the Company’s independent registered public accounting firm.
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Establishes procedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.
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Oversees the Company’s cybersecurity and information security framework and risk management; reviews the Company’s cybersecurity program and information security policies and procedures including key risk areas and mitigation strategies; oversees reporting for material cybersecurity incidents.
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Reviews and approves the Company’s global tax strategy and policy.
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Reviews the internal control framework and centralized processes related to the Company’s environmental, social and governance reporting in conjunction with the Corporate Governance Committee.
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Reviews with management, and any external firm retained for this purpose, assurances provided on the assertion that the environmental, social and governance disclosures referenced in the Company’s INtersections report are presented in accordance with applicable reporting frameworks and resolves any issues, difficulties or disagreements during the course of such review.

Member Independence
2025 Attendance Number of Meetings: 9

Financial Expertise: The Board has determined that all Audit Committee members meet the regulatory and listing standards for financial literacy and are financial experts.

A summary of the preapproval policies and procedures for services performed by the independent registered public accounting firm is included in Agenda Item 5.

Chair: Jeff M. Fettig Members: Samuel R. Allen, Gaurdie E. Banister Jr., Richard K. Davis, Jacqueline C. Hinman, Luis Alberto Moreno, Jill S. Wyant

COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE

Key Responsibilities:

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Recommends, reviews and approves the principles guiding the Company’s executive officer compensation and benefits plans, other compensation and benefits plans, and compensation and employment arrangements for the Company’s executive officers.
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Evaluates the performance of the CEO in light of the goals and objectives set by the Committee and, together with the other independent members of the Board and with input from the compensation consultants, determines and approves the compensation of the CEO based on this evaluation.
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Reviews the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate any such risk.
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Reviews and approves incentive compensation plan designs, plan metrics and plan payouts to drive accountability and progress on the Company’s financial performance and the achievement of the Company’s strategic compensation metrics.
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Reviews perquisites or other personal benefits provided to the Company’s executive officers and Directors and recommends any changes to the Board.
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Assesses current and future senior leadership talent for Company officers and key management positions, and assists the Board in succession planning for the CEO.
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Reviews and monitors processes and initiatives related to the Company’s work environment, culture and inclusion.
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Administers the Company’s Compensation Clawback Policy and performs such duties and responsibilities as may be assigned to the Committee in accordance with the terms of the Company’s Compensation Clawback Policy.
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In coordination with other Committees of the Board, reviews and, as applicable, approves information relating to compensation and benefits, human capital management, work environment, culture, inclusion, talent management and succession planning in the Company’s INtersections report and SEC filings.

Member Independence
2025 Attendance Number of Meetings: 6

2026 | Dow Proxy Statement 17

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Chair: Samuel R. Allen Members: Gaurdie E. Banister Jr., Wesley G. Bush, Richard K. Davis, Jeff M. Fettig, Jacqueline C. Hinman, Daniel W. Yohannes

CORPORATE GOVERNANCE COMMITTEE

Key Responsibilities:

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Oversees the Company’s corporate governance practices, including reviewing and recommending to the Board for approval any changes to the Company’s Certificate of Incorporation, Bylaws, Board leadership structure, Corporate Governance Guidelines and Board Committee Charters.
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Establishes the process for identifying and evaluating Director nominees, determines the qualifications, qualities, skills and other expertise required to be a Director, and recommends to the Board nominees for election to the Board.
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Reviews the composition of the Board and recommends refreshment to meet the evolving needs of the Company and maintain an appropriate balance of personal and professional qualifications.
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Oversees the Board culture and meeting dynamics to encourage candid communication, rigorous decision making and continuous improvement.
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Monitors the functioning of Board Committees and oversees the annual assessment of the Board and its Committees.
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Oversees and monitors governance matters, including stockholder engagement and governance best practices.
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Reviews and approves any transaction between the Company and any related person in accordance with the Company’s related person transaction approval policy.
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Oversees the Company’s orientation program for new Directors and a continuing education program for current Directors.
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Reviews the internal control framework and centralized processes related to the Company’s environmental, social and governance reporting in conjunction with the Audit Committee.
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In coordination with other Committees of the Board, reviews and, as applicable, approves information relating to governance policies, practices and performance in the Company’s INtersections report and SEC filings.

Member Independence
2025 Attendance Number of Meetings: 5

Chair: Jacqueline C. Hinman Members: Wesley G. Bush, Jerri DeVard, Debra L. Dial, Luis Alberto Moreno, Jill S. Wyant

ENVIRONMENT, HEALTH, SAFETY & TECHNOLOGY (EHS&T) COMMITTEE

Key Responsibilities:

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Assesses current aspects of the Company’s environment, health and safety policies and performance and makes recommendations to the Board and the management of the Company with regard to promoting and maintaining superior standards of performance, including processes to ensure compliance with applicable laws and regulations.
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Oversees risk management associated with environment, health and safety policies and operations, emerging legislative and regulatory developments, reporting and compliance.
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Oversees and advises the Board on the Company’s corporate citizenship, including public policy, philanthropy, social responsibility and corporate reputation.
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Oversees and advises the Board on the Company’s sustainability commitments and progress including efforts to protect the climate, reduce greenhouse gas emissions, transform plastic waste, and advance a circular economy.
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Regularly reviews the Company’s science and technology capabilities in relation to its strategies and plans and makes recommendations to the Board and the management of the Company with the goal of continually enhancing the Company’s science and technology capabilities and protecting its intellectual property.
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Oversees the Company’s policies relating to, and reviews an annual report on, political contributions and lobbying expenses.
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In coordination with other Committees of the Board, reviews and, as applicable, approves information relating to environmental and social policies, practices and performance in the Company’s INtersections report and SEC filings.

Member Independence
2025 Attendance Number of Meetings: 5

18 2026 | Dow Proxy Statement

BOARD’S ROLE IN THE OVERSIGHT OF STRATEGY AND PERFORMANCE

The Board is responsible for broad corporate policy and overall performance of the Company in an effort to ensure transparency, accountability and long-term stockholder value creation. The Board oversees the Company’s strategy development and planning process including an annual review of the corporate and business plans. Each Committee is responsible for oversight of specific strategic and environmental, social and governance areas relevant to their respective Charters. Throughout the year and at every Board meeting, the Board receives information and updates from management and actively engages with senior leaders with respect to management’s execution of the corporate and business plans as well as progress on the Company’s strategic objectives and performance goals. The Board and management review the Company’s short- and long-term strategic priorities throughout the year and dedicate time at each Board meeting for appropriate discussion.

Committee	Areas of Responsibility
Audit Committee	External reporting, risk management, internal controls, auditing, and compliance with legal and regulatory requirements and reporting frameworks
Compensation and Leadership Development Committee	Remuneration and incentives to drive accountability and progress on the Company’s financial and strategic performance, work environment and culture
Corporate Governance Committee	Corporate governance principles, Board composition and performance, governance best practices, compliance with legal and regulatory requirements, and reporting frameworks
Environment, Health, Safety & Technology Committee	Environmental performance, health, safety, and corporate citizenship including public policy, philanthropy, social responsibility, corporate reputation, sustainability, science and technology

Although each Committee is responsible for overseeing the management of certain responsibilities as described above, the full Board is updated throughout the year and at Board meetings by the Committees, management and senior leaders. Information made available to the Committees is also made available to the full Board. This enables the Board and the Committees to coordinate oversight and the relationships among the various priorities of the Company.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board is responsible for overseeing overall risk management for the Company, including review and approval of the enterprise risk management approach and process implemented by management to identify, assess, manage and mitigate risk, at least annually. Each Committee is responsible for oversight of specific risk areas relevant to their respective Charters. Risk management is considered a strategic priority within the Company, and responsibility for managing risk rests with management while the Committees and the Board as a whole provide oversight. The Company has processes in place to identify, assess and monitor risks, which are part of the Company’s overall risk management process and have been embedded, and continue to be refined, in the Company’s operating procedures, internal controls and information systems.

Enterprise Risk Management Approach and Process

The enterprise risk management approach and process is conducted by Dow’s strategic planning and business analysis function. This function is structurally independent of business lines and is led by the Senior Vice President of Corporate Development, who is responsible for risk management identification, assessment, and monitoring of risk management performance on an operational level. This role reports to the CEO. The enterprise risk management approach and process identifies and assesses risk to ensure effective management and mitigation as appropriate. Risks are assessed on an annual basis using a broad range of inputs, both internal and external to Dow, including, but not limited to, strategic alignment; interrelation of risks; macroeconomic, industry, sustainability, geopolitical and regulatory trends; operations and safety; financial performance, including investor and rating agency perspectives; regulatory and compliance actions; market dynamics; and top risks highlighted by sources such as the World Economic Forum, The Conference Board, and industry consultants. Risks are then reviewed and categorized based on prioritization and risk tolerance, considering the potential impact and likelihood of a significant event occurring within the next five years. The results are reviewed by a varied, cross-functional leadership team representing each of Dow’s businesses, functions and geographic regions. Each risk is assigned to a member of the leadership team and, if needed, internal subject matter experts accountable for a mitigation plan. Key risks that have specified mitigation actions are reviewed more regularly in leadership team meetings.

2026 | Dow Proxy Statement 19

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Key risks, including short and intermediate term risks, and emerging risks are also regularly evaluated at meetings of the Committees and Board, including risks with economic, environmental and social impacts. In addition, the Board believes that having an Independent Lead Director enhances the Board’s independent oversight of the Company’s risk mitigation efforts by enabling consultation between the Chair and Independent Lead Director on time-sensitive or urgent risks. Principal risks which may negatively impact the future results of the Company are reviewed at least quarterly and a detailed discussion is included in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K and the Company’s subsequent reports filed with the SEC.

Risks may also be reassessed from time to time based on factors such as changes in the external and macroeconomic environment, concerns identified by management or the Board, or through detection in Dow’s internal work processes.

Committee Responsibilities in the Oversight of Risk Management

The Audit Committee is responsible for overseeing that management implements and follows the risk management approach and process and for coordinating the outcome of reviews by the other Committees in their respective risk areas.

Committee	Areas of Responsibility
Audit Committee

Risk management approach and process; management and effectiveness of accounting, auditing, external reporting, ethics, compliance and internal controls, and enterprise security (including cybersecurity/artificial intelligence risks)

Compensation and Leadership Development Committee	Executive compensation and benefits policies, practices and disclosures, leadership succession planning and talent management, work environment and culture
Corporate Governance Committee	Director independence, Board refreshment and succession planning, overall Board effectiveness, potential conflicts of interest and other governance, reporting and compliance matters
Environment, Health, Safety & Technology Committee

Environment, health and safety policies and operations (including cybersecurity/artificial intelligence opportunities), emerging regulatory developments, sustainability, climate, reporting and compliance matters

Although each Committee is responsible for overseeing the management of certain risks as delegated to such Committees by the full Board, the full Board is updated throughout the year and at Board meetings by the Committees, management and senior leaders. Information made available to the Committees is also made available to the full Board. This enables the Board and the Committees to coordinate risk oversight and the relationships among the various risks faced by the Company.

The Board retains ultimate oversight over certain areas of risk including climate, geopolitical and regulatory developments, industry and market dynamics, customer experience, brand and reputation, cybersecurity and artificial intelligence, among others.

CYBERSECURITY AND INFORMATION SECURITY

Dow's Board recognizes the importance of cybersecurity in safeguarding the Company’s sensitive data. The Board is responsible for overseeing overall risk management for the Company, including review and approval of the enterprise risk management approach and processes implemented by management to identify, assess, manage and mitigate risk, including risks from cybersecurity threats, at least annually. While the full Board is accountable for cybersecurity and artificial intelligence risk management and is presented with an annual cybersecurity update, the Board has delegated responsibility for oversight of the Company’s cybersecurity and information security framework and risk management to the Audit Committee. The Audit Committee receives information and updates at least quarterly and actively engages with senior leaders, including the Chief Information & Digital Officer and Chief Information Security Officer, with respect to the effectiveness of the Company’s cybersecurity and information security framework, data privacy, and risk management. In addition, the Audit Committee receives reports summarizing threat detection and mitigation plans, audits of internal controls, training and certification, and other cybersecurity priorities and initiatives, as well as timely updates from senior leaders on material incidents relating to information systems security, including cybersecurity incidents. The Audit Committee also reviews external firms’ assessments of the Company’s security posture and National Institute of Standards and Technology (NIST) Cybersecurity Framework (CSF) maturity level.

20 2026 | Dow Proxy Statement

Information made available to the Audit Committee is also made available to the full Board. The Audit Committee includes members with significant experience and/or expertise in technology or cybersecurity, including information systems. Information relating to cybersecurity and information security is contained in the section titled “Cybersecurity” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

CODE OF CONDUCT

The Board maintains a Code of Conduct (the “Code”) to guide workforce behavior and set expectations for ethical conduct, covering areas such as health and safety, conflicts of interest, bribery, corruption, sustainability, and citizenship. The Board also adopted a separate Code of Financial Ethics that applies to key financial officers. These codes, as well as the Company’s public position on human rights, respect and responsibility, anti-bribery and anti-corruption, responsible sourcing, and political engagement, are available on the Company’s website at https://corporate.dow.com/en-us/about/legal/conduct.html. Any waivers or amendments to the Code requiring disclosure will be disclosed on the website.

The Dow Office of Ethics and Compliance (the “OEC”), led by the Chief Compliance Officer who reports to the General Counsel, administers the Code and related compliance programs with oversight by the Audit and Corporate Governance Committees. The Code applies to all Directors, officers, full- and part-time employees of Dow and its wholly owned subsidiaries, and certain joint ventures that adopt the Code. Annual training is required for all officers and employees to ensure understanding and compliance. All Directors, officers and employees must certify each year that they will comply with the Code.

The Code is regularly reviewed by the OEC, and the Audit and Corporate Governance Committees who recommend updates as needed for Board approval. Throughout the year and at least annually, the Board receives information and updates from management and actively engages with senior leaders with respect to the effectiveness of the Company’s ethics and compliance programs. In addition, the Audit Committee receives periodic reports summarizing Dow’s compliance program, containing questions and concerns received and investigated, training and certification status, and other OEC initiatives, and actively engages with the Chief Compliance Officer.

The OEC operates the Dow EthicsLine, a confidential, multilingual, 24/7 resource for questions, guidance, or reporting Code violations, allowing anonymous reports where legal. Retaliation against those participating in an investigation in good faith is strictly prohibited. More information about the Dow EthicsLine can be found at www.dowethicsline.com.

Dow also has a Code of Business Conduct for Suppliers that outlines expectations and mandatory requirements for suppliers based on the principles of the United Nations Global Compact. Dow may take action, including termination of current and future business relationships, if these principles are not followed. The Code is integrated into requests for proposals, tenders, contracts, purchase orders and supplier relationship management strategies. The Code of Business Conduct for Suppliers is available on the Company’s website at https://corporate.dow.com/en-us/about/legal/conduct.html.

INSIDER TRADING COMPLIANCE POLICY

The Company maintains an Insider Trading Compliance Policy that provides restrictions on, and guidelines for, trading Company securities, or the securities of any other company, while in possession of material non-public information. The Insider Trading Compliance Policy applies to the Company and to all Directors, officers, employees, contractors, advisors and consultants of the Company, its subsidiaries, and certain joint ventures that adopt the Code, their Family Members and Controlled Entities, each as defined in the Insider Trading Compliance Policy. We believe the Insider Trading Compliance Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the Insider Trading Compliance Policy is included as an exhibit in the Company's Annual Report on Form 10-K.

2026 | Dow Proxy Statement 21

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

POLITICAL ENGAGEMENT AND DISCLOSURE

Government and public policy have a significant external influence on Dow. Changes in laws can fundamentally impact Dow’s operations and the markets where it does business which impacts Dow’s overall performance and, in turn, its stockholders, employees, retirees, communities, customers and suppliers. To address this, Dow engages in policymaking and political processes through legal advocacy, political contributions, and involvement in key trade associations. Although Dow may from time to time disagree with the prevailing views of a trade association’s membership, Dow’s practice and preference is to work within the association’s policy process to ensure that Dow’s views are adequately communicated. Any Dow position on a matter of public policy is the prevailing company position, irrespective of any trade association position to the contrary.

Dow is committed to the highest ethical standards in its involvement in government and public policy and provides transparency on its political engagement and trade association policies, as well as information on lobbying expenditures and corporate political contributions through the Company’s website at https://corporate.dow.com/en-us/about/legal/conduct/us-public-policy.html. The EHS&T Committee has oversight responsibility for the Company’s involvement in government and public policy and disclosure of corporate political spending activities.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the full Board, the Chair, the Independent Lead Director or the independent Directors as a group or individually, may do so by mail addressed to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674 or via email to directors@dow.com.

The independent Directors have approved procedures for handling correspondence addressed to the Board, Chair, Independent Lead Director, or independent Directors. Relevant communications are distributed as appropriate, while those unrelated to Directors’ duties — such as spam, advertisements, mass mailings, solicitations, surveys, and inappropriate, unduly hostile or threatening messages — are excluded and deleted. All excluded communications are available to any Director upon request. Concerns about accounting, internal controls, auditing, or ethics are directed to the internal audit function and managed according to procedures established by the Audit Committee with respect to such matters.

Director Qualifications

Among the Corporate Governance Committee’s most important functions is the selection of Directors who are recommended to the Board as candidates for election. The Corporate Governance Committee regularly reviews the composition of the Board and recommends refreshment to meet the evolving needs of the Company and maintain an appropriate balance of qualifications and tenure. The Corporate Governance Committee adopted guidelines to be used in evaluating candidates for Board membership in order to ensure an experienced and highly qualified Board that, as a whole, reflects a broad range of viewpoints, experiences and expertise.

There are certain minimum qualifications for Board membership that Director candidates must possess including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its Committees, relevant career experience, and a commitment to inclusion. In addition to the characteristics mentioned above, the Director qualification standards, as included in the Company’s Corporate Governance Guidelines, provide that candidates should possess individual skills, experience and demonstrated abilities that help meet the current needs of the Board. The Guidelines also require that diverse candidates be included in the Company’s initial search list for the identification and nomination of Director candidates. The Corporate Governance Committee and the full Board implement and assess the effectiveness of these standards by referring to them in the review and discussion of Board candidates when assessing the composition of the Board and by including questions regarding the diversity of the Board’s membership in the Board’s annual self-evaluations. The Corporate Governance Committee may modify the minimum qualifications and evaluation standards from time to time as it deems appropriate. Please refer to the Company's Corporate Governance Guidelines found on investor.dow.com for more detailed information regarding director qualifications.

Recommendations for director candidates may be received by the Corporate Governance Committee from various sources, including current or former Directors, a search firm retained by the Corporate Governance Committee to assist in identifying and evaluating potential candidates, stockholders, Company executives, and by self-nomination.

22 2026 | Dow Proxy Statement

The Corporate Governance Committee is also open to accepting stockholders’ suggestions of candidates to consider as potential Board members as part of the Corporate Governance Committee’s periodic review of the size and composition of the Board and its Committees. Such recommendations should be sent to the Corporate Governance Committee through the Office of the Corporate Secretary. The Corporate Governance Committee uses the same robust process to evaluate Director nominees recommended by stockholders as it does to evaluate nominees identified by other sources. Please note the requirements summarized in the section titled “Future Annual Meeting Business” on page 94 may be applicable.

Director Orientation and EDUCATION

It is our expectation that Directors will be active and engaged starting with onboarding. All new Directors participate in a robust orientation to familiarize Directors with the Company’s strategic and business priorities; corporate and business plans; significant financial, accounting and risk management issues; including cybersecurity, and governance and ethics policies and compliance processes, including the Code of Conduct. On an ongoing basis, Directors receive materials or briefing sessions regarding the operations of the Company, strategic and business priorities and risks. Regularly scheduled Board meetings offer spotlight sessions on key enterprise priorities where internal and/or external experts provide in-depth presentations to Directors.

During 2025, in addition to regular presentations on the Company’s strategy prioritization and implementation and financial and operational performance, presentations were made to our Directors on the topics of: macroeconomic, geopolitical and industry trends; capital allocation strategies; and risks and mitigation actions.

Directors are encouraged to attend appropriate continuing education programs to help them stay current on corporate governance, board best practices, financial and accounting practices, ethical issues for directors and management, and similar matters relating to service on a public company board. The Company will reimburse Directors for the reasonable cost of attending accredited education programs for directors of publicly traded companies as deemed appropriate given individual background and specific responsibilities on the Board.

Director Candidate Nominations through Proxy Access

The Bylaws set forth procedural and content requirements for director candidate nominations through proxy access. As more specifically provided in the Bylaws, a stockholder or group of up to twenty stockholders owning three percent or more of the Company’s outstanding shares of common stock continuously for at least three years, may nominate and include in the Company’s proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements detailed in the Bylaws. Nominations should be sent to the Office of the Corporate Secretary in accordance with the procedural and content requirements set forth in the Bylaws, the full text of which is available on the Company’s website at investors.dow.com.

Service on Other Public Company Boards

Under the Corporate Governance Guidelines, Directors are expected to advise the Chair, the Independent Lead Director, the Chair of the Corporate Governance Committee and the Secretary in advance of accepting an invitation to serve on a board of directors or audit committee of a public company. It is the policy of the Board that an independent Director may not serve on more than four public company boards (including the Company) and, if an active public company executive, no more than two public company boards (including the Company). Any exception requires a determination by the Board that such service does not impair the ability of the Director to effectively serve on the Company’s Board. The Board considers factors such as size and location of other companies, board leadership positions (such as committee chair and lead director), tenure on other boards, and attendance record.

The Corporate Governance Committee reviews at least annually each Director’s service on other public company boards. During 2025 and through the date of this Proxy Statement, no Director exceeded the policy mandates for service on other public company boards.

The simultaneous service on the audit committees of more than three other public companies requires a determination by the Board that such simultaneous service does not impair the ability of such member to effectively serve on the Company’s Audit Committee. During 2025 and through the date of this Proxy Statement, no member of the Audit Committee served on more than three other public company audit committees.

2026 | Dow Proxy Statement 23

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Board and Committee Evaluation Process

The self-evaluation process is an effective tool in ensuring sound corporate governance practices, which are important to the success of the Company’s business and in advancing stockholder interests. As provided in the Corporate Governance Guidelines, Board Committee Charters and the NYSE listing standards, the Board and each of its Committees are required to conduct an annual self-evaluation of its performance with a particular focus on overall effectiveness. The Committees report to the Board on the outcome of their self-evaluations. The self-evaluation process provides valuable insight regarding areas of effectiveness and opportunities for improvement. For example, feedback has prompted continued focus during Board and Committee meetings on leadership and Board succession planning, value creation and growth strategies, macroeconomic, geopolitical and industry trends, and cybersecurity and artificial intelligence oversight.

Board Refreshment and succession planning

All Directors stand for election at each annual meeting of stockholders. The Corporate Governance Committee has responsibility for reviewing the culture and composition of the Board and recommending refreshment to meet the evolving needs of the Company and maintain an appropriate balance of qualifications and experience, differing viewpoints and backgrounds, tenure of longer-serving Directors with continuity and depth of Company knowledge and new Directors with fresh perspective, and meeting dynamics that encourage candid communication, rigorous decision making and continuous improvement.

The Corporate Governance Committee reviews the annual Board and Committee self-evaluations to identify additional director qualifications, skills, experience, attributes, viewpoints, and backgrounds that would enhance overall Board effectiveness. The Corporate Governance Committee also considers the size and composition of the Board and its Committees, as well as the Board leadership structure to ensure strong independent oversight and a Board that best meets the evolving needs of the Company.

No Director may stand for reelection to the Board after reaching age 75 and no waivers or exceptions will be granted. Age-based retirement practices help the Board prepare for turnover and engage in succession planning.

Certain Relationships and Related Transactions

Dow and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the Directors or executive officers of Dow, or their immediate family members, are employees, officers or directors. The Corporate Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or 2 percent of the consolidated gross revenues of each of the purchaser and the seller, or all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time.

From time to time, the Company may have employees who are related to our executive officers or directors. The spouse of Andre Argenton (Chief Technology & Sustainability Officer) is employed by the Company in a non-executive position. In 2025, she received a base salary and performance award in an aggregate amount of approximately $313,500, which amount and other terms of her employment, including long-term incentive compensation and benefits, are commensurate with that of her peers and determined on a basis consistent with the Company’s compensation philosophy.

24 2026 | Dow Proxy Statement

Related Person Transactions

The Board has adopted written policies and procedures relating to the approval or ratification of each “Related Person Transaction.” Under Dow’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships, in which (a) the Company is a participant, and (b) any Related Person has or will have a direct or indirect material interest. A “Related Person” is any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director of the Company, (b) person who is a greater than 5 percent beneficial owner of the Company’s outstanding common stock, or (c) immediate family member of any of the foregoing.

Under the policies and procedures, the Corporate Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into a particular Related Person Transaction, by taking into account, among other factors it deems appropriate: (i) the commercial reasonableness of the transaction; (ii) the materiality of the Related Person’s direct or indirect interest in the transaction; (iii) whether the transaction may involve a conflict of interest, or the appearance of one; (iv) whether the transaction was in the ordinary course of business; and (v) the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No Director may participate in any consideration or approval of a Related Person Transaction for which he or she or any of his or her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of Dow and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Corporate Governance Committee for ratification. If the Corporate Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

2026 | Dow Proxy Statement 25

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Agenda Item 1

Election of Directors

In accordance with the recommendation of the Corporate Governance Committee, the Board has nominated twelve individuals for election as Directors at the 2026 Meeting. Directors are elected annually by a majority of votes cast.

A biography for each Director nominee is presented beginning on page 29. Age is as of April 9, 2026.

Samuel R. Allen Age: 72 Director Since: 2019	Gaurdie E. Banister Jr. Age: 68 Director Since: 2020	Wesley G. Bush Age: 65 Director Since: 2018	Richard K. Davis Age: 68 Director Since: 2015

Jerri DeVard Age: 67 Director Since: 2022	Debra L. Dial Age: 65 Director Since: 2021	Jeff M. Fettig Age: 69 Director Since: 2003	Jim Fitterling Age: 64 Director Since: 2018

Jacqueline C. Hinman Age: 64 Director Since: 2018	Luis Alberto Moreno Age: 72 Director Since: 2021	Jill S. Wyant Age: 54 Director Since: 2020	Daniel W. Yohannes Age: 73 Director Since: 2018

26 2026 | Dow Proxy Statement

Qualifications and Composition

The Corporate Governance Committee and the Board believe that the professional qualifications and other experiences described in the Director biographies on pages 29-34 support the conclusion that these individuals are highly qualified to serve as Directors of the Company and collectively bring a balance of relevant skills, backgrounds, and viewpoints allowing them to effectively oversee the Company’s business.

As of April 9, 2026. Based on information self-identified by each Director nominee. Director since reflects beginning of service as a Dow Director, a The Dow Chemical Company (“TDCC”) designated Director serving as a DowDuPont Inc. Director, a member of the DowDuPont Inc. Materials Advisory Committee, or a TDCC Director as applicable.

2026 | Dow Proxy Statement 27

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The balanced composition of the Board contributes to the Board’s effectiveness in overseeing and engaging with executive management in stewardship of the Company’s strategy, risk management and overall performance. Each of the nominees possess relevant skills and experiences that align with the current needs of the Company.

Public company executive / CEO experience	Global/international
Directors who hold or have held executive leadership positions possess an understanding of public company considerations and capital structure.	Directors with global or international work or management experience offer valuable perspective given the global operations of the Company.

Strategic planning and enterprise risk management	Human capital management

Directors who have experience at large/complex organizations (including other board memberships) provide strong oversight of the Company’s strategic priorities, corporate and business plans, and enterprise risk management.

Directors who have experience in human capital management offer valuable perspective for employee health and safety, work environment and culture, talent development and compensation and benefits.

Financial and accounting	Manufacturing and industry
Directors with an advanced understanding of finance and accounting provide strong oversight of the Company’s financial reporting and internal controls.	Directors who have experience in the industry and markets served by the Company offer valuable perspective for business operations and global supply chain.

Technology and/or cybersecurity	Science and/or academia

Directors who have experience and/or expertise in technology or cybersecurity, including information security, artificial intelligence and e-commerce, are particularly important given the Company’s focus on digitalization and innovation.

Directors who have expertise in the science or academic fields are important given the Company’s focus on research and innovation.
Public policy Directors with public policy and/or legal experience have key insight into the role of regulatory compliance and government affairs affecting the Company.

Corporate governance Directors with experience on a public company board enhance the Board’s corporate governance practices and increase effectiveness.

Social purpose Directors with social purpose strengthen the Company’s commitment to accelerate positive social change and create a sustainable future where our communities can thrive.
Environmental/climate-related

Directors with environmental, sustainability or climate-related experience provide strong oversight of the Company’s commitments to protect the climate, reduce carbon emissions, transform plastic waste and advance a circular economy.

Marketing and brand management
Directors with experience in consumer dynamics, corporate brands and end-user markets offer valuable perspective given the Company’s customer-centric mindset.

1 Reflects cumulative years served as a Dow Director, a TDCC-designated Director serving as a DowDuPont Inc. Director, a member of the DowDuPont Inc. Materials Advisory Committee, or a TDCC Director as applicable as of April 9, 2026.

28 2026 | Dow Proxy Statement

AGE: 72 DIRECTOR SINCE: 2019 COMMITTEES: Compensation, Governance (Chair) OTHER PUBLIC COMPANY DIRECTORSHIPS: Whirlpool Corporation (since 2010)	Samuel R. Allen Former Chairman and Chief Executive Officer, Deere & Company

“Transparency and collaboration are essential to strong governance and effective leadership at Dow. The Board and management are committed to fostering open dialogue and strategic thinking that empowers our teams to deliver value for all stakeholders.”

Mr. Allen is the former Chairman and Chief Executive Officer of Deere & Company, a world leading provider of products and services for agriculture, construction, road-building, forestry, and turf care. Mr. Allen joined Deere in 1975 and held various executive positions until assuming the role of Chairman (2010 – 2020) and Chief Executive Officer (2009 – 2019). Whirlpool Corporation has announced that Mr. Allen will retire from the Whirlpool Board of Directors in 2026.

Contributing to Dow’s Board

Mr. Allen brings global public company, business, and leadership expertise as the former Chairman and Chief Executive Officer of Deere. He has extensive experience and knowledge of international business operations, manufacturing, consumer marketing, and sales, which are particularly important given the global presence and business operations of the Company. He provides the Board valuable insight on the Company’s strategic planning and enterprise risk management. Mr. Allen has public company board experience resulting in corporate governance, talent succession, and executive compensation expertise, as well as board leadership experience.

AGE: 68 DIRECTOR SINCE: 2020 COMMITTEES: Compensation, Governance OTHER PUBLIC COMPANY DIRECTORSHIPS: Enbridge Inc. (since 2021)	Gaurdie E. Banister Jr. Former President and Chief Executive Officer, Aera Energy LLC

“Dow’s pursuit of sustainable solutions is matched only by our dedication to operational excellence and safety. The Board is committed to guiding strategies that foster innovation and continuous improvement across our global operations.”

Mr. Banister is the former President and Chief Executive Officer of Aera Energy LLC, a leading oil and gas exploration and production company jointly owned by Shell Oil Company and ExxonMobil. Mr. Banister joined Shell Oil in 1980 and held various executive positions before assuming the role of President and Chief Executive Officer of Aera Energy (2007 – 2015). Mr. Banister served on the Board of Directors of Tyson Foods (2011 – 2022), and continues to serve as Chair of the Board (since 2022) and Director (since 2018) of Russell Reynolds Associates, a private leadership advisory and search firm.

Contributing to Dow’s Board

Mr. Banister brings significant global business and leadership expertise as former Chief Executive Officer of one of California’s largest oil and gas producers and through his public company board experience. He has a strong background in engineering and the energy sector and provides valuable perspective in strategic planning, public policy, climate related matters, information technology, marketing and brand management, enterprise risk management, and operational excellence, all of which are relevant to Dow’s business operations. Mr. Banister has an established record of advocacy for people through both a safe and inclusive workplace.

2026 | Dow Proxy Statement 29

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

AGE: 65

DIRECTOR SINCE: 2018

COMMITTEES:

Audit, Governance, EHS&T

OTHER PUBLIC COMPANY DIRECTORSHIPS:

General Motors Co. (since 2019), General Electric Company operating as GE Aerospace (since December 2025)

Wesley G. Bush Former Chairman and Chief Executive Officer, Northrop Grumman Corporation

“Innovation drives Dow’s progress every day. I’m proud to work with a Board and management team committed to implementing strategies that keep us leading in developing materials and technologies that shape tomorrow’s world while enabling shareholder returns.”

Mr. Bush is the former Chairman and Chief Executive Officer of Northrop Grumman Corporation, a global aerospace and defense technology company. Mr. Bush joined TRW Inc. in 1987, where he held engineering and executive roles before the company was acquired by Northrop Grumman in 2002, later serving as Chief Executive Officer (2010 – 2018) and Chairman (2011 – 2019). Mr. Bush served on the Board of Directors of Cisco Systems Inc. (2019 – December 2025) and the DowDuPont Inc. Materials Advisory Committee (August 2018 – April 2019).

Contributing to Dow’s Board

Mr. Bush brings significant leadership and governance experience, including as a public company Chief Executive Officer, with a strong background in engineering and the industrials and transportation sectors. Mr. Bush is also a proven operator as a former Chief Operating Officer and is also experienced in finance and accounting, safety, environmental and climate matters — including through his role as a board member of Conservation International — public policy, governmental and stakeholder relations, corporate citizenship, human capital, cybersecurity and information technology, risk management, and strategic planning.

AGE: 68 DIRECTOR SINCE: 2015 COMMITTEES: Audit (Chair), Compensation, Governance OTHER PUBLIC COMPANY DIRECTORSHIPS: Mastercard Incorporated (since 2018), Wells Fargo and Company (since 2022)	Richard K. Davis Lead Director, Dow; Former Executive Chairman and Chief Executive Officer, U.S. Bancorp

“Dow is committed to strong governance and financial integrity. As a Board member, it is my privilege to uphold rigorous standards that support our culture of leadership, ethics, and transparency.”

Mr. Davis is the former Executive Chairman (2007 – 2018) and Chief Executive Officer (2006 – 2017) of U.S. Bancorp, parent company of U.S. Bank, one of the largest commercial banks in the United States and has held various other executive positions including President and Chief Operating Officer. Mr. Davis served as President and Chief Executive Officer of Make-A-Wish America (2019 – 2022) and as director of Xcel Energy Inc. (2006 – 2020). He also served on the Board of Directors of TDCC (May 2015 – September 2017), the DowDuPont Inc. Materials Advisory Committee (September 2017 – July 2018), and the Board of Directors of DowDuPont Inc. (July 2018 – April 2019). Mr. Davis has served as Independent Lead Director since April 2021.

Contributing to Dow’s Board

Mr. Davis brings global business and leadership experience as a former Chairman and Chief Executive Officer of a public company, particularly in industries subject to extensive regulation. His broad experience and knowledge of international business operations, financial services, and capital allocation is particularly important given the global presence and financial aspects of the Company. Mr. Davis has additional public company and nonprofit board experience across the financial services and medical industries resulting in additional corporate governance and compensation experience, financial expertise, risk management, strategic planning and board leadership experience.

30 2026 | Dow Proxy Statement

AGE: 67 DIRECTOR SINCE: 2022 COMMITTEES: Audit, EHS&T OTHER PUBLIC COMPANY DIRECTORSHIPS: Cars.com Inc. (since 2017), Root, Inc. (since 2020), Under Armour Inc. (since 2017)	Jerri DeVard Former Executive Vice President and Chief Customer Officer, Office Depot, Inc.

“Dow’s Board thrives on varied perspectives and bold ideas. Every Director is dedicated to championing creativity and collaboration as we tackle complex challenges and drive shareholder value.”

Ms. DeVard is the former Executive Vice President and Chief Customer Officer of Office Depot, Inc., an office supply retailing company (2018 – 2020). Prior to joining Office Depot in 2017 as Chief Marketing Officer, she served as Senior Vice President and Chief Marketing Officer at The ADT Corporation (2014 – 2016) and Executive Vice President and Chief Marketing Officer at Nokia Corporation in addition to other senior marketing roles at previous companies. Ms. DeVard was also principal at DeVard Marketing Group, a firm specializing in digital and multicultural branding and marketing strategies. Ms. DeVard served on the Board of Directors of the Focus Impact Acquisition Corp. (2021 – 2022).

Contributing to Dow’s Board

Ms. DeVard brings over 30 years of leadership experience at large global brands, including those of public companies. She is highly experienced in the strategic, operational, and financial aspects of integrated and online marketing, including expertise in e-commerce, brand management, and customer engagement. Ms. DeVard also brings extensive risk management and governance experience in consumer products, e-commerce, social impact, change management, and digital transformation across national and global enterprises, all of which are key areas of focus for the Company. Ms. DeVard is the CEO and founder of the Black Executive CMO Alliance (BECA), an alliance designed to help build the next generation of marketing executives.

AGE: 65 DIRECTOR SINCE: 2021 COMMITTEES: Audit, EHS&T OTHER PUBLIC COMPANY DIRECTORSHIPS: Booz Allen Hamilton Holding Corporation (since January 2025), Hubbell Incorporated (since 2023)	Debra L. Dial Former Senior Vice President, Chief Accounting Officer, and Controller, AT&T Inc.

“I am honored to work with management and the Board through today’s quickly evolving environment, ensuring we create lasting value for our shareholders.”

Ms. Dial is the former Senior Vice President, Chief Accounting Officer, and Controller of AT&T Inc., a global telecommunications company. Ms. Dial joined AT&T in 1996, held finance and accounting leadership roles, and served as Chief Accounting Officer (2022 – 2023) and Senior Vice President and Controller (2016 – 2023). Previously Ms. Dial served as Vice President of Finance for AT&T Capital Management with responsibility for capital allocation, budgeting, and governance, and as Chief Financial Officer for the AT&T Chief Information and Technology Officers. Prior to joining AT&T in 1996, Ms. Dial spent ten years at KPMG in their audit practice, where she held roles of increasing responsibility.

Contributing to Dow’s Board

Ms. Dial is a senior finance executive with over 25 years of experience in financial reporting, accounting policy, and capital allocation with a Fortune 50 global telecommunications company. Ms. Dial brings a broad perspective and strategic insights through her experience in driving sizeable merger integration; leading successful cost transformation; executing mergers and acquisitions valuation analysis; overseeing SEC reporting including climate related disclosures, financial policy, and governance; managing long-term financial planning; focusing on enterprise risk management; and supporting investor relations, all of which are key areas of focus for the Company.

2026 | Dow Proxy Statement 31

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

AGE: 69 DIRECTOR SINCE: 2003 COMMITTEES: Compensation (Chair), Governance OTHER PUBLIC COMPANY DIRECTORSHIPS: Sherwin-Williams Co. (since 2019)	Jeff M. Fettig Former Chairman and Chief Executive Officer, Whirlpool Corporation

“Serving on Dow’s Board is an opportunity to help shape the future of an iconic company. Together, we strive to create lasting value and positive impact for our shareholders and society.”

Mr. Fettig is the former Chairman and Chief Executive Officer of Whirlpool Corporation, a leading manufacturer of home appliances. Mr. Fettig joined Whirlpool in 1981, and held various executive positions, before serving as Chairman (2004 – 2018) and Chief Executive Officer (2004 – 2017). Mr. Fettig served on the Board of Directors of TDCC (December 2003 – September 2017) and DowDuPont Inc. (September 2017 – April 2019).

Contributing to Dow’s Board

Mr. Fettig brings global public company, business, and leadership experience as the former Chairman and Chief Executive Officer of Whirlpool Corporation. He has extensive experience and knowledge of corporate governance, international business operations, manufacturing, marketing and brand management, sales and distribution, which is particularly important given the global presence and business operations of the Company. Mr. Fettig also has extensive experience and knowledge of consumer dynamics, branded consumer products, and end-user markets and servicing relevant to the business operations and focus of the Company. He provides the Board valuable insight on the Company’s strategic priorities and enterprise risk management.

AGE: 64 DIRECTOR SINCE: 2018 COMMITTEES: None OTHER PUBLIC COMPANY DIRECTORSHIPS: 3M Company (since 2021)	Jim Fitterling Chair and Chief Executive Officer, Dow

“Dow’s strength lies in our ability to turn bold ideas into real solutions. Our Board is committed to fostering a culture where collaboration and innovation drive meaningful progress and long-term value for our stakeholders.”

Mr. Fitterling is the Chair and Chief Executive Officer of Dow. Mr. Fitterling first joined Dow in 1984 and has held various other executive positions, including President, Chief Operating Officer, Vice Chair of Business Operations, Senior Vice President of Corporate Development, and President of the Plastics and Hydrocarbons businesses before assuming the roles of Chief Executive Officer (since August 2018) and Chair (since April 2020). He was also the Chief Operating Officer of the DowDuPont Inc. Materials Science Division (September 2017 – April 2019). Mr. Fitterling also served as the 2021 Chair of the Board of Directors of the American Chemistry Council and was elected to serve as the 2022 and 2023 Chair of the Board of Directors of the National Association of Manufacturers.

Contributing to Dow’s Board

Mr. Fitterling played a key role in Dow’s transformation from lower-margin, commodity businesses to one more deeply focused on higher-growth, consumer demand-driven markets that value innovation — with the goal of creating the most innovative, customer-centric, inclusive, and sustainable materials science company in the world. During his more than 40-year career at Dow, Mr. Fitterling has held leadership positions in many of the Company’s business units, as well as corporate development and business operations, bringing extensive business and leadership experience in the industry. In addition, he served as the business lead in Dow’s successful launch of its next-generation sustainability goals. Mr. Fitterling is uniquely suited to facilitate the Board’s governance oversight of strategic planning and enterprise risk management.

32 2026 | Dow Proxy Statement

AGE: 64 DIRECTOR SINCE: 2018 COMMITTEES: Compensation, Governance, EHS&T (Chair) OTHER PUBLIC COMPANY DIRECTORSHIPS: International Paper, Inc. (since 2017)	Jacqueline C. Hinman Chief Executive Officer and Director, Atlas Technical Consultants; Former Chairman, President, and Chief Executive Officer, CH2M HILL Companies

“My favorite part of being a Board member is getting to support Dow’s passion for sustainability. Together we are advancing solutions that optimize operations, embrace renewable energy, and create long-term value for our shareholders, customers, and communities.”

Ms. Hinman is the Chief Executive Officer and a director of Atlas Technical Consultants, a private infrastructure and environmental solutions provider. She has held this position since January 2024. Ms. Hinman is also the former Chairman, President, and Chief Executive Officer of CH2M HILL Companies (“CH2M”), an engineering and consulting firm focused on delivering infrastructure, energy, environmental, and industrial solutions. Ms. Hinman served on the DowDuPont Inc. Materials Advisory Committee (July 2018 – April 2019) and the Board of Directors of AECOM (2019 – 2022).

Contributing to Dow’s Board

Ms. Hinman brings senior management and leadership capabilities, having served as Chairman, President, and Chief Executive Officer of CH2M, including deep experience with global manufacturing companies. Ms. Hinman’s experience in a global engineering consulting business provides her with a unique knowledge of environmental and sustainability issues globally. Ms. Hinman also brings international operations, strategic planning, risk management, finance, accounting, supply chain, information technology, marketing and brand management expertise to the Board.

AGE: 72 DIRECTOR SINCE: 2021 COMMITTEES: Compensation, EHS&T OTHER PUBLIC COMPANY DIRECTORSHIPS: Nu Holdings Ltd. (since 2021)	Luis Alberto Moreno Managing Director, Allen & Co LLC; Former President, Inter-American Development Bank

“Dow’s impact reaches far beyond business. I am proud to support initiatives that foster resilience, sustainability, and shared prosperity across the many communities where we operate.”

Mr. Moreno is the Managing Director at Allen & Co LLC, a private investment bank, and has held this position since 2021. Mr. Moreno is the former President of Inter-American Development Bank Group (“IDB”), a regional multilateral financing development bank in Latin America and the Caribbean (2005 – 2020). Before joining IDB, he served as Colombia’s Ambassador to the United States (1998 – 2005). Mr. Moreno also previously served as Colombia’s minister of economic development and as head of the Industrial Advancement Institute, a public-sector holding company. He served on the Board of Fomento Económico Mexicano, S.A.B. de C.V. (2021 – 2022) and currently serves on the Global Advisory Council of Coinbase Global Inc., a cryptocurrency exchange.

Contributing to Dow’s Board

Mr. Moreno is highly qualified in the areas of development finance; public policy; and social, economic, and institutional development. He has experience in both public and private sectors in Colombia and significant expertise in capital planning, financing and risk management. Mr. Moreno has an established record of advocacy for social objectives and leads numerous initiatives to benefit the global community such as advances in renewable energy and the protection of the environment, healthcare access, climate resilience and adaptation, sustainable cities, and digital connectivity and innovation.

2026 | Dow Proxy Statement 33

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

AGE: 54 DIRECTOR SINCE: 2020 COMMITTEES: Compensation, EHS&T OTHER PUBLIC COMPANY DIRECTORSHIPS: None	Jill S. Wyant President and Chief Executive Officer, Madison Air

“Building on Dow’s legacy as a leader in materials science, the Board continues to innovate, seek opportunities for growth, and create lasting value for our shareholders, customers, communities, and employees.”

Ms. Wyant is the President and Chief Executive Officer of Madison Air, a company focused on air quality solutions. Ms. Wyant joined Madison Air in 2021 after serving as Executive Vice President of Innovation and Transformation at Ecolab Inc. (2020 – 2021) along with other senior leadership roles and previously held leadership positions at General Electric.

CONTRIBUTING TO DOW’S BOARD

Ms. Wyant is a senior strategy and operating executive with over 25 years of experience leading Fortune 500 businesses in the industrial and healthcare sectors. Ms. Wyant’s career reflects a track record of driving innovative strategies to capture new growth and profit, spearheading breakthrough innovation, driving manufacturing excellence and operational efficiency, leading transformational mergers and acquisitions, and managing risk. She also brings deep industry knowledge, broad perspective on international business and global expansion, experience driving enterprise-wide digital transformations, and sustainability expertise.

AGE: 73 DIRECTOR SINCE: 2018 COMMITTEES: Audit, Governance OTHER PUBLIC COMPANY DIRECTORSHIPS: None	Daniel W. Yohannes Former U.S. Ambassador to the Organisation for Economic Co-Operation and Development

“Dow’s values guide our commitment to responsible governance. I am dedicated to helping the Board uphold these principles and advance sustainable growth for all stakeholders.”

Mr. Yohannes served as the U.S. Ambassador to the Organisation for Economic Co-operation and Development (the “OECD”), an international forum promoting economic growth, sustainable development, and energy security (2014 – 2017). Prior to joining OECD, Mr. Yohannes served as Chief Executive Officer of Millennium Challenge Corporation, the independent U.S. government foreign aid agency for poverty. Prior to his U.S. government service, Mr. Yohannes was a leader in the financial services industry, working in various executive leadership roles. Mr. Yohannes served on the DowDuPont Inc. Materials Advisory Committee (July 2018 – April 2019) and as a Director for Xcel Energy Inc. (2017 – May 2025).

Contributing to Dow’s Board

Mr. Yohannes has a successful record of operation execution and corporate transformation as a Chief Executive Officer and an entrepreneur. He provides the Board finance, governance and risk management expertise and valuable strategic insight into public policy, international trade, and economic development from prior affiliations. Additionally, Mr. Yohannes is passionate about protecting the environment and provides experience in effectively addressing environmental and social issues.

34 2026 | Dow Proxy Statement

Nominees for Election

The Board presents twelve nominees for election as Directors at the 2026 Meeting. The professional qualifications and other experiences described in the Director biographies on pages 29-34 are based on information self-identified by each Director nominee. Age is as of April 9, 2026. The information set forth herein supports the conclusion that these individuals are highly qualified to serve on the Board.

Each nominee currently serves as a Director on the Board and was previously elected to serve as a Director by the Company’s stockholders. Each of the Director nominees consented to being named as a nominee in the proxy materials and to serve if elected. Each Director elected at the 2026 Meeting will serve until the 2027 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

VOTING STANDARD AND RESIGNATION POLICY

The Company’s Bylaws prescribe the voting standard for election of Directors as a majority of the votes cast in an uncontested election, such as this one, where the number of nominees does not exceed the number of Directors to be elected. Under the Corporate Governance Guidelines, if a nominee who already serves as a Director is not elected, that nominee shall offer to tender his or her resignation to the Board. The Corporate Governance Committee will then recommend to the Board whether to accept or reject the resignation, or whether other action should be taken. This recommendation is made on a case-by-case basis taking into account relevant facts and circumstances, which allows the Board the flexibility to make a decision that is in the best interests of the Company and its stockholders. Within ninety days of the certification of election results, the Board will publicly disclose its decision regarding whether to accept or reject the resignation. As explained on the accompanying proxy card or voting information, it is the intention of the persons named as proxies to vote executed proxies FOR the candidates nominated by the Board unless contrary voting instructions are provided. If something unanticipated should occur prior to the 2026 Meeting making it impossible for one or more of the candidates to serve as a Director, votes will be cast in the best judgment of the persons authorized as proxies.

The relevant NYSE rules do not permit brokers with discretionary authority to vote in the election of Directors. Therefore, if you hold your shares beneficially and do not provide voting instructions to your bank or broker, your bank or broker will not be able to vote on your behalf and your shares will not be voted in the election of Directors. Promptly provide voting instructions to your broker to ensure that your shares are voted. Please follow the instructions set forth in the voting information provided by your bank or broker.

The Board unanimously recommends that you vote “FOR” the election of each of the
Director nominees.

2026 | Dow Proxy Statement 35

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Director Compensation

Director compensation is determined by the Board with the assistance of its Compensation and Leadership Development and Corporate Governance Committees and input from the Independent Compensation Consultant. Dow compares its non-employee Director compensation programs, design and compensation elements to the same Compensation Peer Group used for executive compensation, as described in the section titled “Compensation Peer Group and Benchmarking” of the CD&A. Dow targets the median compensation of the Compensation Peer Group for all Director compensation elements. There were no changes to director compensation in 2025.

Non-Employee Director Fees

Non-employee Directors receive an annual cash retainer for their service on the Board. Committee Chairs and the Lead Director each receive an additional annual cash retainer. Dow does not provide Directors who are also Dow employees any additional compensation for serving as a Director. Information about compensation paid to Mr. Fitterling, our Chair and CEO, is described in the CD&A section beginning on page 40.

The table below reflects the annual fees as of December 31, 2025. This information may be different from the fees provided in the Director Compensation table, which reflects actual fees received for roles served during 2025 paid in quarterly installments on an annualized basis:

Compensation Component	Annual Fee ($)
Retainer	135,000
Audit Committee Chair Retainer	30,000
Compensation and Leadership Development Committee Chair Retainer	25,000
All Other Committee Chairs Retainer	20,000
Lead Director Retainer	40,000

Non-Employee Director Equity AWARD

Equity is a key component of Director compensation. Non-employee Directors receive an annual equity award in the form of RSUs. On April 10, 2025, the Board granted each non-employee Director an equity award in the amount of $195,000 based on the closing stock price of Dow Inc. common stock on the grant date. Each non-employee Director received an award of 7,146 RSUs. The RSUs will vest on the second anniversary of the grant date and will settle in actual shares of Dow common stock following separation of service. During the vesting period, holders of outstanding RSU awards receive quarterly cash payments equal to the dividend paid on the equivalent shares of Dow common stock.

Non-Employee Director Stock Ownership Guidelines

Directors are subject to minimum stock ownership guidelines. As a guideline, non-employee Directors should own common stock of the Company equal in value to at least five times the amount of the annual cash retainer. Shares used to determine whether the guidelines are satisfied include those held directly or beneficially owned and RSUs (whether or not vested), and may differ from the stock totals presented in the Beneficial Ownership of Company Stock table on page 39, which are calculated in accordance with SEC rules.

Directors have five years from the date that they first join the Board to meet the ownership guideline. Currently, each Director has met the relevant minimum ownership guideline with the exception of Ms. DeVard who is expected to be compliant within the relevant five-year window.

Non-Employee Director DEFERRED COMPENSATION PLAN

Non-employee Directors may choose, prior to the beginning of each year, to have all or part of their fees credited to deferred compensation accounts under the Dow Inc. Voluntary Deferred Compensation Plan for Non-Employee Directors, restated and effective as of April 1, 2019. At the election of the Director, fees are deferred into one of several hypothetical investment accounts that accrue investment returns according to the account selected.

36 2026 | Dow Proxy Statement

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, a phantom Dow stock account tracking the market value of Dow common stock with market dividends paid and reinvested, as well as funds tracking the performance of several mutual funds. These funds are identical to funds offered as part of the EDP for management level employees. Such deferred amounts will be paid in installments as elected by the Director at the time of deferral commencing (a) in July immediately following separation of service, (b) in July following the first anniversary of separation of service, or (c) in July following the Director’s 72nd birthday.

Directors may also choose, prior to the beginning of each year, to defer settlement of the RSUs that will be granted in the following year until (a) the fifth anniversary of the grant date, (b) the tenth anniversary of the grant date, or (c) the fifteenth anniversary of the grant date.

Non-Employee Director Business Travel Accident Insurance

Dow maintains a rider on its business travel accident insurance policies covering accidental death and dismemberment of a non-employee Director if the Director is traveling on Dow business.

Non-Employee Director Compensation for 2025

The following table summarizes the compensation paid to Dow’s non-employee Directors during the fiscal year ended December 31, 2025:

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Samuel R. Allen	155,000	195,014	-	-	-	-	350,014
Gaurdie E. Banister Jr.	135,000	195,014	-	-	-	-	330,014
Wesley G. Bush	135,000	195,014	-	-	-	-	330,014
Richard K. Davis	205,000	195,014	-	-	-	-	400,014
Jerri DeVard	135,000	195,014	-	-	-	-	330,014
Debra L. Dial	135,000	195,014	-	-	-	-	330,014
Jeff M. Fettig	160,000	195,014	-	-	-	-	355,014
Jacqueline C. Hinman	155,000	195,014	-	-	-	-	350,014
Rebecca B. Liebert(c)	101,250	195,014	-	-	-	-	296,264
Luis Alberto Moreno	135,000	195,014	-	-	-	-	330,014
Jill S. Wyant	135,000	195,014	-	-	-	-	330,014
Daniel W. Yohannes	135,000	195,014	-	-	-	-	330,014

(a)
Compensation is prorated and paid in quarterly installments on an annualized basis. Amounts include any amounts that were voluntarily deferred under the Dow Inc. Voluntary Deferred Compensation Plan for Non-Employee Directors, restated and effective as of April 1, 2019.
(b)
Amounts represent the aggregate grant date fair value of awards in the year of grant in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table. The award of 7,146 RSUs was granted on April 10, 2025 at a grant price of $27.29.
(c)
Ms. Liebert resigned from the Board effective January 2, 2026.

2026 | Dow Proxy Statement 37

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

NON-EMPLOYEE DIRECTOR OUTSTANDING EQUITY AWARDS

The following table lists outstanding equity awards for each non-employee Director as of December 31, 2025, including equity awards from prior years. This table does not include vested equity awards that have not settled.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have Not Vested ($)(a)(b)
Samuel R. Allen	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Gaurdie E. Banister Jr.	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Wesley G. Bush	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Richard K. Davis	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Jerri DeVard	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Debra L. Dial	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Jeff M. Fettig	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Jacqueline C. Hinman	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Rebecca B. Liebert(c)	04/10/2025	7,146	167,073
Luis Alberto Moreno	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Jill S. Wyant	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996
Daniel W. Yohannes	04/10/2025	7,146	167,073
	04/11/2024	3,336	77,996

(a)
Includes RSUs granted to non-employee Directors that vest on the second anniversary of the grant date. RSUs that have vested and will settle in shares of Dow common stock following separation of service or on such other permitted deferred settlement date selected by the Director are shown in the Beneficial Ownership of Company Stock table on page 39.
(b)
Market values are based on the December 31, 2025 closing stock price of $23.38 per share of Dow common stock.
(c)
Ms. Liebert resigned from the Board effective January 2, 2026. Pursuant to the award terms, the RSUs granted on April 10, 2025 were forfeited due to her resignation.

38 2026 | Dow Proxy Statement

Beneficial Ownership of Company Stock

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table presents information as of February 6, 2026, regarding the beneficial ownership of Dow’s common stock by (i) each Director and Director nominee, (ii) each NEO, and (iii) all Directors and executive officers as a group:

Name(a)	Current Shares Beneficially Owned(b)	Rights to Acquire Beneficial Ownership of Shares(c)	Total	Percent of Shares Beneficially Owned(d)
Samuel R. Allen	1,329	16,913	18,242	*
Gaurdie E. Banister Jr.	10,924	11,883	22,807	*
Wesley G. Bush	26,093	17,548	43,641	*
Karen S. Carter	52,608	325,683	378,291	*
Richard K. Davis	22,142	17,548	39,690	*
Jerri DeVard	-	6,241	6,241	*
Debra L. Dial	2,700	9,107	11,807	*
Jeff M. Fettig	68,436	17,548	85,984	*
Jim Fitterling	290,263	1,784,878	2,075,141	*
Jacqueline C. Hinman	3,723	17,548	21,271	*
Luis Alberto Moreno	-	9,107	9,107	*
A. N. Sreeram	149,431	264,615	414,046	*
Jeffrey L. Tate	1,114	23,903	25,017	*
Amy E. Wilson	65,263	462,682	527,945	*
Jill S. Wyant	-	14,168	14,168	*
Daniel W. Yohannes	1,723	17,548	19,271	*
Total	695,749	3,016,920	3,712,669	0.5%
Total of All Directors and Executive Officers as a Group (22 persons)(e)	722,767	3,155,067	3,877,834	0.5%

Totals in the above table might not equal summation of the columns due to rounding.

* Less than 1% of the total shares of Dow common stock outstanding.

(a)
c/o Dow Inc., 2211 H.H. Dow Way, Midland, Michigan 48674.
(b)
Amounts reflect beneficial ownership as calculated under SEC rules. Except as otherwise noted and for shares held by a spouse and other members of the person’s immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated number of Dow shares. Amounts also include all Dow shares held in trust or other entities over which the person has or shares voting or investment power, or shares held in trust for the benefit of the named party in The Dow Chemical Company Employees’ Savings Plan as of December 31, 2025. None of the shares are pledged as security by the named person. Beneficial ownership of some or all of the shares listed may be disclaimed.
(c)
Includes any Dow shares that the person could acquire through April 7, 2026, by (1) exercise of outstanding Stock Options; (2) the vesting of RSUs or PSUs, and (3) RSUs granted to non-employee Directors that have vested and will settle in shares of Dow common stock following separation of service or on such other permitted deferred settlement date selected by the Director.
(d)
The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of January 31, 2026.
(e)
Total of All Directors and Executive Officers as a Group excludes Dr. Sreeram who transitioned out of the executive officer position effective as of December 31, 2025.

BENEFICIAL OWNERSHIP OF CERTAIN STOCKHOLDERs

The following table presents information known to Dow, regarding the beneficial ownership of Dow’s common stock by holders of more than 5 percent of the outstanding shares of Dow’s common stock:

Name	Current Shares Beneficially Owned	Percent of Shares Beneficially Owned(a)
BlackRock, Inc.	47,213,620(b)	6.6%
The Vanguard Group	82,116,884(c)	11.4%

(a)
The percentage of shares beneficially owned is calculated based on the number of shares of common stock outstanding as of January 31, 2026.
(b)
Based on a Schedule 13G/A filed by BlackRock, Inc. on January 26, 2024 with the SEC reporting beneficial ownership of Dow common stock as of December 31, 2023. BlackRock, Inc. has sole voting power over 41,662,875 shares of Dow common stock and sole dispositive power over 47,213,620 shares of Dow common stock. BlackRock, Inc.’s address is 50 Hudson Yards, New York, New York 10001.
(c)
Based on a Schedule 13G/A filed by The Vanguard Group on November 12, 2024 with the SEC reporting beneficial ownership of Dow common stock as of September 30, 2024. The Vanguard Group has shared voting power over 878,639 shares of Dow common stock, sole dispositive power over 78,960,689 shares of Dow common stock and shared dispositive power over 3,156,195 shares of Dow common stock. The Vanguard Group’s address is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

2026 | Dow Proxy Statement 39

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Compensation Discussion & Analysis

40 2026 | Dow Proxy Statement

CD&A Summary

Objectives of Dow’s Executive Compensation Program

1	Support the achievement of Dow's vision and strategy	2	Motivate and reward executives when they deliver desired business results and stockholder value	3	Attract and retain the most talented executives to succeed in today's competitive marketplace	4	Create an ownership alignment with stockholders

The objectives of Dow’s compensation program are set by the Committee. While the compensation discussion included in this Proxy Statement focuses on the administration of pay for the Company’s NEOs, the philosophies and programs apply broadly across the Company’s employee population. Dow’s pay for performance programs and offerings — including base salary, the Performance Award, and LTI programs — are designed to be equitable and fair, and to incentivize performance.

Pay Mix

Executive compensation is linked strongly to the financial, strategic and operational performance of the business. Approximately 80 percent of the CEO’s target annual total compensation is at risk and approximately 74 percent of the other NEOs’ compensation, on average, is at risk.

2026 | Dow Proxy Statement 41

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Key Executive Compensation Practices

The following summarizes key governance characteristics related to the executive compensation programs in which the NEOs participate:

✓	Strong pay for performance alignment among executive compensation outcomes, individual performance and Company financial, strategic and operational performance	✓	Stock ownership guidelines of six times base salary for the CEO and four times base salary for the other NEOs
		✓	Compensation Clawback Policy
✓	Stockholder engagement and feedback considered in executive compensation design	✓	Anti-hedging/anti-pledging policies
✓	Compensation program structure designed to discourage excessive risk taking	✓	Stock incentive plans prohibit option repricing, reloads, exchanges and options granted below market value without stockholder approval
✓	No change-in-control agreements	✓	100% independent Compensation and Leadership Development Committee
✓	No excise tax gross-ups
✓	Limited perquisites	✓	Robust processes to assess leadership talent and succession planning for all senior management roles including the CEO
✓	Committee oversight of human capital management, work environment and culture
✓	Carefully considered Compensation Peer Group with regular Committee review	✓	Independent Compensation Consultant reporting to the Committee
✓	Each component of target pay benchmarked to median of the Compensation Peer Group	✓	Regular review of the Committee Charter to ensure best practices and priorities

Stockholder Engagement

At the 2025 Annual Meeting of Stockholders, 92 percent of the votes cast by stockholders supported Dow’s advisory vote on executive compensation.

Throughout the year, members of the management team and select members of the Board continued extensive outreach to stockholders, engaging with investors who collectively held more than 70 percent of outstanding shares of common stock of the Company held by institutional stockholders. These discussions covered various topics, provided timely updates, and helped the team understand investor perspectives. For more information about Dow’s engagement process and demonstrated effectiveness, please see the section titled “Stockholder Engagement” on page 8.

Management and the Board use this feedback, as well as stockholder support for our most recent advisory vote on executive compensation, when considering enhancements to the Company’s corporate governance and executive compensation practices.

42 2026 | Dow Proxy Statement

Executive Compensation and Benefits

Components of Executive Compensation and Benefits

The objectives of Dow’s compensation program are set by the Committee. While the compensation discussion included in this Proxy Statement focuses on the administration of pay for the Company’s NEOs, the philosophies and program apply broadly across the Company’s employee population. Dow’s pay for performance programs and offerings — including base pay, the Performance Award and LTI programs — are designed to be equitable and fair, and to incentivize performance. Executives receive a mix of fixed and variable components of compensation that are aligned with the compensation philosophy as highlighted in the chart below:

Component	Form	Philosophy
Base Salary	Cash	Provide a competitive fixed rate of pay recognizing different levels of responsibility and performance within the Company.
Annual Cash Incentive	Performance Award	Reward employees for achieving the most critical financial and operational goals of the Company.
LTI	PSUs (65%)	Motivate employees and reward the achievement of specified financial goals and carbon emissions reduction targets, as well as superior Relative TSR performance over a three-year period.
	Stock Options (20%)	Provide an incentive for long-term creation of stockholder value.
	RSUs (15%)	Help the Company retain its NEOs and other key employees and promote stock ownership.
Health, Welfare and Retirement Programs

Executives generally participate in the same benefit programs that are offered to other salaried employees. Dow benefits are designed to provide market competitive benefits to protect employees’ and their covered dependents’ health and welfare and provide retirement benefits.

Perquisites		Limited perquisites are provided to executives to facilitate strong performance on the job and to enhance their personal security and productivity.

Named Executive Officers

This Compensation Discussion & Analysis (“CD&A”) discusses the compensation of the following Named Executive Officers (“NEOs”):

NEO	Title
Jim Fitterling	Chair and Chief Executive Officer
Jeffrey L. Tate	Chief Financial Officer
Karen S. Carter	Chief Operating Officer
A. N. Sreeram	Senior Vice President, Research & Development and Chief Technology Officer
Amy E. Wilson	General Counsel and Corporate Secretary

On January 5, 2026, the Company announced that Dr. Sreeram will retire at the end of June in 2026 after 20 years of service with Dow. Consistent with this change in role and responsibilities, Dr. Sreeram transitioned out of the executive officer position effective as of December 31, 2025, and will be responsible for organizational transition and certain projects until retirement.

2026 | Dow Proxy Statement 43

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

2025 NEO Performance Summary

In determining compensation decisions (including the Individual Performance Factor in Dow's Performance Award Program), the Committee assesses each NEO’s achievements linked to the Company’s performance, as well as how each NEO demonstrated leadership commitment to the Company’s ambition. Key financial and strategic highlights for the Company from 2025 are summarized beginning on page 4. Listed below are individual performance achievements of the NEOs as of December 31, 2025 that were considered by the Committee. Age is as of April 9, 2026.

Age: 64	Jim Fitterling CHAIR AND CHIEF EXECUTIVE OFFICER

Key Responsibilities

As Chair of the Board and CEO, Mr. Fitterling is responsible for setting and overseeing the Company’s strategic direction and priorities, overall business results, organizational health, culture and corporate responsibility.

2025 Achievements Include

Continued to demonstrate industry-leading safety performance with 5.5+ years of fatality-free operations and Dow’s second best-ever performance of lowering high-severity injuries.
Delivered Operating EBIT[1] of $0.4 billion against challenging industry conditions.

Maintained disciplined cash flow management through an unprecedented industry downturn, driving proactive actions to secure more than $6.5 billion in near-term cash support – over half of which was realized in 2025. This included receiving approximately $3 billion in total proceeds from the formation of Diamond Infrastructure Solutions – a strategic infrastructure partnership with Macquarie Asset Management.

Navigated prolonged industry downturn by taking several actions to support the Company’s earnings, cash generation and future competitiveness, including the announced shutdown of four upstream assets, initiation of a $1 billion cost restructuring program, delay of the Company’s Fort Saskatchewan Path2Zero growth project and lowering cash outflows from capital expenditures.

Expanded Dow’s addressable market with the launch of a Carbon Footprint Ledger — enabling Dow to offer low-emissions solutions at a premium versus alternative offerings — and finalized the first major commercial agreement to transact reduced greenhouse gas emissions products.

Initiated the Transform to Outperform Program, a comprehensive plan to achieve significant growth and to simplify how the Company operates and streamline its processes, which is expected to deliver at least $2 billion of Operating EBITDA[1] uplift by the end of 2028.

Engaged with key members of U.S., Canadian and international governments to advance Dow’s strategic priorities around trade and improve industry competitiveness. Specific emphasis on Europe where the structural challenges are most severe.

Preserved strong focus on company culture, being recognized for the third consecutive year as one of the World’s Best Workplaces™, ranked #1 on Fair360’s Top 50 Companies list and #1 on Best Workplaces in Manufacturing & Production™ (as rated by employee feedback).

1.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

44 2026 | Dow Proxy Statement

Age: 56	Jeffrey L. Tate CHIEF FINANCIAL OFFICER

Key Responsibilities

As CFO, Mr. Tate serves as a member of Dow’s most senior executive committee that sets the strategic direction, defines priorities, establishes corporate policy, and manages governance and enterprise-level decisions for the Company. He has executive oversight for Finance, Investor Relations, Corporate Facilities, Integrated Supply Chain, Purchasing and Information Technology.

2025 Achievements Include

Progressed several actions to deliver more than $6.5 billion in cash and cost support, including approximately $3 billion in proceeds from a strategic infrastructure asset deal, $1 billion in cost savings, $1 billion in capital expenditure reductions and a judgment ruling of $1.2 billion from the Nova Chemicals Corporation litigation.

Completed two bond issuances for a total of $2.4 billion at historically low spreads for Dow.

Ensured a continued disciplined approach to capital allocation through persistent macroeconomic and industry headwinds. Maintained the Company’s investment-grade credit rating and supported a recommendation that led to the Board’s decision to reduce Dow’s dividend by 50 percent, returning $1.5 billion to shareholders.

Increased year-end cash balance to $3.8 billion, supported in part by proactive actions and tax efficiencies that delivered $675 million in tax savings.
Announced the shutdown of three higher-cost upstream assets in Europe, which are expected to result in approximately $200 million of Operating EBITDA[1] uplift by 2029, with benefits beginning in 2026.
Completed the startup of the Company’s near-term incremental growth investments that serve high-value markets growing above GDP.

Established a comprehensive plan which is expected to deliver at least $2 billion in Operating EBITDA[1] uplift by the end of 2028 through Transform to Outperform, representing a step change in growth, productivity and shareholder returns.

Age: 55	Karen S. Carter Chief operating officer

Key Responsibilities

As COO, Ms. Carter serves as a member of Dow’s most senior executive committee that sets the strategic direction, defines priorities, establishes corporate policy, and manages governance and enterprise-level decisions for the Company. She has executive oversight for business and operational performance and strategic oversight of Dow’s operating segments as well as Research and Development, Environment, Health, Safety and Sustainability, and Commercial.

2025 Achievements Include

Maintained disciplined cash flow management by implementing actions to deliver more than $6.5 billion in cash support and cost savings, contributing to an increase in year-end cash on hand of $3.8 billion. This included initiating a $1 billion restructuring program, achieving $400 million in-year savings in 2025, exceeding the original target by $100 million.

Delivered Operating EBIT[1] of $0.4 billion against prolonged industry downturn backdrop.

Completed the startup of the Company’s growth investments to drive share in high-value markets growing above GDP and announced the strategic shutdown of three European assets to improve our competitive position. The asset shutdowns are expected to generate an annualized Operating EBITDA[1] uplift of $200 million by 2029, with benefits beginning in 2026.

Continued to demonstrate industry-leading safety performance with 5.5+ years of fatality free operations and delivered Dow’s second best-ever performance of lowering high-severity injuries.
Improved enterprise Customer Experience (CX) performance through advantaged innovation and competitive service and engaged with strategic customers to enhance partnerships and drive growth.

Led enterprise activation of Transform to Outperform, a comprehensive plan which is expected to deliver at least $2 billion of Operating EBITDA[1] uplift by the end of 2028, including establishing the Transformation Management Office, as well as setting the strategic direction and driving execution.

Advanced industry strategic priorities, including sustainability through engagement with the Alliance to End Plastic Waste (AEPW) as a member of the Governance Council.

1.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

2026 | Dow Proxy Statement 45

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Age: 58	A. N. Sreeram Senior Vice President, Research & Development and CHIEF TECHNOLOGY OFFICER

Key Responsibilities

As Senior Vice President of Research & Development and Chief Technology Officer, Dr. Sreeram was responsible for accelerating new product commercialization through strategic collaboration with Dow’s businesses and customers. He led the Research & Development (“R&D”) organization at Dow focused on sustainable technology development aligned with end-market demand. On January 5, 2026, the Company announced that Dr. Sreeram will retire at the end of June in 2026 after 20 years of service with Dow. Consistent with this change in role and responsibilities, Dr. Sreeram transitioned out of the executive officer position effective as of December 31, 2025, and will be responsible for organizational transition and certain projects until retirement.

2025 Achievements Include

Achieved strong environmental, health and safety performance across R&D with zero level one and two incidents in R&D.

Enhanced Dow’s innovation portfolio by launching more than 1,000 new products in 2025 and delivering novel, differentiated solutions in key market segments, resulting in solid innovation revenue and product margin differential.

Engaged strategically with key customers to grow Dow’s innovative products that simultaneously deliver improved performance and sustainability, resulting in several supplier recognition awards.

Focused on innovative products that deliver superior performance, such as data-center cooling technologies that offer outstanding heat removal and exceptional corrosion protection, conductive silicones that are engineered to meet the demands of high-performance computing environments and wire and cable innovations that play a critical role in powering and connecting data centers by enabling high-performance materials.

Received numerous recognitions for innovative technologies, including ten Edison Awards, four SEAL Business Sustainability Awards and seven Business Intelligence Group Awards.

Age: 55	Amy E. Wilson General Counsel and Corporate Secretary

Key Responsibilities

As General Counsel and Corporate Secretary, Ms. Wilson serves as a member of Dow’s most senior executive committee that sets the strategic direction, defines priorities, establishes corporate policy, and manages governance and enterprise-level decisions for the Company. She has executive oversight for the Office of the Corporate Secretary, Legal, the Office of Ethics and Compliance, Corporate Affairs, the Office of Inclusion, Global Citizenship and Aviation.

2025 Achievements Include

Provided strategic legal support on key transactions across the company including corporate transactions totaling $3.5 billion, bond issuances totaling $2.4 billion, the advancement of carbon monetization initiatives, legal support for advanced nuclear project filings in the U.S. Gulf Coast and settled long-standing environmental indemnity claims.

Led defense and proactive initiation of litigation cases with a strong success rate, including a judgment ruling of $1.2 billion from the Nova Chemicals Corporation litigation, and achieved significant intellectual property outcomes preserving Dow’s right-to-practice in key markets.

Continued focus on controlling external legal spend through implementation of a managed bill review process leveraging technology to drive savings and improving governance over billing practices.
Delivered on critical regional legal needs, including successful navigation of rapidly changing and complex regulatory, trade and geopolitical environments.

Supported enterprise activation of Transform to Outperform, a comprehensive plan which is expected to deliver at least $2 billion of Operating EBITDA[1] uplift through a step change in growth, productivity and shareholder returns.

1. Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

46 2026 | Dow Proxy Statement

2025 Compensation Decisions

The following information relates to Dow’s 2025 compensation program as applicable to the NEOs.

Base Salary

Base salary is a fixed portion of compensation based primarily on an individual’s skills, job responsibilities and experience, as well as more subjective factors such as the assessment of individual performance by the Committee, with input from the Independent Compensation Consultant. Base salaries for executives are benchmarked against similar jobs and are targeted at the median of the Compensation Peer Group.

2025 Base Salary Decisions

The table below shows the annual base salaries for the NEOs as of December 31, 2025 and their respective increases for the year 2025 as determined by the Committee, and for the CEO, the full Board, in February 2025 (effective date March 3, 2025). This information may be different from the base salary provided in the Summary Compensation Table, which reflects actual base salary received for 2025.

Mr. Fitterling and Ms. Carter did not receive a base salary increase. Mr. Tate received an increase of 2.6 percent. Dr. Sreeram and Ms. Wilson received an increase of 2.0 percent. These salary adjustments were based upon the Committee’s review of each NEO’s individual experience in their respective roles and on benchmarking against the median of base salaries for comparable positions within the Compensation Peer Group and as recommended by the Independent Compensation Consultant.

BASE SALARY YEAR OVER YEAR CHANGE

Name	2024 Base Salary ($)	2025 Base Salary ($)	Percent Change in Base Salary
Jim Fitterling	1,695,200	1,695,200	0.0%
Jeffrey L. Tate	930,800	955,001	2.6%
Karen S. Carter	975,000	975,000	0.0%
A. N. Sreeram	958,739	977,914	2.0%
Amy E. Wilson	862,755	880,010	2.0%

Performance Award

Dow's Performance Award Program is an annual cash incentive program designed to motivate and reward employees for achieving the Company’s most critical financial and operational goals. In determining the design and metrics for the Performance Award, the Committee reviews feedback from investors, competitive benchmarking, management’s recommendation and input from the Independent Compensation Consultant. The Committee selects metrics that support economic, environmental, and social well-being through operations and that align with the Company’s stated performance goals to its stakeholders, including employees and stockholders. Actual award payouts are determined following the completion of the program year by measuring actual performance against each metric target multiplied by an individual’s target opportunity. The payout is adjusted by an individual performance factor assessment, which includes safety performance. In setting the targets for each metric, the Committee carefully considers actual prior year business results, the current year business plan, and expected global macroeconomic conditions. The target is typically set at a level consistent with the Company’s expected business plan with thresholds and maximums representing a reasonable risk/reward profile for the metric.

Performance Award Decisions

In February 2025, the Committee approved the design and metrics for the 2025 Performance Award Program as described below. The Committee also approved capping the maximum payout of the Ambition Metric at 100 percent if both financial metrics (Operating EBIT and Free Cash Flow) do not achieve at least threshold-level performance. This provision further reinforces Dow’s Pay for Performance philosophy.

In February 2026, the Committee approved the results of the 2025 Performance Award Program.

2026 | Dow Proxy Statement 47

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

2025 Performance Award Overview

The award earned under the 2025 Performance Award is equal to an individual’s target opportunity multiplied by the performance related to certain Financial (Operating EBIT and Free Cash Flow) and Ambition Metrics. The payout is adjusted by the individual performance factor assessment, which includes safety performance. The final award value ranges from 0 percent to 200 percent of target.

Operating EBIT: Operating EBIT means earnings (i.e., “Income (loss) before income taxes”) before interest, excluding the impact of significant items. This metric aligns the Performance Award to the Company’s operating strength, efficiency and profitability.

Free Cash Flow: Free Cash Flow means “Cash provided by operating activities—continuing operations,” less capital expenditures. For purposes of the Performance Award calculation, adjustments for changes in accounting treatment and large mergers and acquisitions may be considered. This metric aligns the Performance Award to the Company’s capital expenditure efficiency and is an integral financial measure used in the Company’s financial planning process.

Operating EBIT and Free Cash Flow are non-GAAP measures. For definitions and reconciliation to the most directly comparable GAAP measures, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

Ambition Metric: Dow’s commitment toward achieving the Company’s ambition is reinforced by including quantifiable customer, sustainability, and inclusion components in the Performance Award design. The Ambition Metric is a composite measurement of customer experience through the Customer Experience (CX) Index for direct and perspective customer sentiment across every touch point with Dow; sustainability through the World Leading Operations (WLO) Index for safety (unplanned events), total worker health, environmental stewardship, and transportation stewardship; and inclusion through the Inclusion Index for the composition of our workforce and supplier base. The inclusion component of the Performance Award applies to approximately 3,000 people leaders and senior leaders which includes the NEOs. Each component of the Ambition Metric is capped at a maximum payout of 100 percent if both financial metrics (Operating EBIT and Free Cash Flow) do not achieve at least threshold-level performance.

2025 Performance Award Results

The graphic below presents the 2025 Performance Award Financial and Ambition Metric targets and results, and the Company component payout result of 18 percent for people leaders and senior leaders:

1.
Each component of the Ambition Metric is capped at 100% if both Operating EBIT and Free Cash Flow do not achieve at least threshold-level performance.
2.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.
3.
Although the Company achieved 109% performance on the Ambition Metric for people leaders and senior leaders, the application of the cap to each component of the Ambition Metric reduced the result to 88% for this group.
4.
The Company's performance resulted in a Company component payout of 18% for people leaders and senior leaders and 20% for all other eligible employees, as all Ambition Metric components do not apply to all employees (as noted above).

48 2026 | Dow Proxy Statement

PERFORMANCE AWARD DETAILED CALCULATION

The Committee assessed the Company’s performance and each NEO’s individual performance for achievements linked to the Company’s performance goals, as well as how each NEO demonstrated leadership commitment to the Company’s ambition. The individual performance achievements through December 31, 2025 that were considered by the Committee are listed beginning on page 44. Once the actual award payouts are determined following the completion of the program year by measuring actual performance against each metric target, the Committee has the discretion to determine the extent to which any performance goals have been achieved and may adjust the payout percentage for the Company component and individual performance factor assessment. The payouts approved by the Committee, and for the CEO, the full Board, under the 2025 Performance Award Program to each of the NEOs is shown below:

Name	Year End Base Salary ($)	Individual Target Opportunity	Target Amount ($)	Company Component	Individual Factor- Committee Assessment	Total Payout Percent	Total Payout Amount ($)
Jim Fitterling	1,695,200	175%	2,966,600	18%	100%	18%	533,988
Jeffrey L. Tate	955,001	110%	1,050,501	18%	100%	18%	189,090
Karen S. Carter	975,000	120%	1,170,000	18%	100%	18%	210,600
A. N. Sreeram	977,914	95%	929,018	18%	100%	18%	167,223
Amy E. Wilson	880,010	100%	880,010	18%	100%	18%	158,402

2026 Performance Award Design

In February 2026, the Committee undertook its annual review of the Performance Award program with a focus on ensuring strong alignment between executive compensation, the Company’s financial outlook, and Dow’s evolving strategic priorities. As part of this review, the Committee evaluated investor feedback, competitive benchmarking, management’s recommendations, and input from the Independent Compensation Consultant. This year’s assessment occurred against the backdrop of Dow’s launch of Transform to Outperform, a comprehensive plan designed to simplify operations, streamline end-to-end processes, reset the cost structure, and modernize customer engagement for the Company. In light of these transformational efforts, the Committee determined that the 2026 Performance Award Program should more directly reward execution against these critical strategic imperatives. As a result, the Committee approved updates to the Performance Award program design to reinforce Dow’s increased emphasis on growth, productivity, and long-term value creation.

To further align with these priorities, the Committee approved adjusting the metric weighting under the 2026 Performance Award Program to 70 percent financial metrics, consisting of Operating EBIT and Free Cash Flow, and a 30 percent Transformation metric which is a composite of various components that measure Growth, Productivity, and Safety and Reliability performance. This structure updates the 2026 Performance Award Program to incorporate metrics with measures that directly support the Company’s Transform to Outperform objectives and that reflect the critical operational and strategic levers required to strengthen Dow’s competitive position.

Consistent with prior design features, the Committee approved maintaining a cap on the maximum payout of the components underlying the composite Transformation metric at 100 percent if both financial metrics (Operating EBIT and Free Cash Flow) do not achieve at least threshold-level performance. This feature reinforces the Company’s commitment to paying for sustainable financial results. The Committee also approved the use of a composite Transformation metric incorporating the three pillars of Growth, Productivity, and Safety and Reliability that are essential to the Company’s transformation success. These pillars reflect measurable progress in volume growth and market momentum; step-change improvements in cost efficiency and operating leverage; and continued advancement of Dow’s best-in-class focus on safe and reliable operations. These metrics apply to all participants in the 2026 Performance Award Program, including the NEOs.

2026 | Dow Proxy Statement 49

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

As depicted in the graphic below, the award earned under the 2026 Performance Award Program will be equal to an individual’s target opportunity multiplied by performance related to Operating EBIT, Free Cash Flow, and the composite Transformation metric. The payout will be adjusted by the individual performance factor assessment. The final award value will range from 0 percent to 200 percent of target.

1.
Each component of the Transformation metric is capped at 100% if both Operating EBIT and Free Cash Flow do not achieve at least threshold-level performance.
2.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

Long-Term Incentive Compensation

Each year, the Company grants equity-based awards to leaders and key employees who demonstrate high performance and contribute to long-term stockholder value creation as LTI under the terms of the Dow Inc. 2019 Stock Incentive Plan. These LTI awards are designed to motivate and reward employees to deliver against the Company’s performance goals, support the retention of top talent, focus on long-term growth and return on investment, and create ownership alignment with stockholders. From time to time, the Company may grant additional one-time equity-based awards to key employees, including NEOs, in connection with promotion, recruitment and retention efforts, succession planning or significant accomplishments or achievements. One-time awards are subject to standard terms and conditions, except that vesting provisions may vary on a case-by-case basis and one-time awards are forfeited to the extent the employee voluntarily terminates employment prior to vesting. As with the Company’s approach for all elements of compensation, LTI award levels are targeted at the median of the Compensation Peer Group for comparable positions. Company performance and stock price determine the actual payout and value of LTI awards.

LTI Award Decisions

In February 2025, the Committee approved the design and metrics for the 2025-2027 PSU Program. The Committee also approved capping the maximum payout of the Ambition Metric at 100 percent if both financial metrics (Operating ROC and Cumulative Cash From Operations) do not achieve at least threshold-level performance as described in the PSU program design. In addition, the Committee approved capping the Relative TSR modifier at 100 percent if Absolute TSR is negative over the performance period. A new LTI award was approved by the Committee for each NEO, and for the CEO by the full Board, as shown in the Summary Compensation Table, based upon the Compensation Peer Group median LTI values and reflective of the mix of LTI awards described in the table below. There were no grants of one-time equity-based awards to the NEOs in 2025.

In February 2026, the Committee approved the results of the 2023-2025 PSU Program. The Committee agreed to the design and metrics for the 2026-2028 PSU Program. The Committee agreed to generally maintain the current design and metrics for the 2026-2028 PSU Program, with the Carbon Emissions Reduction metric serving as a strategic metric to reinforce the Company’s continued commitment to its long-term sustainability goals. Similar to the Performance Award, the Committee approved maintaining the maximum payout of the strategic metric at 100 percent if both financial metrics

50 2026 | Dow Proxy Statement

(Operating ROC and Cumulative Cash From Operations) do not achieve at least threshold-level performance as described in the PSU program design. In addition, the Committee approved maintaining the Relative TSR modifier at 100 percent if Absolute TSR is negative over the performance period. These provisions further reinforce Dow's Pay for Performance philosophy.

In determining the design and metrics for the PSU program, the Committee reviewed feedback from investors, benchmarking, management’s recommendation, and input from the Independent Compensation Consultant. In setting the goals for each metric, the Committee carefully considered actual business results, the business plan, expected global macroeconomic conditions and input from the Independent Compensation Consultant. The target goal is typically set at a level consistent with the Company’s expected business plan with thresholds and maximums representing a reasonable risk/reward profile for the metric. Given that the Company’s business results may fluctuate due to macroeconomic impact, the target goal could be set at a level lower than the prior year’s actual results.

2025 Award Overview

Form	Award Mix	Vesting Terms and Other Conditions
PSUs	65%

PSUs can be earned after a three-year performance period based on the following metrics:

•
Operating ROC
•
Cumulative Cash from Operations
•
Relative TSR
•
Carbon Emissions Reduction

Performance for each individual metric ranges from 0 percent to 200 percent of the target, with a total maximum payout capped at 200 percent for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR and the Carbon Emissions Reduction metric. The Ambition Metric payout is capped at 100% if both Operating ROC and Cumulative Cash From Operations do not achieve at least threshold-level performance. The Relative TSR modifier is capped at 100 percent if Absolute TSR is negative over the performance period for the 2025-2027 Program.

Accumulated dividend equivalents are paid only on earned shares after the three-year performance period has ended.

Stock Options	20%

The exercise price equals the closing stock price of Dow common stock on the grant date. Options generally vest in three equal annual installments beginning on the first anniversary of the grant date and expire after ten years.

RSUs	15%

RSUs vest after three years of continuous service. During the vesting period, holders of unvested RSU awards receive quarterly cash payments equal to the dividend paid on the equivalent shares of Dow common stock.

Operating ROC: Operating ROC measures how effectively a company has utilized the money invested in its operations and is calculated as net operating profit after tax (excluding significant items) divided by total average capital. Net operating profit after tax (excluding significant items) is a net income (loss) measure the Company uses in presentations to investors that excludes net income (loss) attributable to noncontrolling interests, and interest expense, exclusive of the significant items.

Operating ROC is a non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measures, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

2026 | Dow Proxy Statement 51

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The target goal represents the expected level of Operating ROC over the three-year performance period while the threshold goal represents the minimum level of performance that would warrant any payout and the maximum goal represents stretch performance that would warrant a maximum payout.

Cumulative Cash from Operations: Cumulative Cash from Operations represents the amount of cash generated by the Company’s ongoing core business over the defined period. It is calculated as “cash provided by operating activities—continuing operations,” over the defined period. The target goal represents the expected level of Cumulative Cash from Operations over the three-year performance period while the threshold goal represents the minimum level of performance that would warrant any payout and the maximum goal represents stretch performance that would warrant a maximum payout.

Relative TSR: TSR is defined as stock price appreciation plus dividends paid. The peer group used for Relative TSR is the Relative TSR Peer Group. For Dow and each company in the Relative TSR Peer Group, a beginning price using a thirty trading day averaging period at the beginning of the performance period and an ending price using a thirty trading day averaging period at the end of the performance period are calculated and used to create a percentile ranking to develop a relative performance metric for purposes of compensation.

Relative TSR is utilized as a modifier with a 75 percent factor for performance in the bottom quartile of the Relative TSR Peer Group and a 125 percent factor for performance in the top quartile of the Relative TSR Peer Group.

Relative TSR Peer Group: The Committee selects the Relative TSR Peer Group that represents the most reliable measurement to assess Relative TSR for the PSU programs. The Relative TSR Peer Group is comprised of companies that Dow benchmarks for financial performance that are technology-based and manufacturing-based global companies. Selecting peer companies within similar industries reduces the potential impact (positively or negatively) of sector rotation. Covestro AG was removed from the Relative TSR Peer Group after its acquisition by ADNOC International Limited (now XRG P.J.S.C.) and delisting as a public company on December 5, 2025.

Relative TSR Peer Group
Arkema S.A.
BASF Corporation
Celanese Corporation
Chevron Corporation
Eastman Chemical Company
Exxon Mobil Corporation
Huntsman Corporation
LyondellBasell Industries N.V.
Phillips 66
Shin-Etsu Chemical Co., Ltd.
Wacker Chemie AG
Westlake Chemical Corporation

Carbon Emission Reduction Metric: The Committee selected a metric aligned with the Company’s Decarbonize & Grow strategy and its commitment to reduce its net annual Scope 1 and 2 carbon emissions by 5 million metric tons versus its 2020 baseline. The Ambition Metric is expressed as a measure of Scope 1 and 2 carbon emissions reduction over the three-year performance period as defined in the relevant PSU program.

52 2026 | Dow Proxy Statement

2023-2025 Performance Stock Unit Program Results

The 2023-2025 PSU Program design was based on a combination of Financial (80 percent) and Ambition (20 percent) performance metrics. The 2023-2025 PSU Program used Operating ROC and Cumulative Cash from Operations as the Financial metrics and Relative TSR as the modifier. The Ambition Metric aligned with the Company’s Decarbonize & Grow strategy and its commitment to reduce its net annual Scope 1 and 2 carbon emissions by 5 million metric tons versus its 2020 baseline. The Ambition Metric was expressed as a cumulative measure of Scope 1 and 2 carbon emissions reduction over the three-year performance period.

The graphic below presents the overall design, metric goals and achievements, and the payout result of 40 percent for the 2023-2025 PSU Program:

1.
Carbon emissions reduction is measured in metric tons and expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period.
2.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.
3.
Covestro AG was removed from the Relative TSR Peer Group after its acquisition by ADNOC International Limited (now XRG P.J.S.C.) and delisting as a public company on December 5, 2025.
4.
Capped at 200% for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR, plus Carbon Emissions Reduction.

2026 | Dow Proxy Statement 53

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

2024-2026 Performance Stock Unit Program Design

In February 2024, the Committee reviewed the PSU program design and metrics alignment between the Company’s ambition and financial objectives and its Decarbonize & Grow strategy.

The Committee decided to continue the PSU program design and metrics for the 2024-2026 PSU Program. The 2024-2026 PSU Program maintains Operating ROC and Cumulative Cash from Operations as key financial performance metrics, with Relative TSR as a modifier, which together represent 80 percent of the PSU program award. The 2024-2026 PSU Program maintains the Ambition Metric aligned with the Company’s Decarbonize & Grow strategy and its commitment to reduce its net annual Scope 1 and 2 carbon emissions by 5 million metric tons versus its 2020 baseline. The Committee approved an adjustment for the 2024-2026 PSU Program to express the Ambition Metric as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period. The carbon emissions reduction metric represents 20 percent of the 2024-2026 PSU Program design.

The graphic below presents the overall design and metric goals for the 2024-2026 PSU Program:

1.
Carbon emission reduction is measured in metric tons and expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period.
2.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.
3.
Covestro AG was removed from the Relative TSR Peer Group after its acquisition by ADNOC International Limited (now XRG P.J.S.C.) and delisting as a public company on December 5, 2025.
4.
Capped at 200% for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR, plus Carbon Emissions Reduction.

54 2026 | Dow Proxy Statement

2025-2027 Performance Stock Unit Program Design

In February 2025, the Committee reviewed the PSU program design and metrics alignment between the Company’s ambition and financial objectives and its Decarbonize & Grow strategy.

The Committee decided to continue the PSU program design and metrics for the 2025-2027 PSU Program. The 2025-2027 PSU Program maintains Operating ROC and Cumulative Cash from Operations as key financial performance metrics, with Relative TSR as a modifier, which together represent 80 percent of the PSU program award. The 2025-2027 PSU Program maintains the Ambition Metric aligned with the Company’s Decarbonize & Grow strategy and its commitment to reduce its net annual Scope 1 and 2 carbon emissions by 5 million metric tons versus its 2020 baseline. The carbon emissions reduction metric is expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period and represents 20 percent of the 2025-2027 PSU Program design.

For the 2025-2027 PSU Program, the Committee capped the maximum payout of the Ambition Metric at 100 percent if both financial metrics (Operating ROC and Cumulative Cash From Operations) do not achieve at least threshold-level performance. The Committee also capped the Relative TSR modifier at 100 percent if Absolute TSR is negative over the performance period for the 2025-2027 PSU Program.

The graphic below presents the overall design and metric goals for the 2025-2027 PSU Program:

1.
Carbon emissions reduction is measured in metric tons and expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period.
2.
Capped at 100% if both Operating ROC and Cumulative Cash From Operations do not achieve at least threshold-level performance.
3.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.
4.
Covestro AG was removed from the Relative TSR Peer Group after its acquisition by ADNOC International Limited (now XRG P.J.S.C.) and delisting as a public company on December 5, 2025.
5.
Capped at 100% if Absolute TSR is negative over the performance period.
6.
Capped at 200% for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR, plus Carbon Emissions Reduction.

2026 | Dow Proxy Statement 55

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

2026-2028 Performance Stock Unit Program Design

In February 2026, the Committee reviewed the PSU program design and the alignment of its metrics with the Company’s strategic and financial objectives and its Decarbonize & Grow strategy. Based on this review, the Committee determined to continue the overall PSU program design and metrics for the 2026-2028 PSU Program and approved the Carbon Emissions Reduction metric as a strategic metric to reinforce the Company’s ongoing commitment to its long‑term sustainability goals. The 2026-2028 PSU Program continues to include Operating ROC and Cumulative Cash from Operations as the primary financial performance metrics, with Relative TSR serving as a modifier; together, these measures represent 80 percent of the PSU program award. The Program also maintains the strategic performance metric, which remains aligned with the Company’s Decarbonize & Grow strategy and its commitment to reduce net annual Scope 1 and 2 carbon emissions by 5 million metric tons versus the 2020 baseline. The carbon emissions reduction metric is calculated as the average of Scope 1 and 2 emissions reduction over the three‑year performance period and represents 20 percent of the 2026-2028 PSU Program design.

For the 2026-2028 PSU Program, the Committee maintained a feature that caps the maximum payout of the strategic metric at 100 percent if both financial metrics (Operating ROC and Cumulative Cash from Operations) do not achieve at least threshold-level performance, as described in the PSU program design. The Committee also capped the Relative TSR modifier at 100 percent if Absolute TSR is negative over the performance period.

The graphic below presents the overall design for the 2026-2028 PSU Program:

1.
Carbon emissions reduction is measured in metric tons and expressed as an average of Scope 1 and 2 carbon emissions reduction over the three-year performance period.
2.
Capped at 100% if both Operating ROC and Cumulative Cash From Operations do not achieve at least threshold-level performance.
3.
Non-GAAP measure. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.
4.
Capped at 100% if Absolute TSR is negative over the performance period.
5.
Capped at 200% for the combined total of Operating ROC plus Cumulative Cash from Operations, even when considering modification based on Relative TSR, plus Carbon Emissions Reduction.

56 2026 | Dow Proxy Statement

External Limited Assurance

Dow engaged D&T to perform a review engagement to obtain limited assurance on management’s assertion related to disclosures presented in accordance with the 2021 GRI Sustainability Reporting Standards, and related to Scope 1+2+3 carbon emissions presented in accordance with the GHG Protocol Corporate Accounting and Reporting Standards under its Corporate Standards as presented in Dow’s INtersections report for the period ended December 31, 2024. Additional information regarding the Company’s Decarbonize & Grow strategy and its progress on carbon emissions reduction to Protect the Climate can be found in the annual INtersections report accessible through the Company's website at https://investors.dow.com/en/esg-resources/default.aspx.

2025 NEO Target Total Direct Compensation Summary

In addition to and separate from the Summary Compensation Table, the following table is provided to aid with understanding the annual compensation of the NEOs. The following table lists the target total direct compensation for each NEO for the full calendar year ending December 31, 2025:

TOTAL DIRECT COMPENSATION

Name	Base Salary ($)	Target Annual Incentive	Target Annual Incentive ($)	Target LTI ($)	Target Total Direct Compensation ($)
Jim Fitterling	1,695,200	175%	2,966,600	14,850,000	19,511,800
Jeffrey L. Tate	955,001	110%	1,050,501	4,510,300	6,515,802
Karen S. Carter	975,000	120%	1,170,000	5,200,000	7,345,000
A. N. Sreeram	977,914	95%	929,018	3,131,100	5,038,032
Amy E. Wilson	880,010	100%	880,010	3,071,700	4,831,720

Perquisites

Dow offers perquisites that the Committee believes are reasonable yet competitive in attracting and retaining the executive team.

The Committee, with input from the Independent Compensation Consultant, regularly reviews the perquisites provided to the respective NEOs as part of its overall review of executive compensation. The following outlines the limited perquisites that may be provided to executives:

•
Financial and Tax Planning Support
•
Executive Physical Examination and Related Travel Expenses
•
Executive Excess Umbrella Liability Insurance
•
Home Security Alarm System
•
Personal Travel on Company Aircraft and Related Travel Expenses for the CEO, who is required by the Board for security and immediate availability reasons to use Company aircraft for business and personal travel, and for other NEOs as may be approved under limited circumstances.

For information regarding the perquisites that the NEOs received for the fiscal year ended December 31, 2025, see the column titled “All Other Compensation” of the Summary Compensation Table and the accompanying narrative.

2026 | Dow Proxy Statement 57

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The Compensation Process

The Committee, with the support of the Independent Compensation Consultant and management, develops and executes the executive compensation program. The Committee is responsible for recommending compensation for the CEO for approval by the independent Directors and for approving the compensation of all of the other NEOs and executive officers. The Committee annually reviews and evaluates the executive compensation program to ensure that the program is aligned with Dow’s compensation philosophy and with expected performance.

The Committee reviews the following factors, among others, to determine executive and recommend non-employee Director compensation:

•
Competitive analysis: Median levels of compensation for similar jobs and job levels in the market, taking into account revenue relative to the Compensation Peer Group.
•
Company performance: Measured against financial metrics and operational targets approved by the Committee, along with Relative TSR against the Relative TSR Peer Group.
•
Market landscape: Business climate, economic conditions and other factors.
•
Individual roles and performance: Each executive’s experience, knowledge, skills and personal contributions.

Role of Company Management

The CEO makes recommendations to the Committee regarding compensation for executive officers (other than himself) after reviewing Dow’s overall performance, each executive’s personal contributions and relevant compensation market data from the Compensation Peer Group for similar jobs and job levels.

Role of the Compensation and Leadership Development Committee

The Committee is responsible for establishing Dow’s executive compensation philosophy, approving compensation for the NEOs, excluding the CEO, as well as other executive officers, and has broad discretion for setting compensation types and amounts. As part of the review, management and the Committee also review summary total compensation scenarios in relation to benchmarking and performance targets for the NEOs and consider advice and recommendations from the Independent Compensation Consultant. Additionally, the Committee annually reviews the corporate goals and objectives relevant to the compensation of the CEO. The Committee evaluates the CEO’s performance against the CEO’s objectives and makes recommendations to the independent Directors regarding compensation levels based on that evaluation. The Committee considers compensation market data from the Compensation Peer Group when setting compensation types and amounts for the CEO.

Role of Independent Board Members

The independent members of the Board are responsible for assessing the performance of the CEO. They also aid in approving the compensation types and amounts for the CEO.

Role of the Independent Compensation Consultant

The Committee retained Mercer as its Independent Compensation Consultant to advise on executive compensation matters. The Independent Compensation Consultant’s responsibilities include:

•
Advising the Committee on trends and issues in executive compensation.
•
Reviewing and advising on the group of companies in the Compensation Peer Group.
•
Consulting on the competitiveness of the compensation structure and levels of Dow’s executive officers and non-employee Directors.
•
Providing advice and recommendations related to the compensation and design of Dow’s compensation programs.
•
Reviewing and advising on materials provided to the Committee for discussion and approval.
•
Participating in Committee meetings as requested and communicating with the Chair of the Committee between meetings.

58 2026 | Dow Proxy Statement

The Independent Compensation Consultant has safeguards and procedures in place to maintain independence in its executive compensation consulting practice, and the Committee determines whether the compensation consultant’s work has raised any conflicts of interest. The safeguards implemented by the Independent Compensation Consultant include a rigidly enforced code of conduct, a policy against investing in client organizations and clear separation between the Independent Compensation Consultant‘s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective.

The Committee annually reviews the criteria for independence under relevant SEC rules and NYSE listing standards for the Independent Compensation Consultant. The Committee has considered these factors and determined that the Independent Compensation Consultant is independent from management.

In 2025, the Independent Compensation Consultant’s aggregate fees for executive and Director compensation consulting services were $358,672.

In 2025, the Independent Compensation Consultant and its affiliates provided approximately $4,111,031 in human resources consulting services to Dow unrelated to executive and Director compensation consulting services. The decision to engage the Independent Compensation Consultant to provide these additional services was made by management and approved by the Committee.

Compensation Peer Group and Benchmarking

In order to ensure the executive pay program is competitive in attracting, motivating and retaining qualified individuals to work at Dow, Dow maintains a Compensation Peer Group for market comparisons, benchmarking and setting executive and non-employee Director compensation. Market compensation data for the selected Compensation Peer Group is gathered through compensation surveys conducted by the Independent Compensation Consultant. Dow targets the median of the Compensation Peer Group for all compensation elements. Performance Award targets and LTI awards reflect market median values while actual payouts are dependent on Company and individual performance.

Below is Dow’s Compensation Peer Group selected for 2025 and a chart that provides a comparison of revenue.

2025 Compensation Peer Group	1. Reflects the most recent reported fiscal year end revenue as of February 17, 2026. Source: S&P Capital IQ.

Revenue ($B) 1
$90
$80
$70
$60
$50
$40
$30
$20
$10
$0
25th Percentile
Median
75th Percentile
Dow

3M Company
Archer Daniels Midland Company
The Boeing Company
The Bristol-Myers Squibb Company
Caterpillar Inc.
The Coca-Cola Company
ConocoPhillips Company
Deere & Company
Ecolab Inc.
Honeywell International Inc.
Johnson Controls International Plc
Kimberly-Clark Corporation
Linde PLC
Lockheed Martin Corporation
LyondellBasell Industries N.V.
Mondelēz International, Inc.
Pfizer Inc.
PPG Industries, Inc.
RTX Corporation
The Sherwin-Williams Company

2026 | Dow Proxy Statement 59

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The Committee regularly evaluates the Compensation Peer Group with support of management and the Independent Compensation Consultant, in consideration of a range of factors, including, but not limited to, industry, revenue size (approximately 0.4x to 2.0x of Dow’s estimated annual revenue), market capitalization and other factors, and it is updated periodically to ensure the companies in the group remain relevant. The Committee reviewed and approved the 2026 Compensation Peer Group, with no change from 2025.

Equity Grant Processes

The Company grants most equity-based awards, including stock options, on a predetermined schedule aligned with the annual executive compensation review cycle, with the Board approving grants to executive officers as recommended by the Committee on the final day of the Board's February meeting. From time to time, the Company may grant additional one-time equity-based awards to key employees in connection with promotion, recruitment and retention efforts, succession planning or significant accomplishments or achievements.

The Committee and the Board do not take into account material non-public information when determining the timing and terms of equity-based awards. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.

60 2026 | Dow Proxy Statement

Other Considerations

Stock Ownership Guidelines

The Committee believes that Dow’s executives will more effectively align with stockholders’ long-term interests if they hold a minimum number of shares of Dow common stock. Shares used to determine whether the guidelines are met include those held personally or beneficially owned, including the share equivalent of any Dow stock units held in the Savings Plan and EDP, and RSUs subject solely to service-based vesting. Unvested PSUs and Stock Options, whether vested or unvested, do not count toward an executive’s holdings for purposes of calculating the minimum ownership.

Multiple of Base Salary
Name	Target	Actual
Jim Fitterling	6X	7X
Jeffrey L. Tate	4X	3X
Karen S. Carter	4X	4X
A. N. Sreeram	4X	5X
Amy E. Wilson	4X	3X

Executives are expected to meet or exceed the stock ownership guidelines within five years from the date they become subject to such guidelines. Executives are also subject to a retention ratio, such that, if, as of the fifth year, an executive has not met the guideline, he or she is required to hold 75 percent of the shares (net of taxes) received upon the vesting of RSUs and PSUs and upon the exercise of a Stock Option.

Currently, Mr. Fitterling, Ms. Carter and Dr. Sreeram have met their relevant ownership guideline. Mr. Tate and Ms. Wilson, each of whom previously met the ownership guideline, no longer meet the guideline solely due to stock price volatility and will either be subject to the retention ratio until the minimum ownership guideline is met or expected to meet the guideline within the relevant five-year window, as applicable.

Speculative Stock Transactions; Anti-Hedging and Anti-Pledging Policy

It is against Dow policy for Directors and executive officers to engage in derivative or speculative transactions in Dow securities. As such, it is against Dow policy for Directors and executive officers to trade in puts or calls in Dow securities, or sell Dow securities short. In addition, it is against Dow policy for Directors and executive officers to hedge or pledge Dow securities or hold Dow securities in margin accounts.

Compensation Clawback Policy

On December 1, 2023, the Board of Directors adopted a global Compensation Clawback Policy. The Compensation Clawback Policy requires Dow to clawback erroneously awarded incentive compensation received by covered employees (current and former Executive Officers) during the three fiscal years that precede the date the Company is required to prepare an accounting restatement due to material noncompliance with a financial reporting requirement. The Compensation Clawback Policy also allows Dow to clawback compensation (including performance- and service-based equity awards) from any employee who is determined to have engaged in a misconduct event. A copy of the Compensation Clawback Policy is included as an exhibit in the Company’s Annual Report on Form 10-K.

SUCCESSION PLANNING PROCESS

The Committee is responsible for leadership talent and succession planning for all senior management roles, including the CEO. As provided in the Committee Charter, the Committee assesses current and future senior leadership talent for Company officers including their development and the succession plans for all key management positions. The Committee assists the Board in CEO succession planning, including overseeing the succession planning process for the CEO. The Committee regularly reviews leadership development activities and opportunities, and short-term and long-term succession plans for the CEO and other senior management roles. The Board is responsible for the selection of the CEO, and for the retirement, departure or an unexpected replacement of the CEO. Each year, as part of the succession planning process, the Chief Human Resources Officer, and the CEO for all roles except the CEO, provide the Committee and the Board with recommendations on, and evaluations of, potential successors for all senior management roles.

2026 | Dow Proxy Statement 61

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

The Committee and the full Board review their experience, skills, competencies, and potential to assess whether the individual possesses or can develop the attributes that the Board believes are necessary to lead and achieve the Company’s goals. Among other steps taken to support the succession planning process throughout the year, members of the Company’s leadership team and high potential members of management regularly attend Board and Committee meetings and present to the Board and Committees, providing opportunities for Directors to interact with senior management and assess their leadership capabilities.

Compensation and Risk Management

The Committee, in consultation with the Independent Compensation Consultant, reviews at least annually Dow’s compensation policies and practices to determine whether the incentive compensation programs create risks that are reasonably likely to have a material adverse effect on Dow. The evaluation covers a wide range of practices and policies including: the balanced mix between pay elements, the balanced mix between short- and long-term programs, caps on incentive payouts, governance processes in place to establish, review and approve goals, use of multiple performance measures, discretion on individual awards, use of stock ownership guidelines, provisions in severance/change-in-control policies, use of a compensation clawback policy, and Committee oversight of compensation programs. In 2025, the Committee conducted this review and determined that the incentive compensation programs then in effect did not create risks that are reasonably likely to have a material adverse effect on the Company.

62 2026 | Dow Proxy Statement

Compensation Tables & Narrative

Summary Compensation Table

The following table summarizes the compensation of the Company’s CEO, CFO, next three most highly compensated executive officers as of December 31, 2025 for the fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)	Total Without Change in Pension ($)
Jim Fitterling	2025	1,695,200	-	11,910,628	2,970,005	533,988	1,431,266	537,690	19,078,777	17,647,511
Chair and Chief	2024	1,695,200	-	12,450,678	2,970,101	1,201,473	228,634	518,013	19,064,099	18,835,465
Executive Officer	2023	1,685,169	-	11,793,356	2,760,060	2,758,938	1,019,471	812,452	20,829,446	19,809,975
Jeffrey L. Tate(f)	2025	950,347	-	3,617,737	902,092	189,090	223,414	194,434	6,077,114	5,853,700
Chief Financial Officer	2024	925,292	-	3,288,714	784,507	414,671	0	114,845	5,528,030	5,528,030
	2023	151,462		3,500,028	-	173,083	1,325,240	3,472	5,153,285	3,828,045
Karen S. Carter	2025	975,000	-	4,170,853	1,040,035	210,600	503,558	266,426	7,166,472	6,662,914
Chief Operating Officer
A. N. Sreeram	2025	974,227	-	2,511,506	626,287	167,223	314,268	145,939	4,739,450	4,425,182
Senior Vice President,	2024	953,066	-	2,625,531	626,315	368,875	7,273	139,324	4,720,384	4,713,111
Research & Development	2023	916,409	-	2,548,978	596,432	895,914	561,753	114,318	5,633,805	5,072,052
and Chief Technology Officer
Amy E. Wilson	2025	876,692	-	2,463,844	614,378	158,402	491,206	253,098	4,857,620	4,366,414
General Counsel	2024	857,650	-	2,576,387	614,390	388,240	53,433	173,816	4,663,916	4,610,483
and Corporate Secretary	2023	785,394	-	2,524,400	590,731	848,652	860,369	205,479	5,815,025	4,954,656

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

Note: In order to show the effect that the year-over-year change in pension value had on total compensation as determined under applicable SEC rules, an additional column is included in this Summary Compensation Table to show total compensation minus the change in pension value. The amounts reported in the Total Without Change in Pension column may differ substantially from the amounts reported in the Total column required under SEC rules and are not a substitute for total compensation. Total Without Change in Pension represents total compensation, as determined under applicable SEC rules, minus the change in pension value reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column. The changes in pension value result from many external variables, such as shifting interest rates, that are not related to Company performance. Therefore, Dow does not believe a year-over-year change in pension value is helpful in evaluating compensation for comparative purposes.

(a)
Amounts represent the aggregate grant date fair value of awards in the year of the award in accordance with the same standard applied for financial accounting purposes, Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. If valued assuming a maximum payout on the PSU Program, the value of the awards would be: Mr. Fitterling $19,366,148; Mr. Tate $5,882,072; Ms. Carter $6,781,268; Dr. Sreeram $4,083,682; Ms. Wilson $4,005,994. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(b)
Amounts represent the aggregate grant date fair value of awards in the year of the award, based on Dow’s valuation for financial accounting purposes which uses the widely accepted Black-Scholes option valuation model and is otherwise computed in accordance with FASB ASC Topic 718. The option value calculated for the NEOs’ awards granted on February 13, 2025 was $8.27 with an exercise price of $38.34 based on the closing stock price of Dow common stock on the grant date. A discussion of the assumptions used in calculating these values can be found in Note 20 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
(c)
Individual results for Non-Equity Incentive Plan Compensation are detailed in the section titled “Performance Award” of the CD&A and reflect amounts paid in 2026 for performance achieved in 2025.

2026 | Dow Proxy Statement 63

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

(d)
Reflects the aggregate change in the actuarial present value of accumulated pension benefits. With respect to the NEOs who participate in the DEPP Component, the column reflects such aggregate change in the NEO’s age 65 benefit using the actuarial assumptions included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The amounts recorded for the DEPP Component vary with a number of factors, including the discount rate applied to determine the value of future payment streams. As a result of a decrease in prevailing interest rates in the credit markets in 2025, the discount rate used pursuant to pension accounting rules to calculate the present value of future payments decreased from 5.78% for fiscal year 2024 to 5.51% for fiscal year 2025. The increase in pension value resulting from the change in interest rates does not result in any change to the underlying benefits payable to the DEPP Component participants under the DEPP and ESRP. Information about the DEPP and DEPP PPA can be found beginning on page 72. An analysis of the Change in Pension Value for 2025 is shown in the table below.

CHANGE IN PENSION TABLE

Name	Change in Discount Interest Rate ($)	Change in Deferral Period, Benefits, and Other ($)	Total Change ($)
Jim Fitterling	430,989	1,000,277	1,431,266
Jeffrey L. Tate	83,733	139,681	223,414
Karen S. Carter	180,528	323,030	503,558
A. N. Sreeram	100,497	213,771	314,268
Amy E. Wilson	176,030	315,176	491,206

(e)
“All Other Compensation” includes perquisites, other personal benefits and the Company contributions to both qualified and nonqualified defined contribution plans. Perquisites and other personal benefits include: CEO's personal use of Company aircraft (as required by the Board for security and immediate availability reasons) and NEO personal use of Company aircraft and related travel expenses, certain tax reimbursements to the NEOs, financial and tax planning support, home security, executive physical examinations and related travel expenses, personal excess liability insurance premiums, limited use of assistants for personal matters, access to secured parking at the corporate headquarters, and receipt of items at Dow-sponsored customer events. Personal use of aircraft includes use of Company aircraft for travel to certain non-Dow board meetings and to Company-sponsored executive health physicals. The incremental cost to Dow of personal use of Company aircraft is calculated based on published industry rates by Conklin & de Decker Associates, Inc. for the variable operating costs to Dow including fuel, landing, catering, handling, aircraft maintenance and pilot travel costs. Fixed costs, which do not change based upon usage, such as pilot salaries or depreciation of the aircraft or maintenance costs not related to personal travel, are excluded when calculating costs for the personal use of Company aircraft. If Company aircraft is unavailable, an NEO may use non-Company aircraft for travel to certain non-Dow board meetings and Company-sponsored executive physicals. The incremental cost to Dow for personal use of such non-Company aircraft is calculated based on Dow’s total contract cost in the fiscal year, prorated by the duration of the NEO’s flight(s) as a percentage of the duration of all contracted flights. The NEOs also are provided a tax reimbursement for taxes incurred when a spouse travels for business purposes as it is sometimes necessary for spouses to accompany NEOs to business functions. These taxes are incurred because of the Internal Revenue Service’s rules governing business travel by spouses and Dow reimburses the associated taxes. No NEO is provided a tax reimbursement for personal use of Company aircraft. Tax reimbursements may be provided to NEOs for certain Company-provided or reimbursed relocation expenses, if applicable.

The following are additional details associated with other compensation items for 2025:

i.
Mr. Fitterling: Personal use of Company aircraft as required by the Board for security and immediate availability purposes ($275,840) and Company contributions to the Savings Plan and EDP ($253,610).
ii.
Mr. Tate: Use of Company aircraft for non-Dow board travel and executive health physical ($57,598) and Company contributions to the Savings Plan and EDP ($116,632).
iii.
Ms. Carter: Use of Company aircraft for non-Dow board travel ($95,697) and Company contributions to the Savings Plan and EDP ($126,842).
iv.
Dr. Sreeram: Company contributions to the Savings Plan and EDP ($114,929).
v.
Ms. Wilson: Use of Company aircraft for non-Dow board travel and executive health physical ($107,114), Company contributions to the Savings Plan and EDP ($109,751) and financial and tax planning ($25,883).
(f)
Mr. Tate started his career with the Company in 1992 and departed in 2019. He was rehired by the Company on October 24, 2023. Pursuant to the terms of the defined benefit pension plans in which Mr. Tate participated, he received credit for purposes of benefit eligibility for his years of employment service with the Company prior to his 2019 departure. Similarly, his years of service prior to his 2019 departure for benefit accrual purposes were combined with his service since rehire when determining his December 31, 2025 pension benefit. Pursuant to the terms of the non-qualified pension plan, Mr. Tate was required to commence his nonqualified pension benefits at the time of his 2019 departure. These non-qualified pension benefits remain in payment and will offset the value of any future nonqualified benefits.

64 2026 | Dow Proxy Statement

GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation for the fiscal year ended December 31, 2025, disclosed in the Summary Compensation Table:

		Date of Action by the	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Compensation Committee	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(c)	Options (#)(d)	Awards ($/Sh)	Awards ($)(e)
Jim Fitterling	2/12/2025	2/12/2025	-	2,966,600	5,933,200
	2/13/2025	2/13/2025				-	251,770	503,540				9,683,074
	2/13/2025	2/13/2025							58,100			2,227,554
	2/13/2025	2/13/2025								359,130	38.34	2,970,005
Jeffrey L. Tate	2/12/2025	2/12/2025	-	1,050,501	2,101,002
	2/13/2025	2/13/2025				-	76,470	152,940				2,941,036
	2/13/2025	2/13/2025							17,650			676,701
	2/13/2025	2/13/2025								109,080	38.34	902,092
Karen S. Carter	2/12/2025	2/12/2025	-	1,170,000	2,340,000
	2/13/2025	2/13/2025				-	88,160	176,320				3,390,634
	2/13/2025	2/13/2025							20,350			780,219
	2/13/2025	2/13/2025								125,760	38.34	1,040,035
A. N. Sreeram	2/12/2025	2/12/2025	-	929,018	1,858,037
	2/13/2025	2/13/2025				-	53,090	106,180				2,041,841
	2/13/2025	2/13/2025							12,250			469,665
	2/13/2025	2/13/2025								75,730	38.34	626,287
Amy E. Wilson	2/12/2025	2/12/2025	-	880,010	1,760,020
	2/13/2025	2/13/2025				-	52,080	104,160				2,002,997
	2/13/2025	2/13/2025							12,020			460,847
	2/13/2025	2/13/2025								74,290	38.34	614,378

(a)
Performance Award program as described in the section titled “Performance Award” of the CD&A.
(b)
PSUs as described in the section titled “Long-Term Incentive Compensation” of the CD&A. Maximum amount represents payout at 200% reflecting overall program cap.
(c)
RSUs as described in the section titled “Long-Term Incentive Compensation” of the CD&A.
(d)
Stock Option awards as described in the section titled “Long-Term Incentive Compensation” of the CD&A.
(e)
Amounts represent the aggregate grant date fair value of awards in the year of the award in accordance with the same standard applied for financial accounting purposes consistent with the values shown in the Summary Compensation Table.

2026 | Dow Proxy Statement 65

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Outstanding Equity Awards

The following table lists outstanding equity awards for each NEO as of December 31, 2025, including outstanding equity awards from past years.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(a)	Number of Securities Underlying Unexercised Options (#) Unexercisable(a)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)(d)
Jim Fitterling	02/10/2017	97,436	-	61.97	02/10/2027	n/a	n/a	n/a	n/a
	02/15/2018	102,415	-	72.77	02/15/2028	n/a	n/a	n/a	n/a
	04/11/2019	262,830	-	54.89	02/11/2029	n/a	n/a	n/a	n/a
	02/13/2020	407,480	-	48.30	02/13/2030	n/a	n/a	n/a	n/a
	02/11/2021	244,940	-	57.67	02/11/2031	n/a	n/a	n/a	n/a
	02/10/2022	241,880	-	60.95	02/10/2032	n/a	n/a	n/a	n/a
	02/09/2023	151,693	75,847	59.08	02/09/2033	33,878(e)	792,068	151,830	3,549,785
	02/15/2024	90,496	180,994	55.17	02/15/2034	39,039(e)	912,732	174,960	4,090,565
	02/13/2025	-	359,130	38.34	02/13/2035	56,171(e)	1,313,278	251,770	5,886,383
Jeffrey L. Tate	10/24/2023	-	-	n/a	n/a	68,972(e)	1,612,565	n/a	n/a
	02/15/2024	23,903	47,807	55.17	02/15/2034	10,353(e)	242,053	46,210	1,080,390
	02/13/2025	-	109,080	38.34	02/13/2035	17,126(e)	400,406	76,470	1,787,869
Karen S. Carter	02/12/2016	3,739	-	46.60	02/12/2026	n/a	n/a	n/a	n/a
	02/10/2017	5,193	-	61.97	02/10/2027	n/a	n/a	n/a	n/a
	02/15/2018	4,416	-	72.77	02/15/2028	n/a	n/a	n/a	n/a
	10/10/2018	73,425	-	60.08	10/10/2028	n/a	n/a	n/a	n/a
	04/11/2019	37,550	-	54.89	02/11/2029	n/a	n/a	n/a	n/a
	02/13/2020	57,730	-	48.30	02/13/2030	n/a	n/a	n/a	n/a
	02/11/2021	35,490	-	57.67	02/11/2031	n/a	n/a	n/a	n/a
	02/10/2022	36,470	-	60.95	02/10/2032	n/a	n/a	n/a	n/a
	11/02/2022	-	-	n/a	n/a	37,290	871,840	n/a	n/a
	02/09/2023	25,540	12,770	59.08	02/09/2033	5,704(e)	133,360	25,560	597,593
	02/15/2024	14,866	29,734	55.17	02/15/2034	6,419(e)	150,076	28,740	671,941
	02/13/2025	-	125,760	38.34	02/13/2035	19,674(e)	459,978	88,160	2,061,181
A. N. Sreeram	02/15/2018	56,060	-	72.77	02/15/2028	n/a	n/a	n/a	n/a
	02/13/2020	30,564	-	48.30	02/13/2030	n/a	n/a	n/a	n/a
	02/11/2021	34,720	-	57.67	02/11/2031	n/a	n/a	n/a	n/a
	02/10/2022	51,270	-	60.95	02/10/2032	n/a	n/a	n/a	n/a
	02/09/2023	32,780	16,390	59.08	02/09/2033	7,328(e)	171,329	32,810	767,098
	02/15/2024	19,083	38,167	55.17	02/15/2034	8,237(e)	192,581	36,890	862,488
	02/13/2025	-	75,730	38.34	02/13/2035	11,843(e)	276,889	53,090	1,241,244
Amy E. Wilson	02/10/2017	4,719	-	61.97	02/10/2027	n/a	n/a	n/a	n/a
	02/15/2018	4,206	-	72.77	02/15/2028	n/a	n/a	n/a	n/a
	10/10/2018	142,250	-	60.08	10/10/2028	n/a	n/a	n/a	n/a
	04/11/2019	56,330	-	54.89	02/11/2029	n/a	n/a	n/a	n/a
	02/13/2020	60,890	-	48.30	02/13/2030	n/a	n/a	n/a	n/a
	02/11/2021	52,080	-	57.67	02/11/2031	n/a	n/a	n/a	n/a
	02/10/2022	51,270	-	60.95	02/10/2032	n/a	n/a	n/a	n/a
	02/09/2023	32,466	16,234	59.08	02/09/2033	7,251(e)	169,528	32,500	759,850
	02/15/2024	18,720	37,440	55.17	02/15/2034	8,082(e)	188,957	36,200	846,356
	02/13/2025	-	74,290	38.34	02/13/2035	11,621(e)	271,699	52,080	1,217,630

(a)
Stock Option awards vest in three equal annual installments on the first, second and third anniversaries of the grant date shown in the table.
(b)
RSUs generally vest and are delivered three years after the grant date. The RSUs granted to Ms. Carter in November 2022 are subject to time-based vesting with 50% of the award having vested and delivered in November 2025 and the remaining 50% of the award to vest and deliver in November 2027.
(c)
Market values are based on the December 31, 2025 closing stock price of $23.38 per share of Dow common stock.
(d)
PSUs granted on February 9, 2023 will vest and be delivered in February 2026. PSUs granted on February 15, 2024 will vest and be delivered in February 2027. PSUs granted on February 13, 2025 will vest and be delivered in February 2028. These shares are shown at the target level of performance. The actual number of shares to be delivered will be determined at the end of the three-year performance period.
(e)
Amount reported reflects RSUs following share withholding for payment of tax obligations.

66 2026 | Dow Proxy Statement

Option Exercises and Stock Vested

The following table summarizes the value received by the NEOs from Stock Options exercised and stock awards vested during 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)
Jim Fitterling	-	-	90,978	3,508,065
Jeffrey L. Tate	-	-	524	12,497
Karen S. Carter	-	-	51,983	1,421,004
A. N. Sreeram	-	-	19,280	743,454
Amy E. Wilson	-	-	20,032	764,819

(a)
Includes settlement of shares from the 2022-2024 PSU program, even if elected to receive as cash.

Stock Incentive Plan

For detail on the Dow Inc. 2019 Stock Incentive Plan (the “SIP”) and the equity compensation information table, see Agenda Item 4: Approval of the Amendment to the 2019 Stock Incentive Plan beginning on page 81.

Employee Stock Purchase Plan

The Dow Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), adopted by the Board on February 11, 2021, and approved by stockholders on April 15, 2021, allows eligible employees to purchase shares of the Company’s common stock valued at up to 10 percent of their annual total base salary or wages, subject to applicable tax and local laws. The number of shares purchased is determined using the amount contributed by the employee divided by the plan price. The plan price of the stock is equal to 85 percent of the fair market value (closing price) of the common stock at the beginning or ending of the offering period, whichever is lower. The plan price is fixed upon the close of the offering period. The aggregate number of shares that may be issued under the ESPP may not exceed 25 million shares. NEOs are eligible to participate under the ESPP on the same basis as all other eligible employees. The ESPP aligns the interest of employees with those of the Company’s stockholders.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the following is information about the relationship of the annual total compensation of employees (other than the CEO) and the annual total compensation of the CEO.

The median employee was selected from the Dow population worldwide, excluding the CEO, as of November 30, 2025 using base salary and Performance Award at target as the consistently applied compensation measure. The Company calculated annual base salary based on a reasonable estimate of hours worked during 2025 for hourly workers, and upon salary level for the remaining employees. The Company used a statistical sampling methodology to identify all employees whom the Company expected to be paid within a 0.1 percent range of the median. The Company selected the representative employee from that group for purposes of calculating the ratio of CEO pay to median employee pay.

For 2025, the annual total compensation for the median employee was $91,995, and the annual total compensation of the CEO, as reported in the Summary Compensation Table was $19,078,777. Based upon the calculation of compensation for both the CEO and the median employee, the ratio of CEO pay to median employee pay for 2025 was approximately 207:1.

The pay ratio presented above is a reasonable estimate. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio may not be comparable to the pay ratio reported by other companies.

2026 | Dow Proxy Statement 67

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Pay Versus performance

The following table and supporting graphics below set out information regarding fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 in satisfaction of Item 402(v) of Regulation S-K. The Company’s compensation programs have a history of aligning pay and performance. This is demonstrated in the Company selected measure listed below: Cumulative Cash from Operations, which focuses on the importance of cash generation from core operations and, on a cumulative basis, serves as a performance metric for the PSU Program — the largest component of executive officer compensation; together with the additional financial and non-financial measures which make up the components of our short-term and long-term incentive programs. For detail on the Company’s executive compensation programs, see the CD&A section beginning on page 40. In this section, PEO means “Principal Executive Officer,” SCT means “Summary Compensation Table,” and CAP means “compensation actually paid.”

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income (Loss) ($)(6)	Cumulative Cash From Operations ($)(7)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	19,078,777	(892,309)	5,710,164	1,024,807	55	79	(2,444)	1,062
2024	19,064,099	15,043,396	4,721,677	3,699,184	88	82	1,201	2,903
2023	20,829,446	22,499,971	6,430,289	6,571,425	114	97	660	5,164
2022	19,464,652	17,047,734	7,645,272	7,534,880	100	83	4,640	7,486
2021	24,858,892	19,205,009	6,097,704	5,644,356	107	126	6,405	7,069

Totals in the above table might not equal the summation of the columns due to rounding amounts to the nearest dollar.

(1)
For 2025, 2024, 2023, 2022 and 2021, the PEO was Jim Fitterling. The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Fitterling for each corresponding year in the “Total” column of the SCT.
(2)
The dollar amounts reported in column (c) represent the amount of CAP to the PEO computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation for each year to determine the CAP.

PEO SCT Total to CAP Reconciliation

Year	Reported Summary Compensation Table Total for PEO ($)	Minus: Reported Summary Compensation Table Value of Equity Awards ($)(i)	Plus: Equity Award Adjustments ($)(iii)	Minus: Reported Change in the Actuarial Present Value of Pension Benefits in Summary Compensation Table ($)(ii)	Plus: Pension Benefit Adjustments ($)(iii)	Compensation Actually Paid to PEO ($)
2025	19,078,777	14,880,633	(3,659,186)	1,431,266	0	(892,309)
2024	19,064,099	15,420,779	11,628,709	228,634	0	15,043,396
2023	20,829,446	14,553,416	16,851,035	1,019,471	392,377	22,499,971
2022	19,464,652	14,097,926	10,881,618	68	799,459	17,047,734
2021	24,858,892	13,246,307	11,504,053	4,634,995	723,366	19,205,009

(i)
The amounts included in this column are the amounts reported in “Stock Awards” and “Option Awards” columns of the SCT for each applicable year. The value of dividends or other earnings paid on stock or option awards are reflected in the value of the award in the SCT for each applicable year.
(ii)
The amounts included in this column are the amounts reported in “Change in Pension and Nonqualified Deferred Compensation” column of the SCT for each applicable year.
(iii)
The equity award and pension benefit adjustments for each applicable year were calculated in accordance with the methodology required by Item 402(v) of Regulation S-K. Total Pension Benefit Adjustments are equal to the Pension Service Costs incurred during the relevant period. No Prior Service Costs were incurred as no modifications were made to the pension plan during the relevant period. The amounts deducted or added in calculating the equity award adjustments for the PEO are provided in the table below.

68 2026 | Dow Proxy Statement

	Equity Award Adjustments
Year	Year End Fair Value of Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Awards ($)	Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Total Equity Award Adjustments ($)
2025	8,613,895	(8,057,811)	50,058	(4,265,328)	(3,659,186)
2024	10,616,382	(5,809,983)	62,102	6,760,209	11,628,709
2023	12,830,767	2,389,171	60,134	1,570,964	16,851,035
2022	11,695,371	(1,220,439)	59,513	347,173	10,881,618
2021	12,118,397	(1,093,085)	61,289	417,453	11,504,053

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding the PEO) in the “Total” column of the SCT in each applicable year. For 2025, the Non-PEO NEOs are Jeffrey L. Tate, Karen S. Carter, A. N. Sreeram and Amy E. Wilson. For 2024, the Non-PEO NEOs were Jeffrey L. Tate, John M. Sampson, A. N. Sreeram, Amy E. Wilson and Mauro Gregorio. For 2023, the Non-PEO NEOs were Howard Ungerleider, Jeffrey L. Tate, John M. Sampson, A. N. Sreeram and Amy E. Wilson. For 2022, the Non-PEO NEOs were Howard Ungerleider, Karen S. Carter, A. N. Sreeram and Jane Palmieri. For 2021, the Non-PEO NEOs were Howard Ungerleider, John M. Sampson, A. N. Sreeram and Amy E. Wilson.
(4)
The dollar amounts reported in column (e) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs as a group for each year to determine the CAP.

Average Non-PEO SCT Total to CAP Reconciliation

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Minus: Average Reported Summary Compensation Table Value of Equity Awards for Non-PEO NEOs ($)	Plus: Average Equity Award Adjustments ($)(i)	Minus: Average Reported Change in the Actuarial Present Value of Pension Benefits ($)	Plus: Average Pension Benefit Adjustments ($)(i)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	5,710,164	3,986,683	(315,562)	383,112	0	1,024,807
2024	4,721,677	3,035,054	2,027,104	14,543	0	3,699,184
2023	6,430,289	3,968,846	4,632,540	702,881	180,323	6,571,425
2022	7,645,272	5,618,665	5,131,639	0	376,633	7,534,880
2021	6,097,704	3,082,744	2,793,731	462,727	298,393	5,644,356

(i)
The amounts deducted or added in calculating the total average equity award adjustments are provided in the table below. Total Average Pension Benefit Adjustments are equal to the Average Pension Service Costs incurred during the relevant period. No Average Prior Service Costs were incurred as no modifications were made to the pension plan during the relevant period.

	Equity Award Adjustments
Year	Average Year End Fair Value of Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Awards ($)	Average Fair Value as of Vesting Date of Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Awards Granted in Prior Years that Vested in the Year ($)	Total Average Equity Award Adjustments ($)
2025	2,308,150	(1,876,173)	13,014	(760,554)	(315,562)
2024	2,021,723	(1,145,672)	7,641	1,143,412	2,027,104
2023	3,738,343	554,330	9,372	330,495	4,632,540
2022	5,350,456	(324,174)	3,166	102,192	5,131,639
2021	2,833,284	(139,374)	2,053	97,768	2,793,731

(5)
The cumulative TSR depicts a hypothetical $100 investment in Dow common stock on December 31, 2020, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. A hypothetical $100 investment in the Peer Group using the same methodology is shown for comparison. Past results are not necessarily indicative of future performance. Source: S&P Capital IQ.

For 2021, the Company utilized the S&P 500 Chemicals Index. The dollar value in this column for 2021 reflects the S&P 500 Chemicals Index TSR. In 2022, the Company selected a custom financial peer group for purposes of its TSR benchmarking for the pay versus performance disclosures and on a go forward basis (the “Peer Group”). The Peer Group TSR for 2021 is $126. The constituents of the Peer Group are publicly traded companies that more closely correlate to Dow’s business at the enterprise level. The Peer Group is comprised of: Arkema SA, BASF Corporation, Eastman Chemical Company, Huntsman Corporation, LyondellBasell Industries N.V., and Wacker Chemie AG. Covestro AG was removed from the Peer Group after its acquisition by ADNOC International Limited (now XRG P.J.S.C.) and delisting as a public company on December 5, 2025.

(6)
Presented in millions. Net income (loss) is as listed in the Company’s financial statements in accordance with GAAP.
(7)
Presented in millions. The dollar value in this column reflects cash from operations for that calendar year. Cumulative Cash from Operations under the Company’s PSU Program is calculated by aggregating cash from operations for each calendar year for a three year period for the relevant performance period as described in the section titled “Long-Term Incentive Compensation” in the CD&A.

2026 | Dow Proxy Statement 69

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Most Important Performance Measures

The seven items listed below represent the most important metrics used to link CAP to Company performance for the 2025 fiscal year as further described in the sections titled “Performance Award” and “Long-Term Incentive Compensation” of the CD&A.

• Cumulative Cash from Operations
• Free Cash Flow
• Operating EBIT
• Operating ROC
• Relative TSR
• Carbon Emissions Reduction
• Ambition Metric

Free Cash Flow, Operating EBIT and Operating ROC are non-GAAP measures. For definitions and reconciliation to the most directly comparable GAAP measure, see Select Financial Information (Non-GAAP Reconciliation) in the Appendix and located at investors.dow.com under Reporting.

Total Shareholder Return (TSR)

The cumulative TSR depicts a hypothetical $100 investment in Dow common stock on December 31, 2020, and shows the value of that investment over time (assuming the reinvestment of dividends) for each calendar year. A hypothetical $100 investment in the Peer Group using the same methodology is shown for comparison. Past results are not necessarily indicative of future performance. Source: S&P Capital IQ.

TSR
Dow
Peer Group
S&P 500 Chemicals Index [1]
$150
$125
$100
$75
$50
12/31/2020
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025

1.
The S&P 500 Chemicals Index was utilized as a peer group for purposes of Item 201(e) of Regulation S-K prior to 2022 and is listed here for reference purposes as part of the related transition rule.

Company Selected Metric

As referenced, we believe long-term, performance-based equity incentive awards create alignment with stockholders’ interests. As shown in the chart below, the Company’s Cash from Operations (the one year component of Cumulative Cash from Operations) demonstrates cash generation from core operations.

Cash From Operations versus CAP
CAP to PEO
CAP to Non-PEO NEOs
Cash From Operations
Cash From Operations ($ Millions)
CAP ($ Thousands)
18,000
15,000
12,000
9,000
6,000
3,000
0
-3,000
30,000
25,000
20,000
15,000
10,000
5,000
0
-5,000
$19,205
$5,644
$7,069
$17,048
$7,535
$7,486
$22,500
$6,571
$5,164
$15,043
$3,699
$2,903
-$892
$1,025
$1,062
2021
2022
2023
2024
2025

Cash From Operations versus SCT
PEO SCT
Non-PEO NEOs SCT
Cash From Operations
Cash From Operations ($ Millions)
SCT ($ Thousands)
18,000
15,000
12,000
9,000
6,000
3,000
0
30,000
25,000
20,000
15,000
10,000
5,000
0
$7,069
$7,486
$5,164
$2,903
$1,062
$24,859
$19,465
$20,829
$19,064
$19,079
$6,098
$7,645
$6,430
$4,722
$5,710
2021
2022
2023
2024
2025

70 2026 | Dow Proxy Statement

NET INCOME (LOSS) GRAPHICAL REPRESENTATION

Set forth below in accordance with Item 402(v) of Regulation S-K is a graphical representation of Net Income (Loss) compared to CAP, as well as corresponding supplemental graphical representation of Net Income (Loss) compared to SCT.

Net Income (Loss) versus CAP
CAP to PEO
CAP to Non-PEO NEOs
Net Income (Loss)
Net Income (Loss) ($ Millions)
CAP ($ Thousands)
18,000
15,000
12,000
9,000
6,000
3,000
0
-3,000
30,000
25,000
20,000
15,000
10,000
5,000
0
-5,000
$19,205
$5,644
$6,405
$17,048
$7,535
$4,640
$22,500
$6,571
$660
$15,043
$3,699
$1,201
-$892
$1,025
-$2,444
2021
2022
2023
2024
2025

Net Income (Loss) versus SCT
PEO SCT
Non-PEO NEOs SCT
Net Income (Loss)
Net Income (Loss) ($ Millions)
SCT ($ Thousands)
18,000
15,000
12,000
9,000
6,000
3,000
0
-3,000
30,000
25,000
20,000
15,000
10,000
5,000
0
-5,000
$24,859
$6,098
$6,405
$19,465
$7,645
$4,640
$20,829
$6,430
$660
$19,064
$4,722
$1,201
$19,079
$5,710
-$2,444
2021
2022
2023
2024
2025

DOW TSR GRAPHICAL REPRESENTATION

Set forth below in accordance with Item 402(v) of Regulation S-K is a graphical representation of cumulative TSR compared to CAP, as well as corresponding supplemental graphical representation of cumulative TSR compared to SCT.

Dow TSR versus CAP
CAP to PEO
CAP to Non-PEO NEOs
Dow TSR
Dow TSR ($)
CAP ($ Thousands)
150
125
100
75
50
25
0
-25
30,000
25,000
20,000
15,000
10,000
5,000
0
-5,000
$107
$100
$114
$88
$55
$19,205
$17,048
$22,500
$15,043
$5,644
$7,535
$6,571
$3,699
$1,025
-$892
2021
2022
2023
2024
2025

Dow TSR versus SCT
PEO SCT
Non-PEO NEOs SCT
Dow TSR
Dow TSR ($)
SCT ($ Thousands)
150
125
100
75
50
25
0
30,000
25,000
20,000
15,000
10,000
5,000
0
$107
$100
$114
$88
$55
$24,859
$19,465
$20,829
$19,064
$19,079
$6,098
$7,645
$6,430
$4,722
$5,710
2021
2022
2023
2024
2025

2026 | Dow Proxy Statement 71

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

BENEFITS

Dow provides benefits (including retirement benefits) to eligible employees through a combination of qualified and nonqualified plans. The NEOs are entitled to participate in the same tax-qualified retirement plans as other eligible U.S. employees. In addition, Dow established nonqualified retirement programs intended to provide eligible highly compensated employees with the retirement benefits they would have received under Dow’s tax-qualified retirement plans but for limitations imposed on tax-qualified plans under the U.S. Internal Revenue Code of 1986, as currently in effect (the “Internal Revenue Code”). The NEOs are eligible to participate in the same nonqualified retirement plans, and on the same terms, as other eligible highly compensated salaried employees.

Pension Benefits

The following table lists the pension program participation and actuarial present value of each NEO’s defined benefit pension as of December 31, 2025:

Name	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year(c)
Jim Fitterling	Dow Employees’ Pension Plan	40.0	2,233,667	-
	Dow Executives’ Supplemental Retirement Plan	40.0	14,061,265	-
Jeffrey L. Tate(c)	Dow Employees’ Pension Plan	27.4	1,259,988	-
	Dow Executives’ Supplemental Retirement Plan	27.4	1,510,853	13,394
Karen S. Carter	Dow Employees’ Pension Plan	30.0	1,318,967	-
	Dow Executives’ Supplemental Retirement Plan	30.0	4,557,887	-
A. N. Sreeram	Dow Employees’ Pension Plan	17.6	1,176,546	-
	Dow Executives’ Supplemental Retirement Plan	17.6	2,220,129	-
Amy E. Wilson	Dow Employees’ Pension Plan	23.2	1,184,647	-
	Dow Executives’ Supplemental Retirement Plan	23.2	4,553,216	-

(a)
As of December 31, 2023. The Company froze the Pension Plans (as defined below) and the ESRP as of December 31, 2023. The Number of Years Credited Service reflects the credited service amounts as of the date the Company froze the Pension Plans and the ESRP, and does not reflect the NEO’s actual years of service with the Company.
(b)
Unless otherwise noted, all present values were calculated assuming immediate commencement of pension benefits. For the DEPP Component, the form of payment, discount rate (5.51%) and mortality (RP 2014) are based on assumptions used to determine pension plan obligations.
(c)
Mr. Tate started his career with the Company in 1992 and departed in 2019. He was rehired by the Company on October 24, 2023. Pursuant to the terms of the defined benefit pension plans in which Mr. Tate participated, he received credit for purposes of benefit eligibility for his years of employment service with the Company prior to his 2019 departure. Similarly, his years of service prior to his 2019 departure for benefit accrual purposes were combined with his service since rehire when determining his December 31, 2023 pension benefit. Pursuant to the terms of the nonqualified pension plan, Mr. Tate was required to commence his nonqualified pension benefits at the time of his 2019 departure. These nonqualified pension benefits remain in payment and will offset the value of any future nonqualified benefits.

Defined Benefit Retirement Plans

Pension Plans

TDCC sponsors the Dow Employees’ Pension Plan (the “DEPP” or the “Pension Plan”), which is a defined benefit pension plan providing retirement benefits for its U.S. employees and for employees of some of its wholly owned U.S. subsidiaries. There are two components under the DEPP: the pension equity plan component (the “DEPP Component”) and the personal pension account component (the “PPA Component”). Benefits accrued and paid under the Pension Plans are subject to limitations imposed by the Internal Revenue Code.

On December 31, 2023, the Company froze the pensionable compensation and the number of years credited service amounts used to calculate pension benefits for all participants in the Pension Plans and ceased all new benefit accruals. Benefits accrued on or before December 31, 2023 were retained by participants in the Pension Plans. For active employees, interest began accruing on Pension Plan account balances after December 31, 2023 and will continue to accrue until benefit commencement. Immediately following the end of the 2023 plan year, the Company spun off a portion of the PPA Component under the DEPP into the Dow Employees’ Pension Plan (Personal Pension Account) (the “DEPP PPA”), which included the tax-qualified benefit obligations for substantially all non-collectively bargained employees hired after January 1, 2008. In the second quarter of 2024, as part of its ongoing pension de-risking initiatives, the Company initiated the termination of the DEPP PPA, which was completed in the fourth quarter of 2025. All benefits under the DEPP PPA plan were either distributed to participants in lump sums, transferred to an insurance company as part of a group annuity contract, or transferred to the Pension Benefit Guaranty Corporation.

72 2026 | Dow Proxy Statement

All of the NEOs participated in the DEPP Component. All of the NEOs were impacted by these actions on the same basis and terms as all other participants in the Pension Plans.

Eligible employees hired before January 1, 2008, generally earned a benefit under the DEPP Component. Upon retirement, these employees receive an annual pension that is paid in the form of a monthly annuity. Before January 1, 2024, the benefit amount was calculated based on the sum of the employee’s yearly basic and supplemental accruals calculated in the following manner:

•
Basic accruals were calculated based on the employee’s highest consecutive three-year average compensation multiplied by a percentage ranging from 4 percent to 18 percent based on the age of the employee in the years earned up to 425 percent.
•
Supplemental accruals were calculated for compensation in excess of a rolling 36-month average of the social security wage base. Supplemental accruals ranged from 1 percent to 4 percent based on the age of the employee in the years earned up to 120 percent.
•
The sum of the basic and supplemental accruals was divided by a conversion factor to calculate an immediate monthly benefit.

Since December 31, 2023, participants do not accrue additional benefits for future service and compensation. However, beginning on January 1, 2024, the account balance calculated under this formula will be credited with interest until benefit commencement. All of the NEOs participated in the DEPP Component.

Eligible employees hired on or after January 1, 2008 and before January 1, 2024, generally earned a benefit under the PPA Component. Before January 1, 2024, each participant had a notional cash balance account that grew annually based on Pay Credits and Interest Credits. At the end of each year, 5 percent of an employee’s base salary and actual variable pay was credited to the account (“Pay Credit”). Additionally, the account was credited with an annual interest credit (the “Interest Credit”) equal to a specified Interest Credit Rate multiplied by the account balance as of December 31 of the previous year. With respect to the PPA Component, the Interest Credit Rate is determined annually based on the closing rate on the six-month U.S. Treasury bill on the last business day of September immediately preceding the plan year plus 1.5 percent. Since December 31, 2023, participants do not accrue additional Pay Credits. All participants who were employed on December 31, 2023 became fully vested regardless of years of service. When an employee leaves the Company, the benefit under the PPA Component can be taken as an immediate annuity, a deferred annuity or a lump sum. The account balance will continue to be credited with Interest Credits until benefit commencement.

Executives’ Supplemental Retirement Plan

Because the Internal Revenue Code limits the benefits otherwise provided by the Pension Plans, TDCC adopted the Executives’ Supplemental Retirement Plan – Supplemental Benefits (the “ESRP”) to provide certain highly compensated employees who participate in the Pension Plans with nonqualified benefits calculated to approximate the same formulas described above, that, in the aggregate with the tax-qualified benefits, approximates the benefits calculated under the same formulas described above as if the Internal Revenue Code limits did not apply. On December 31, 2023, the Company froze the pensionable compensation and credited service amounts used to calculate benefits for all participants, and ceased all new benefit accruals in the ESRP. Benefits accrued on or before December 31, 2023 were retained by participants in the ESRP. Interest will accrue on ESRP account balances after December 31, 2023 until benefit commencement. Some parts of the supplemental benefit may be taken in the form of a lump sum depending upon date of hire and plan participation. All of the NEOs participate in the ESRP and were impacted by these actions on the same basis and terms as all other participants in the ESRP.

Dow Employees’ Savings Plan

The Company provides all eligible U.S. employees the opportunity to participate in The Dow Chemical Company Employees’ Savings Plan, a tax-qualified 401(k) plan (the “Savings Plan”). Dow provides a 100 percent matching contribution for employee contributions of up to 4 percent of eligible compensation. Dow provides a 50 percent matching contribution for employee contributions of up to an additional 2 percent of eligible compensation. On January 1, 2024, all eligible U.S. employees began receiving an automatic non-elective contribution of 4 percent of eligible compensation. All of the NEOs participate in the Savings Plan on the same terms as other eligible U.S. employees.

2026 | Dow Proxy Statement 73

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

NonQualified Deferred Compensation

The following table provides information on compensation that participating NEOs elected to defer during 2025:

Name	Executive Contributions in Last Fiscal Year ($)(a)(c)	Company Contributions in Last Fiscal Year ($)(b)(c)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Jim Fitterling	88,020	222,110	1,054,753	-	6,221,354
Jeffrey L. Tate	177,969	85,132	57,442	-	414,037
Karen S. Carter	284,213	95,342	423,450	-	4,554,409
A. N. Sreeram	-	83,429	35,822	-	287,328
Amy E. Wilson	-	78,251	96,281	-	590,062

(a)
Executive contributions are included in “Salary” for 2025 in the Summary Compensation Table.
(b)
Company contributions are included in “All Other Compensation” for 2025 in the Summary Compensation Table.
(c)
Executive and Company contributions with respect to Mr. Fitterling of $512,545 during 2023 and $284,615 during 2024, Mr. Tate of $90,808 during 2024, Ms. Carter of $536,372 during 2023 and $358,931 during 2024, Dr. Sreeram of $72,301 during 2023 and $71,072 during 2024, and Ms. Wilson of $116,047 during 2023 and $64,503 during 2024 are included in “All Other Compensation” in the Summary Compensation Table.

Dow Elective Deferral Plan

Because the Internal Revenue Code limits contributions to the Savings Plan, the Board adopted The Dow Chemical Company Elective Deferral Plan Post 2004, a nonqualified deferred compensation plan (the “EDP”), in order to further assist employees in saving for retirement. The EDP allows eligible employees to voluntarily defer the receipt of base salary (maximum deferral of 75 percent) and Performance Award (maximum deferral of 100 percent). Eligibility is limited to employees whose combined total of base salary and Performance Award at 100 percent target is expected to exceed the compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code. This determination is made annually.

Dow provides a matching contribution equal to 5 percent multiplied by the greater of the employee’s compensation in excess of the Internal Revenue Code Section 401(a)(17) limit or the employee’s deferrals for the applicable year. On January 1, 2024, eligible employees began receiving an additional non-elective contribution of 4 percent based on the same calculation as the matching contribution.

Investment choices include a fund with an interest rate equal to the sum of the 60-month rolling average of ten-year U.S. Treasury Note yield plus the current five-year Dow credit spread, as well as a line-up of funds similar to those available under the Savings Plan. All of the NEOs participate in the EDP on the same terms as other eligible employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

All of the NEOs are retirement eligible. In the event of their retirement, the NEOs are entitled to receive benefits similar to those available to most other salaried U.S. employees. These benefits are described in the table below, together with the impact of various types of separation events on the different compensation elements the NEOs receive.

74 2026 | Dow Proxy Statement

Retirement, Death or Disability

The NEOs are entitled to receive benefits and equity award treatment in the event of their retirement, death or disability, on a similar basis as most other salaried U.S. employees, as summarized in the table below:

Base Salary	Paid through date of separation on the normal schedule.
Annual Incentive	Prorated for the portion of the year worked and paid on the normal schedule.
LTI Awards

Age/Service Requirements Met: If an executive meets the age 55 minimum and 10-year service requirements and separates other than for cause, the executive’s LTI awards will be subject to the following treatment:

• Vesting and expiration periods (with respect to stock options) and delivery dates (with respect to RSUs and PSUs) remain unchanged as if the executive had remained employed, except that awards made in the same year as termination vest pro rata for the number of months worked during the year or are forfeited if the executive worked less than six months of the year.

Age/Service Requirements Not Met: If an executive does not meet these age and service requirements (or the award does not provide for vesting upon reaching age and service requirements) and separates other than for cause, the executive’s LTI awards will be subject to the following treatment:

• Vesting and expiration periods (with respect to stock options) or delivery dates (with respect to RSUs and PSUs) remain unchanged as if the executive had remained employed and awards are prorated for the number of months worked during the vesting period, except that awards made in the same year as termination are forfeited if the executive worked less than six months of the year.

Voluntary Separation: If the executive voluntarily separates before meeting the age and service requirements of a particular unvested award, such award is forfeited.

Death or Disability: In December 2023, the Committee amended Dow’s future LTI award treatment to allow for full vesting of grants awarded in the same calendar year of an employee’s death or disability.

• In the case of death: Current and prior year grants fully vest immediately. Stock options are immediately exercisable. RSU grants are distributed within 60 days. PSUs are distributed in accordance with the original delivery schedule.

• In the case of disability: Current and prior year stock option grants vest and become exercisable in accordance with the original vesting schedule. Current and prior year RSU and PSU grants vest and are delivered in accordance with the original delivery schedule.

Retirement Plans

Participants have access to the following retirement plan benefits, subject to their respective elections and pursuant to the applicable vesting requirements and other plan terms:

• Pension benefits

• Defined contribution 401(k) plan

• Nonqualified deferred compensation programs

Other Benefits	May be eligible for retiree medical and life insurance coverage, subject to their respective country’s policy and practice.

2026 | Dow Proxy Statement 75

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Involuntary Termination with Cause

In the event of an involuntary termination with cause, all outstanding equity awards are forfeited and incentive income (including LTI) may be recovered by Dow pursuant to the Compensation Clawback Policy, irrespective of whether the retirement age/service requirements are met and whether notice of retirement has been delivered, if the requirements for recovery under the Compensation Clawback Policy are met.

Involuntary Termination without Cause

In the event of an involuntary termination without cause, LTI awards will be treated as described in the table above, depending on whether the executive met the age and years of service requirements referenced above.

In addition, each NEO would be entitled to separation benefits on the same terms as most other U.S.-based salaried employees upon an involuntary termination without cause:

•
A lump-sum severance payment of two weeks per year of service (up to a maximum of eighteen months) under the U.S. Severance Plan, plus six months base salary under the Executive Severance Supplement. The U.S. Severance Plan covers most salaried employees in the United States.
•
Outplacement counseling and financial/tax planning with a value of $30,000.
•
If eligible for retiree medical (as described above under “Other Retirement Benefits”), eighteen months of health and welfare benefits at active employee rates.

Double Trigger Change-in-Control

Equity awards held by employees and officers have a double trigger change-in-control provision whereby the awards will become fully vested upon the holder’s involuntary termination of employment without cause within 24 months following a change-in-control. Dow does not have and does not intend to enter into change-in-control severance or similar agreements with the executive officers.

76 2026 | Dow Proxy Statement

Involuntary Termination or Change-in-Control Values

The following table summarizes the compensation and benefits that the NEOs would have received under Dow’s existing plans had a change-in-control occurred on December 31, 2025 or had their employment been terminated on that date under specified circumstances. The amounts presented are not necessarily indicative of what Dow will pay under similar circumstances because a wide variety of factors can affect payment amounts, which, as a result, can be determined with certainty only when an actual change-in-control or termination event occurs.

Name	Type of Benefit	Involuntary Termination Without Cause ($)(a)	Change-in- Control ($)(b)
Jim Fitterling	Severance	3,390,400	3,390,400
	Double Trigger LTI Acceleration	n/a	16,544,810
	Increase in Present Value of Pension	n/a	(176,718)
	Health & Welfare Benefits	14,138	14,138
	Outplacement & Financial Planning	30,000	30,000
Jeffrey L. Tate	Severance	1,557,387	1,557,387
	Double Trigger LTI Acceleration	n/a	5,123,283
	Increase in Present Value of Pension	n/a	(30,622)
	Health & Welfare Benefits	16,357	16,357
	Outplacement & Financial Planning	30,000	30,000
Karen S. Carter	Severance	1,687,500	1,687,500
	Double Trigger LTI Acceleration	n/a	4,945,969
	Increase in Present Value of Pension	n/a	(122,442)
	Health & Welfare Benefits	14,138	14,138
	Outplacement & Financial Planning	30,000	30,000
A. N. Sreeram	Severance	1,226,154	1,226,154
	Double Trigger LTI Acceleration	n/a	3,511,629
	Increase in Present Value of Pension	n/a	(41,455)
	Health & Welfare Benefits	8,476	8,476
	Outplacement & Financial Planning	30,000	30,000
Amy E. Wilson	Severance	1,292,938	1,292,938
	Double Trigger LTI Acceleration	n/a	3,454,021
	Increase in Present Value of Pension	n/a	(116,510)
	Health & Welfare Benefits	16,699	16,699
	Outplacement & Financial Planning	30,000	30,000

(a)
While each of the NEOs would have qualified for separation payments applicable under a change-in-control had they been terminated on an involuntary basis without cause on December 31, 2025, the amounts in this column are presented as if no underlying change-in-control triggering event existed and the NEO was terminated without cause on December 31, 2025.
(b)
Equity compensation values are based on the December 31, 2025 closing stock price of $23.38 per share of Dow common stock. An executive must meet the double trigger requirement of being involuntarily terminated without cause within two years of a change-in-control in order to receive benefits. In addition, the LTI acceleration value in this table includes PSUs at target.

2026 | Dow Proxy Statement 77

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Interlocks and Insider Participation

During 2025, the following Directors served on the Committee: Samuel R. Allen, Gaurdie E. Banister Jr., Richard K. Davis, Jeff M. Fettig, Jacqueline C. Hinman, Luis Alberto Moreno and Jill S. Wyant. None of the members of the Committee were at any time during 2025 an officer or employee of the Company. None of the executive officers serve as a member of the board of directors or a compensation committee of any entity that has one or more executive officers serving as a member of the Board or the Committee.

Compensation AND LEADERSHIP DEVELOPMENT Committee Report

The Committee reviewed and discussed the CD&A, Compensation Tables & Narrative, and executive compensation-related sections of this Proxy Statement with Company management. Based on this review and discussion, the Committee recommended to the Board that the information relating to executive compensation and the Company’s equity compensation plans be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as incorporated by reference to this Proxy Statement.

The Committee operates pursuant to a Charter that is available on the Company’s website at investors.dow.com.

This report is submitted by the Committee.

Jeff M. Fettig, Chair

Samuel R. Allen

Gaurdie E. Banister Jr.

Richard K. Davis

Jacqueline C. Hinman

Luis Alberto Moreno

Jill S. Wyant

78 2026 | Dow Proxy Statement

Agenda Item 2

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, the Company is asking stockholders to approve an advisory resolution on the Company’s executive compensation as reported in this Proxy Statement. As described in the CD&A section of this Proxy Statement, executive compensation programs are designed to attract and retain talent through the alignment of pay and financial interests of the executives with stockholder value creation.

As described in the CD&A section, the Compensation and Leadership Development Committee believes the executive compensation programs create incentives for strong operational performance and for the long-term benefit of the Company.

Beginning in 2011, a “say on pay” advisory vote to approve executive compensation has been required for all U.S. public companies under Section 14A of the Exchange Act. Therefore, in accordance with the Exchange Act, and as a matter of good corporate governance, the Company is asking stockholders to approve the following non-binding advisory resolution at the 2026 Meeting:

RESOLVED, that the stockholders of Dow Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2026 Annual Meeting of Stockholders.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and carefully consider the voting results when evaluating the executive compensation programs.

Unless the Board modifies its policy on the frequency of holding “say on pay” advisory votes, the next “say on pay” advisory vote will occur at the Company’s 2027 Annual Meeting of Stockholders.

Vote Required

This Agenda Item 2 must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will not be counted or have an effect on the outcome of this vote. Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under NYSE rules, even though your bank or broker is not permitted to exercise voting discretion, it may vote on any other “routine” matter to be voted on at the 2026 Meeting.

The Board unanimously recommends a vote FOR the approval of the Advisory Resolution to Approve Executive Compensation.

The Board unanimously recommends that you vote “FOR” this resolution.

2026 | Dow Proxy Statement 79

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Agenda Item 3

Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation

Section 14A of the Exchange Act provides stockholders the opportunity to indicate how frequently the Company should hold future advisory votes to approve the compensation of the named executive officers. Stockholders may indicate whether they would prefer to have future advisory votes to approve executive compensation every year, every two years, every three years or abstain from voting.

The Company’s stockholders voted at the 2020 Annual Meeting of Stockholders for a one-year frequency of future advisory votes to approve executive compensation.

After careful consideration, the Board recommends that future advisory votes to approve compensation of the named executive officers be held annually. The Board believes that holding a vote every year is the most appropriate option because (i) it would enable the stockholders to provide the Board with input regarding the compensation of the named executive officers on a timely basis; and (ii) it is consistent with the Company’s practice of engaging with stockholders and obtaining their input on corporate governance matters and executive compensation philosophy, policies and practices.

Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders may indicate their preference on the frequency of advisory compensation votes by voting for one of the following options:

•
That future advisory compensation votes be held every “1 YEAR”;
•
That future advisory compensation votes be held every “2 YEARS”; or
•
That future advisory compensation votes be held every “3 YEARS”.

For the reasons discussed above, the Company is asking stockholders to approve an advisory resolution to hold an advisory vote to approve executive compensation annually or every one year.

This advisory resolution is non-binding on the Board. Although non-binding, the Board and the Compensation and Leadership Development Committee will review and carefully consider the voting results when establishing its policy on the frequency of holding future advisory votes to approve executive compensation.

Vote Required

The frequency (1 YEAR, 2 YEARS or 3 YEARS) that receives the most votes will be approved. Abstentions and broker non-votes will not be counted or have an effect on the outcome of this vote. Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under NYSE rules, even though your bank or broker is not permitted to exercise voting discretion, it may vote on any other “routine” matter to be voted on at the 2026 Meeting.

The Board unanimously recommends a vote for 1 YEAR to hold future advisory votes to approve executive compensation annually.

The Board unanimously recommends that you vote for 1 YEAR.

80 2026 | Dow Proxy Statement

Agenda Item 4

APPROVAL OF THE AMENDMENT TO THE 2019 STOCK INCENTIVE PLAN

Increase in the Number of Shares Available for Issuance

Dow is seeking stockholder approval to increase the number of shares available for issuance under the Dow Inc. 2019 Stock Incentive Plan, as amended on April 15, 2021 (the “SIP”), by an additional 60 million shares.

Amendment and Background

Dow requests that stockholders approve the Second Amendment to the SIP as adopted by the Board on February 12, 2026 (the “Amendment”) in accordance with the recommendation of the Compensation and Leadership Development Committee (the “Committee”).

The Amendment provides for an increase in the number of shares available for issuance under the SIP from 125 million to 185 million. The total number of shares currently authorized includes shares that have already been issued or are subject to outstanding awards under the SIP as described under “Share Usage” below. The Amendment does not change any of the other terms and provisions of the SIP.

The requested increase in the share reserve will allow us to successfully compete for talent, provide incentives linked to the growth and success of the Company, and meet our future needs to attract, motivate and retain key executives and employees to implement the Company’s strategy and execute the Company’s priorities with the goal of enabling greater shareholder returns.

We last requested a share increase under the SIP in 2021, when we forecasted that the additional authorized shares would be sufficient to cover our equity compensation program needs for five years, until 2026.

If the Amendment is not approved by stockholders at the 2026 Meeting, the SIP will continue in effect, but the current share reserve may not be sufficient to support our future equity compensation needs at competitive levels. As a result, we would lose access to a critical element of our compensation program and may be unable to attract and retain our employees unless we consider compensation alternatives.

Why the Board Supports this Request for Additional Shares

Dow requests and the Board recommends that stockholders approve the Amendment, which increases the number of shares available for issuance under the SIP by 60 million shares, in order to provide the Committee with the flexibility necessary to responsibly design and grant equity compensatory awards that are responsive to the Company’s needs and contribute to our long-term success by:

•
Aligning the interests of our officers, employees, and non-employee directors with the interests of stockholders;
•
Linking compensation to the achievement of strategic corporate objectives and desired business results; and
•
Attracting and retaining talent critical to Dow’s immediate and future success.

The SIP authorizes Dow to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, non-employee Directors, consultants, advisors and other individuals. In addition, the SIP is used to settle outstanding DowDuPont Inc. equity awards that were converted into awards that are denominated in Dow common stock following the spin-off of Dow from DowDuPont Inc. on April 1, 2019; these awards are referred to as “Legacy Awards.” These Legacy Awards otherwise generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted; no additional Legacy Awards will be issued.

The Committee carefully reviews our actual and projected equity usage and aims to strike an appropriate balance between market competitiveness, affordability and dilution. In approving the increase in the number of shares authorized for issuance contemplated by the Amendment, the Committee and the Board took into consideration the following, among other factors:

•
Share usage from the inception of the SIP and the 2021 amendment through December 31, 2025
•
Anticipated share usage for at least the next three years, based on our historical grant and forfeiture practices and the recent market price of our stock

2026 | Dow Proxy Statement 81

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

•
The impact of stock price fluctuations on the historical and anticipated number of shares awarded under the SIP
•
Potential dilution to Dow’s current stockholders as measured by run rate and overhang
•
Compensation Peer Group practices and market benchmarking provided by Mercer, the Company’s independent compensation consultant
•
Stockholder support of and feedback on the Company’s executive compensation programs

The increase of 60 million shares for issuance under the SIP, based on the Company’s current forecasts and in combination with the remaining authorized shares available in the share pool, is expected to satisfy Dow’s equity compensation needs for at least the next three years.

The SIP and our equity compensation programs are designed to reflect corporate governance and compensation best practices. Except for the increase of the number of shares available for issuance, the terms of the SIP will remain unchanged, including the following governance provisions:

Favorable Share Pool Counting Method

Shares are counted using the fungible method which consumes 2.1 shares for every one share awarded as an RSU or PSU, and one share for every one share awarded as a Stock Option or stock appreciation right.

Annual Award Limits	Restrictions on the amount of awards that can be granted annually, both to executives and Directors.
No Option Repricing or Reloading	Prohibition on repricing Stock Options and stock appreciation rights and reloading of Stock Options unless stockholder approval is obtained.
No Discounted Options	Stock Options and stock appreciation rights must be granted with an exercise price that is not less than 100% of the fair market value on the date of grant.
Double Trigger Provision	Awards have a double trigger change-in-control provision.
No “Evergreen” Feature	No “evergreen” feature that would allow for an increase in the number of shares available for issuance under the SIP without stockholder approval.
Clawback Policy	Awards are subject to a clawback policy that goes beyond NYSE requirements.
Independent Director Oversight	The SIP is administered by the Committee, comprised exclusively of non-employee Directors.

Dow and the Board believe that the SIP supports Dow’s key executive compensation practices, which include a strong pay for performance philosophy, stockholder alignment, stock ownership guidelines and other practices as described in the CD&A section beginning on page 40.

82 2026 | Dow Proxy Statement

Share Usage, Run Rate and Overhang Information

Shares Available for Grant under the SIP: A total of 125 million shares were authorized under the SIP as of December 31, 2025. The following table provides more information on shares available under the SIP as of that date.

Equity Compensation Plan Information

As of December 31, 2025	(1)	(2)	(3)
Plan Category	# of securities to be issued upon exercise of outstanding options, warrants, rights(a)	Weighted-average exercise price of outstanding options, warrants, rights ($)(b)	# of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (1))(c)
Equity Compensation Plans Approved by Security Holders	25,540,825	55.46	43,657,206
Equity Compensation Plans Not Approved by Security Holders	-	-	-

(a)
Includes shares to be issued in connection with (i) outstanding Stock Options, stock appreciation rights, RSUs and PSUs granted under the SIP and (ii) outstanding Legacy Awards.
(b)
Calculation does not include outstanding stock appreciation rights, RSUs or PSUs because exercise price is not applicable.
(c)
A total of 125 million shares were authorized under the SIP. A total of 25 million shares were authorized under the ESPP. Total includes 25,557,752 shares in the share pool available for future issuances under the SIP; 7,360,883 shares available based on unallocated, forfeited or expired Legacy Award shares; and 10,738,571 shares in the share pool available for future issuance under the ESPP. Shares are issued using the “fungible method” of counting shares which assumes 2.1 shares for each RSU and PSU award and one share for each Stock Option. Shares underlying forfeited or expired awards are returned to the share pool at the fungible ratios.

Anticipated Share Usage: The Committee modeled anticipated share usage for at least the next three years based on the overall compensation mix during our most recent three years under various stock price scenarios, in light of recent stock price volatility. While the overall mix of equity and non-equity compensation and SIP shares used may vary from year to year, we believe our three-year average share usage data serves as a useful benchmark when forecasting usage in future years. Future share usage and the Committee’s decisions with respect to our equity compensation program will depend on a number of factors, including then current business conditions, our stock price, the number of participants eligible to receive awards under the SIP, changes to our compensation program and strategy, the compensation practices of our peer group and changes in compensation practices in the market generally.

Run Rate and Overhang

The Committee considered the potential dilutive impact of the Amendment on Dow’s current stockholders by analyzing the historical run rate and the post-Amendment overhang when determining the number of additional shares to add to the SIP. Because the Amendment does not specify a mix of the types of awards that must be granted and the fact that an RSU or PSU is counted as more than one share under the Company’s fungible share counting method, it is not possible to determine the exact amount of shares that may ultimately be issued from the increase in the number of authorized shares. However, the Committee and the Board are committed to effectively managing the number of shares authorized and issued under the SIP.

Run Rate: As of December 31, 2025, the run rate for the SIP was 0.98 percent and the three-year average run rate was 0.76 percent. Run rate is calculated as the ratio of the total number of shares of underlying awards (including performance-based awards at 100 percent of target), granted during a fiscal year to the basic weighted average of number of shares of Dow common stock outstanding for the corresponding fiscal year. Please see the table below for more information.

Year	Stock Options Granted(a)	Time-Based RSUs Granted(a)	Performance-Based PSUs Granted(a)	Total (= A + B + C)(a)	Weighted Average Number of Common Shares Outstanding-Basic(a)	Run Rate (= D / E)
	(A)	(B)	(C)	(D)	(E)
2023	1.137	2.036	1.247	4.420	705.7	0.63%
2024	1.308	2.104	1.377	4.789	703.8	0.68%
2025	1.779	3.109	2.068	6.956	711.6	0.98%
Three-year average	1.408	2.416	1.564	5.388	707.0	0.76%

(a) Presented in millions.

2026 | Dow Proxy Statement 83

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Overhang: As of December 31, 2025, overhang for the SIP was 8.2 percent. Overhang is calculated as the total number of shares to be issued for outstanding equity awards, plus the total number of shares available for issuance, as a percentage of total shares outstanding. The following table provides more information on calculating overhang. If the proposal is approved by our stockholders, the additional 60 million shares available for issuance under the SIP would increase overhang using these calculations to 16.5 percent.

Overhang Calculations(a)		Weighted Average Exercise Price ($)	Weighted Average Term
Total number of outstanding Stock Options(b)	14,045	55.46	4.55
Total number of outstanding RSUs and PSUs	11,495	n/a	n/a
Total number of shares to be issued for outstanding equity awards(c)	25,540
Total shares available for issuance under the SIP	32,919
Total outstanding shares of Dow common stock as of December 31, 2025	717,222
SIP Overhang	8.2%
Plus 60 million shares available for issuance under the Amendment	60,000
Amended SIP Overhang	16.5%

(a) Presented in thousands.

(b) Excludes 65,249 cash-settled stock appreciation rights, which are included in outstanding Stock Options as of December 31, 2025 as reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

(c) Includes shares to be issued in connection with (i) outstanding Stock Options, RSUs and PSUs granted under the SIP and (ii) outstanding Legacy Awards.

Material Features of the SIP

The SIP was adopted immediately prior to the spin-off of Dow Inc. from DowDuPont Inc. on April 1, 2019. The SIP was amended by the Board on February 11, 2021, and approved by stockholders on April 15, 2021.

The following summary of the material terms of the SIP is qualified in its entirety by reference to the terms of the SIP. The full text of the SIP, which indicates the proposed changes to the SIP contemplated by the Amendment, is included in the Appendix.

Purpose: The SIP authorizes Dow to grant equity-based incentive awards to its and its subsidiaries’ eligible employees, non-employee directors, consultants, advisors and other individuals. In addition, the SIP is used to settle outstanding Legacy Awards. These Legacy Awards otherwise generally remain in effect pursuant to their existing terms and the terms of the plan under which they were originally granted.

Limitations: The following limitations apply under the SIP:

•
A maximum number of 125 million shares of Dow common stock underlying Legacy Awards, existing awards granted under the SIP, and new awards that may be granted.
•
A participant, other than a non-employee director who is subject to the restrictions below, may not be granted in any single fiscal year awards that, in the aggregate, comprise more than 3 million shares of Dow common stock.
•
For a participant who is a non-employee director, the maximum aggregate number of shares of Dow common stock subject to awards granted in a single fiscal year is 15,000 shares; however, in the first fiscal year in which a non-employee director joins the Board, or is first designated as Chairman or Lead Director of the Board, the maximum aggregate number of shares is 30,000.

The foregoing share limits are subject to adjustment in certain circumstances to prevent dilution or enlargement of the economic benefits under the SIP, or in the event Dow undergoes a reorganization or other corporate transaction.

Types of Awards: Under the SIP, Dow may grant Stock Options, stock appreciation rights, restricted stock, RSUs, performance awards, PSUs, and other equity-based awards. The Committee has the discretion to establish the vesting conditions applicable to awards, the performance goals applicable to a performance award, and to determine the extent to which any performance goals have been achieved. Awards of restricted stock or RSUs are generally subject to minimum vesting requirements set forth in the SIP, subject to certain limited exceptions.

Share Reserve/Share Pool: The shares reserved for issuance under the SIP are authorized but unissued shares of Dow common stock. If an award expires or is forfeited, the shares underlying the expired or forfeited award are returned to the share pool and available for future grants.

84 2026 | Dow Proxy Statement

However, shares that are tendered or withheld to cover the exercise price of any award or to satisfy any tax withholding obligation, or that are not issued upon full settlement of a stock-settled stock appreciation right, are not returned to the share pool.

Eligibility: All of Dow’s employees are eligible for awards under the SIP. In addition, Dow’s non-employee Directors, consultants, advisors and other individuals are eligible for awards. The number of eligible participants varies from year to year at the discretion of the Committee, and the type and mix of awards may vary based on local laws and regulations.

Administration: The Committee has broad authority to grant awards to eligible individuals and to otherwise administer the SIP. The Committee is also authorized to delegate certain of its authority to administer the plan and grant awards, subject to applicable legal and regulatory constraints.

No new awards may be issued under the SIP after the tenth anniversary of the plan’s effective date, or the date the Board terminates the plan, if earlier.

Amendments: The Board has the authority to amend the SIP as it deems desirable, and the Committee has similar authority to amend award agreements. However, no amendment that requires stockholder approval under applicable law or stock exchange rules will become effective until such stockholder approval is received. In addition, award agreements may not be amended in a way that would impair the rights of the award recipient without his or her consent, unless the amendment is required or advisable to satisfy any law or regulation, or to meet the requirements of or avoid adverse consequences under any accounting standards.

U.S. Federal Income Tax Consequences

The following is a general description of the United States federal income tax consequences applicable to Awards under the Internal Revenue Code of 1986, as currently in effect (the “Internal Revenue Code”). Federal tax treatment may change should the Internal Revenue Code be amended. State, local and foreign tax treatment, which is not discussed below, may differ from federal income tax treatment. A participant will be responsible for payment of any taxes or similar charges required by law to be paid or withheld with respect to any award. Individual circumstances may vary, and a participant should consult with a tax advisor as to the tax consequences for transactions under the SIP.

Stock Options and Stock Appreciation Rights: The grant or vesting of a nonqualified Stock Option or stock appreciation right will not result in federal income tax liability. When exercised, the participant will recognize ordinary income in the year in which the award is exercised in an amount equal to the excess of (a) the fair market value of the shares subject to exercise on the exercise date over (b) the exercise price paid for those shares. The participant will recognize a capital gain or capital loss on any disposition of shares acquired under the SIP. The participant will recognize a capital gain to the extent that the proceeds from the disposition of the shares exceed the amount recognized as ordinary income at the time the participant acquired the shares (such amount, the “Basis”). A capital loss will result to the extent that the amount realized upon the sale is less than the Basis. The gain or loss will be long term if the shares are held for more than one year prior to the disposition.

Restricted Stock: The participant will not recognize income until the transfer or forfeiture provisions lapse (i.e., vest) unless the participant voluntarily elects to recognize income on the date of grant by timely filing an election under Section 83(b) of the Internal Revenue Code. If the participant does not timely make a Section 83(b) election, then at the time that the transfer restrictions and forfeiture provisions lapse, the participant will recognize as ordinary income an amount equal to the excess of the fair market value of the shares on the date of lapse over the purchase price (if any) paid for such shares. A participant will recognize a capital gain to the extent that the amount realized from the sale of the shares exceeds the fair market value of such shares at the time the participant recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the shares are held for more than one year prior to the disposition. If a Section 83(b) election is not made, any dividends and dividend equivalents paid with respect to shares of restricted stock before the restricted stock vests are treated as compensation income, rather than dividend income. The participant will recognize ordinary income in the amount of any such dividends paid with respect to shares of restricted stock before the restricted stock vests. The participant will also recognize ordinary income in the amount of any dividend equivalents that are paid.

RSUs: The participant will not recognize income until the RSUs are settled. RSUs may constitute a form of nonqualified deferred compensation under Section 409A of the Internal Revenue Code, which is described in more detail below.

2026 | Dow Proxy Statement 85

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Although the participant will not recognize income until settlement, the participant may be subject to employment taxes (e.g., FICA) before an award is settled. The participant will recognize a capital gain to the extent that the amount realized from the sale of the shares exceeds the fair market value of such shares at the time the participant recognized ordinary income. A capital loss will result to the extent the amount realized upon the sale is less than such fair market value. The gain or loss will be long term if the shares are held for more than one year prior to the disposition. Dividend equivalents are treated as compensation income. The participant will recognize ordinary income in the amount of any such dividend equivalent paid with respect to shares corresponding to the RSUs before the RSUs vest.

Other Awards: The tax treatment of other awards will depend on the form and terms of such awards. A participant should consult with a tax advisor as to the tax consequences for transactions under the SIP.

Section 409A of the Internal Revenue Code: If an award is treated as “nonqualified deferred compensation” and the award does not comply with or is not exempt from Section 409A of the Internal Revenue Code, Section 409A may impose additional taxes, interest and penalties against the participant. All grants made under the SIP are intended to either be exempt from or comply with Section 409A of the Internal Revenue Code to avoid such additional taxes, interest and penalties. In the event that the Committee determines that the awards are subject to Section 409A of the Internal Revenue Code, the Committee shall have the authority to make such amendments to any award as the Committee deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Internal Revenue Code. The participant will be solely responsible and liable for paying all taxes and penalties that may be imposed in connection with an award, including any taxes and penalties under Section 409A of the Internal Revenue Code, and neither the Company nor any of its affiliates will be required to indemnify a participant or otherwise hold the participant harmless from any such taxes or penalties.

Withholding Taxes: Any required withholdings must be paid by the participant on or prior to the payment or other event that results in taxable income with respect to an award. The award agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of award. The Company shall not be required to recognize a participant’s rights under an award, to issue shares, or to recognize the disposition of such shares until these obligations are satisfied. To the extent permitted or required by the Committee, these obligations may be satisfied by the Company withholding cash from any compensation otherwise payable to the participant, the Company withholding a portion of the shares that otherwise would be issued to the participant under such award or any other award held by the participant, or by the participant tendering cash or shares to the Company. If an award holder is a Section 16 officer, the terms of the SIP and related award agreements require mandatory share withholding.

SIP Benefits

The SIP does not provide for set benefits or amounts of awards and the Committee has not approved any awards that are conditioned on stockholder approval of the Amendment.

The Committee has not made any determination with respect to future awards to be made under the SIP to any individual NEO, the executive officers as a group or the non-executive officer employees as a group, although we do not expect our annual equity grant processes to change significantly if stockholders approve the Amendment. Please see a description of our annual equity grant processes in the section titled “The Compensation Process” beginning on page 58. Please see the “Summary Compensation Table” on pages 63-64 and the “Grants of Plan-Based Awards” table on page 65 which show the awards granted to NEOs in 2025 under the SIP.

The Committee also has not made any determination with respect to future awards to be made under the SIP to non-employee Directors as a group, however, as stated in the section titled “Director Compensation” on page 36, each of the non-employee Directors are entitled to receive an annual equity award which is typically granted on the date of the Annual Meeting of Stockholders. Subject to stockholder approval and as of the date of the 2026 Meeting, the Committee and the Corporate Governance Committee are expected to recommend that the Board grant these awards to the non-employee Directors under the SIP.

86 2026 | Dow Proxy Statement

The following table lists the aggregate value of (i) the awards granted to each NEO, the executive officers as a group and the non-executive officer employees as a group in 2025, and (ii) the awards expected to be granted to the non-employee Directors following the 2026 Meeting. Future awards will be made at the discretion of the Committee and are not currently determinable.

Name	Dollar Value of Stock Options ($)(a)	Number of Stock Options(b)	Dollar Value of RSUs ($)(a)	Number of RSUs(b)	Dollar Value of PSUs ($)(a)	Number of PSUs(b)
Jim Fitterling	2,970,005	359,130	2,227,554	58,100	9,683,074	251,770
Jeffrey L. Tate	902,092	109,080	676,701	17,650	2,941,036	76,470
Karen S. Carter	1,040,035	125,760	780,219	20,350	3,390,634	88,160
A. N. Sreeram	626,287	75,730	469,665	12,250	2,041,841	53,090
Amy E. Wilson	614,378	74,290	460,847	12,020	2,002,997	52,080
Total of All Executive Officers as a Group (11)	8,423,160	1,018,520	6,318,432	164,800	27,461,978	714,040
Total of All Employees (excluding Executive Officers) as a Group	6,286,895	760,205	109,184,976	2,858,632	51,887,611	1,353,524
Total of all Non-Employee Directors as a Group (11)	-	-	2,145,000	(c)	-	-

(a) For the NEOs, the executive officers as a group and the non-executive officer employees as a group, the amounts represent the aggregate market value of awards granted in 2025 based on the aggregate fair-value of the awards as of the date of grant. For the non-employee Directors as a group, the amount represents an aggregate dollar value of the equity awards expected to be granted following the 2026 Meeting, subject to approval by the Board.

(b) Amounts represent the number of RSUs, PSUs at target, and Stock Option awards granted in 2025.

(c) The number of RSUs granted to non-employee Directors following the 2026 Meeting will be determined based on the grant date closing stock price.

Vote Required

This Agenda Item 4 must receive more FOR votes than AGAINST votes in order to be approved. Abstentions and broker non-votes will not be counted or have an effect on the outcome of this vote. Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under NYSE rules, even though your bank or broker is not permitted to exercise voting discretion, it may vote on any “routine” matter to be voted on at the 2026 Meeting.

The Board unanimously recommends a vote FOR the approval of the Amendment to the Dow Inc. 2019 Stock Incentive Plan.

The Board unanimously recommends that you vote “FOR” this resolution.

2026 | Dow Proxy Statement 87

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Agenda Item 5

Ratification of the Appointment of deloitte & touche llp as the company’s Independent Registered Public Accounting Firm for 2026

RESOLVED, that the appointment of Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent registered public accounting firm for 2026, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Company Bylaws provide that the selection of the independent registered public accounting firm is subject to stockholder ratification at each Annual Meeting. The Audit Committee has appointed, and the Board has concurred subject to your ratification, D&T to serve as the Company’s independent registered public accounting firm for 2026. D&T has served as the Company’s independent registered public accounting firm since 1905. The members of the Audit Committee and the Board believe that the continued retention of D&T is in the best interests of the Company and its investors.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of candidates for the independent registered public accounting firm. For D&T, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, and the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office as well as its reputation for integrity and competence in the fields of accounting and auditing.

Under the Audit Committee Charter, the Audit Committee has established formal preapproval policies and procedures that involve the use of preapproval service categories for audit, audit-related, and permitted non-audit services that are routinely provided by D&T. Such policies and procedures are detailed as to the particular individual services that may be performed within each preapproval category and such policies and procedures do not include the delegation of the Audit Committee’s responsibilities to management. The Audit Committee is informed of each service performed, the fee arrangement, and amounts incurred within each preapproval category as presented by D&T and reviewed by the Audit Committee at each Audit Committee meeting. The Audit Committee is directly involved in the selection of the lead engagement partner in conjunction with the mandated rotation of this position. Additional information may be found in the Audit Committee Report on page 90 and Audit Committee Charter available on the Company’s website at investors.dow.com.

The Audit Committee has expressed its satisfaction with D&T. In October 2025, D&T advised the Audit Committee that, like all other major accounting firms, it has been named as a defendant in a number of civil lawsuits, most of which are premised on allegations that financial statements issued by clients and reported on by the firm were incorrect. D&T has further advised the Audit Committee that based on the firm’s historical experience and understanding of the circumstances giving rise to such lawsuits, the firm does not believe that they will have a significant impact on the firm’s ability to serve as the independent registered public accounting firm for the Company. The Audit Committee has concluded that the ability of D&T to perform services for the Company is not adversely affected by such litigation.

Representatives of D&T will attend the 2026 Meeting and will have the opportunity to make a statement if they desire to do so and may respond to appropriate stockholder questions.

Vote Required

This Agenda Item 5 must receive more FOR votes than AGAINST votes in order to be approved. Abstentions will not have an effect on the outcome of this vote. Under NYSE rules, your bank or broker may vote shares held in beneficial name only on this Agenda Item 5, without instruction from you.

88 2026 | Dow Proxy Statement

In the event that the selection of D&T is not ratified by stockholders, the Audit Committee will take that into account in connection with any future decisions as to the selection of a firm to serve as the Company’s auditors; although, by law, the Audit Committee has final authority over the determination of whether to retain D&T or another firm at any time.

The Board unanimously recommends that stockholders vote FOR the resolution to ratify the selection of D&T as the independent registered public accounting firm for the Company and its subsidiaries for 2026.

Independent Registered Public Accounting Firm Fees

For the years ended December 31, 2025 and 2024, professional services were performed by D&T, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates. Total fees for the years ended December 31, 2025 and 2024, for the independent registered public accounting firm were:

Type of Fees In thousands	2025	2024
Audit Fees [1]	$22,366	$21,751
Audit-Related Fees [2]	1,209	1,742
Tax Fees [3]	3,617	4,014
TOTAL	$27,192	$27,507

1.
The aggregate fees billed primarily for the integrated audit of the Company’s annual financial statements and internal control over financial reporting, the reviews of the financial statements in Quarterly Reports on Form 10-Q, comfort letters, statutory audits, and other regulatory filings.
2.
In 2025, the aggregate fees billed primarily for consultation on audit related GAAP matters, audits or agreed-upon procedures to comply with terms of a contract, and services for sustainability reporting. In 2024, the aggregate fees billed primarily for consultation on audit related GAAP matters, audits of records and due diligence consultation related to transactions, and services for sustainability reporting.
3.
The aggregate fees billed primarily for corporate tax consulting and tax compliance services.

The Board unanimously recommends that you vote “FOR” this resolution.

2026 | Dow Proxy Statement 89

Proxy Summary	Corporate Governance	Board of Directors	Compensation Discussion & Analysis	Compensation Tables & Narrative	Management Proposals

Audit Committee Report

The Audit Committee operates pursuant to a Charter that is available on the Company’s website at investors.dow.com. All references to Committee in this report refer to the Audit Committee.

The Committee is comprised entirely of independent Directors. The Board determined that the following Committee members who served on the Committee in 2025 meet the regulatory and listing standards for financial literacy and financial expertise: Wesley G. Bush, Richard K. Davis, Jerri DeVard, Debra L. Dial, and Daniel W. Yohannes, as well as Rebecca B. Liebert until her resignation on January 2, 2026.

Dow held nine Audit Committee meetings during 2025. Five meetings were regularly scheduled meetings that included separate executive sessions of the Committee with time allowed to meet with the Lead Client Service Partner of Deloitte & Touche LLP (“D&T”), the independent registered public accounting firm, the Corporate Auditor, the General Counsel, the Controller, the Chief Financial Officer and other members of management as requested, as well as among the Committee members themselves. Four meetings were conference calls related to the Company’s quarterly financial results, and related announcements and periodic filings. Numerous other informal meetings and communications among the Committee members, D&T, the internal auditor and/or members of the Company’s management also occurred.

On behalf of the Board, the Committee oversees the Company’s financial reporting process and its internal control over financial reporting, areas for which management has the primary responsibility. D&T is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and for issuing its report on the Company’s internal control over financial reporting.

In this context, the Committee has reviewed and discussed with management and D&T the audited financial statements and the quarterly unaudited financial statements including the reasonableness of significant estimates and judgments, and the clarity of disclosures related to critical accounting estimates and critical audit matters, matters relating to the Company’s internal control over financial reporting and the processes that support certifications of the financial statements by the Company’s Chief Executive Officer and Chief Financial Officer.

The Committee has discussed with D&T the matters required to be discussed by the Public Company Accounting Oversight Board standards and the NYSE listing standards. Among other items, the Committee has received and discussed the written disclosures and required communications about auditor independence and internal quality control procedures.

Further, the Committee preapproves and reviews audit, audit-related and permitted non-audit services provided by D&T, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates to the Company and the related fees for such services. The Committee has pre-approved all services provided and fees charged by D&T to the Company, and has concluded that such services are compatible with D&T’s independence. The Committee’s Charter allows delegation of authority to preapprove audit, audit-related and permitted non-audit services by D&T to a subcommittee consisting of one or more Committee members, provided that such subcommittee decisions be presented to the full Committee at its next scheduled meeting.

Relying on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and filed with the SEC. The Committee has also selected D&T as the Company’s independent registered public accounting firm for the Company and its subsidiaries for 2026. The Board has concurred with that selection and has presented the matter to the stockholders of the Company for ratification.

This report is submitted by the Audit Committee.

Richard K. Davis, Chair

Wesley G. Bush

Jerri DeVard

Debra L. Dial

Daniel W. Yohannes

90 2026 | Dow Proxy Statement

Voting and Attendance Procedures

In this Proxy Statement, you will find information on the nominees for election to the Board and other items to be voted upon at the 2026 Meeting and any adjournment or postponement of the 2026 Meeting. The background information in this Proxy Statement has been supplied to you at the request of the Board to help you decide how to vote and to provide information on the Company’s corporate governance and compensation practices. This Proxy Statement is first being distributed to stockholders on or about February 27, 2026.

Vote Your Shares

You are entitled to vote at the 2026 Meeting if you were a stockholder as of the close of business on the record date, February 13, 2026, or hold a valid proxy for the 2026 Meeting.

To vote online or by phone, you will need to use your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to log in to www.proxyvote.com. You may also vote your shares online by using your 16-digit control number to log in to www.virtualshareholdermeeting.com/DOW2026 during the 2026 Meeting.

If you received printed proxy materials, you may also vote by mail. Your shares will be voted only if the proxy card or voting instruction form is properly signed and received by the Inspector of Election prior to the 2026 Meeting.

Except as provided below with respect to shares held in The Dow Chemical Company Employees’ Savings Plan, if you submit your proxy and if no specific instructions are given by you, your shares will be voted as recommended by the Board.

You may revoke or change your proxy or voting instructions before the polls close at the 2026 Meeting by sending a written revocation to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674, by submitting another proxy card or voting instruction form, or by submitting your vote online or by phone. The independent tabulator must receive any proxy that will not be delivered electronically at the 2026 Meeting by 11:59 PM Eastern Time on April 8, 2026.

If you are a beneficial stockholder, please follow the instructions on the voting instruction card provided by your bank or broker or other nominee to vote your shares. Please contact your bank or broker if you have questions about how to obtain your control number.

We encourage you to vote in advance, even if you plan to attend the 2026 Meeting online. Be sure to submit votes for each separate account in which you hold Dow common stock.

Confidential Voting

The Company maintains vote confidentiality. Proxies and ballots of all stockholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in certain other limited circumstances.

This practice further provides that employees may confidentially vote their shares of Company stock held by The Dow Chemical Company Employees’ Savings Plan and requires the appointment of an independent tabulator and Inspector of Election for the 2026 Meeting.

Plan Shares

If you are enrolled in the direct stock purchase and dividend reinvestment plan administered by Computershare Trust Company, N.A. (the “Computershare CIP”), the shares of Dow common stock owned on the record date by you directly in registered form, plus all shares of Dow common stock held for you in the Computershare CIP, will appear together on a single proxy voting form. If no instructions are provided by you on an executed proxy voting form, your Computershare CIP shares will be voted as recommended by the Board.

Participants in The Dow Chemical Company Employees’ Savings Plan (the “Savings Plan”) can provide their voting instructions to Fidelity Management Trust Company (the “Savings Plan Trustee”). Participants will either receive a voting instruction form or instructions on how to vote via email. If no instructions are provided to the Savings Plan Trustee, the Savings Plan Trustee and/or administrators of the Savings Plan will vote the shares held in the Savings Plan according to the provisions of the Savings Plan. In order to have your Savings Plan shares voted in accordance with your voting instructions, your voting instructions must be received by 11:59 PM Eastern Time on April 6, 2026.

2026 | Dow Proxy Statement 91

Voting and Attendance Procedures

Dow Shares Outstanding and Quorum

At the close of business on the record date, February 13, 2026, there were 719,619,373 shares of Dow common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. The holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote that are present in person or represented by proxy constitute a quorum for the transaction of business at the 2026 Meeting.

Agenda Item
1:	Election of Directors
Each nominee must receive more FOR votes than AGAINST votes to be elected.
2:	Advisory Resolution to Approve Executive Compensation
Agenda Item 2 must receive more FOR votes than AGAINST votes to be approved.
3:	Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation
The frequency (1 YEAR, 2 YEARS or 3 YEARS) that receives the most votes will be approved.
4:	Approval of the Amendment to the 2019 Stock Incentive Plan
Agenda Item 4 must receive more FOR votes than AGAINST votes to be approved.
5:	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026
Agenda Item 5 must receive more FOR votes than AGAINST votes to be approved.

Abstentions and broker non-votes will be included in determining the presence of a quorum at the 2026 Meeting, but will not be counted or have an effect on the outcome of any matter except as specified below with respect to broker non-votes and Agenda Item 5.

Broker non-votes occur when a person holding shares through a bank or broker, meaning that their shares are held in a nominee name or beneficially through such bank or broker, does not provide instructions as to how to vote their shares and the bank or broker is not permitted to exercise voting discretion. Under NYSE rules, even though your bank or broker is not permitted to exercise voting discretion, it may vote shares held in beneficial name only on Agenda Item 5: Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026, without instruction from you, but may not vote on any other matter to be voted on at the 2026 Meeting.

A list of stockholders of record entitled to vote shall be available to any stockholder for any purpose relevant to the 2026 Meeting for 10 days prior to the 2026 Meeting upon request to the Office of the Corporate Secretary. Please send the request to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674, with a copy to corporatesecretary@dow.com.

Proxy Solicitation on Behalf of the Board

The Board is soliciting proxies to provide an opportunity for all stockholders to vote, whether or not the stockholders are able to attend the 2026 Meeting, or an adjournment or postponement thereof. Dow Directors, officers and employees may solicit proxies on behalf of the Board by mail, by telephone or by electronic communication. The proxy representatives of the Board will not be specially compensated for their services in this regard.

Dow has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders for an estimated fee of $20,000, plus reasonable expenses. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals, and their reasonable expenses will be reimbursed by Dow upon request. The cost of solicitation will be borne by the Company.

92 2026 | Dow Proxy Statement

Attending the 2026 Meeting

The 2026 Meeting will be conducted in an online, virtual format. Dow is pleased to use the virtual meeting format to facilitate stockholder attendance, voting and questions by leveraging technology to communicate more effectively and efficiently with our stockholders. This format allows stockholders to participate fully from any location, without the cost of travel. We have designed the virtual format to protect stockholder rights. For example, we have allocated time on the agenda to respond to questions submitted by stockholders, and questions not answered during the 2026 Meeting will be answered in writing and posted on the Company’s website at investors.dow.com. We will make available a replay of the 2026 Meeting at investors.dow.com and it will remain available for at least one year.

You are entitled to attend, vote and ask questions in the virtual 2026 Meeting if you were a stockholder as of the close of business on the record date, February 13, 2026, or hold a valid proxy for the 2026 Meeting.

To attend, vote and ask questions online during the 2026 Meeting, you will need to use your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to log in to www.virtualshareholdermeeting.com/DOW2026. Whether or not you participate in the 2026 Meeting online, it is important that your shares are included in the voting process.

If you are a beneficial stockholder, please follow the instructions on the voting instruction form provided by your bank or broker or other nominee in order to participate in the 2026 Meeting. Please contact your bank or broker if you have any questions about how to access the 2026 Meeting or to obtain your control number.

Interested persons who are not stockholders may also access the 2026 Meeting as guests, but will not be able to vote or ask questions during the 2026 Meeting.

We encourage you to join the 2026 Meeting early. Online access will begin approximately 15 minutes before the 8:00 AM Eastern start time. If you encounter technical difficulties during the check-in or while attending the meeting, we have technicians available to help you. The technical support contact information will be posted on the 2026 Meeting login page. In the event of any technical malfunction, we expect to make an announcement on the 2026 Meeting webcast page. Any updated information regarding the 2026 Meeting will be posted at investors.dow.com.

How to Ask Questions

Stockholders may submit questions during the 2026 Meeting using the “Ask a Question” field on the virtual meeting website. You will need to log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form to submit a question. Time has been allocated on the agenda to respond to questions submitted during the 2026 Meeting. Questions we do not answer during the 2026 Meeting will be answered in writing and posted on the Company’s website at investors.dow.com. Questions on the same topic or questions that are otherwise related may be grouped, summarized and answered together to avoid repetition.

Other Matters

The proxy or voting instruction form confers upon the designated persons the discretion to vote the shares represented in accordance with their best judgment. Such discretionary authority extends to any other properly presented matter. The Board does not intend to present any business at the 2026 Meeting that is not described in this Proxy Statement. The Board is not aware of any other matter that may properly be presented for action at the 2026 Meeting.

RULES OF CONDUCT AND PROCEDURES

Please refer to the 2026 Meeting Rules of Conduct and Procedures for more information on attending the 2026 Meeting, how to ask questions and other procedural rules. The Rules of Conduct and Procedures are available at www.proxyvote.com and during the 2026 Meeting at www.virtualshareholdermeeting.com/DOW2026.

2026 | Dow Proxy Statement 93

Additional Information

Additional Information

Future Stockholder Proposals

If you satisfy the requirements of the rules and regulations of the SEC and wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2027 Annual Meeting of Stockholders of Dow Inc. (“2027 Meeting”), pursuant to Rule 14a-8 of the Exchange Act, please send it to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674, with a copy to corporatesecretary@dow.com. Under Rule 14a-8, these proposals must be received no later than 5:00 PM Eastern Time on October 30, 2026.

Future Annual Meeting Business

Under the Company’s Bylaws, if you wish to raise items of proper business at an annual meeting, other than shareholder proposals complying with Rule 14a-8 (which are subject to separate requirements provided above), including director nominations other than nominations pursuant to Dow’s proxy access provision (which are subject to separate requirements provided in the Bylaws), you must give advance written notice to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674, with a copy to corporatesecretary@dow.com between 8:00 AM Eastern Time on October 30, 2026, and 5:00 PM Eastern Time on November 29, 2026 for the 2027 Meeting.

Further, if you intend to nominate a director outside of the proxy access process and solicit proxies in support of such director nominee(s) (other than the Company’s nominees) at the 2027 Meeting in reliance on Rule 14a-19, in addition to the requirements set forth in the Company’s Bylaws, you must comply with the additional requirements of Rule 14a-19.

Different deadlines may apply if the 2027 Meeting is called for a date that is not within 30 days (before or after) the anniversary of the 2026 Meeting. In such case, such written advance notice of your intention to raise items of proper business at an annual meeting must be received by the Office of the Corporate Secretary (a) no earlier than the close of business on the 120th day prior to the 2027 Meeting date and (b) no later than the close of business on the later of (A) the 90th day prior to the 2027 Meeting date or (B) the 10th day following the date on which public disclosure of the date of such meeting is first made by the Company.

If notice of a matter or nomination is not received within the applicable deadlines or it does not comply with the procedural and content requirements of the Bylaws for such notices, Rule 14a-4 or Rule 14a-19, as applicable, any officer or director acting as chair of the annual meeting may refuse to introduce such matter. The Bylaws may be amended from time to time and, to the extent any such amendment conflicts with any of the requirements herein, the terms of the amended Bylaws will apply. The full text of the Bylaws is available on the Company’s website at investors.dow.com.

Future Director Nominees through Proxy Access

Under the Company’s Bylaws, if you wish to nominate a director through proxy access, you must give advance written notification to the Office of the Corporate Secretary at 2211 H.H. Dow Way, Midland, Michigan 48674, with a copy to corporatesecretary@dow.com. For the 2027 Meeting, written notice must be received by the Office of the Corporate Secretary between 8:00 AM Eastern Time on September 30, 2026, and 5:00 PM Eastern Time on October 30, 2026. Such notices must comply with the procedural and content requirements of the Bylaws. The full text of the Bylaws is available on the Company’s website at investors.dow.com.

Multiple Stockholders with the Same Address

In accordance with a notice sent previously to stockholders with the same surname who share a single address, only one notice or set of proxy materials will be sent to an address unless contrary instructions were received from any stockholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the practice. If you are a registered stockholder, you may revoke your consent by sending your name and your holder identification number to the Office of the Corporate Secretary at corporatesecretary@dow.com or 2211 H.H. Dow Way, Midland, Michigan 48674. If you hold your stock with a bank or broker, you may revoke your consent to householding by contacting Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095.

94 2026 | Dow Proxy Statement

If you are a registered stockholder receiving multiple copies at the same address or if you have a number of accounts at a single brokerage firm, you may submit a request to receive a single copy in the future by contacting the Office of the Corporate Secretary at corporatesecretary@dow.com. If you hold your stock with a bank or broker, contact Broadridge Financial Solutions Inc. at the address and telephone number provided above. The Company will promptly deliver to a stockholder who received one copy of proxy materials as the result of householding, a copy of the materials upon the stockholder’s written request to the Office of the Corporate Secretary at corporatesecretary@dow.com.

Electronic Delivery of Proxy Materials

Stockholders may request proxy materials be delivered to them electronically by enrolling at www.proxyvote.com or by contacting the bank or broker where you hold Dow stock. Electronic delivery has the benefit of secure access and immediate availability of the Proxy Statement, Annual Report and related materials with online proxy voting. Going paperless is not only convenient for stockholders, but it also saves resources and reduces Dow’s impact on the environment.

Copies of Proxy Materials and Annual Report

The Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report are posted on the Company’s website at investors.dow.com and at www.proxyvote.com. To access the materials at www.proxyvote.com, you must log in with your 16-digit control number found on the Notice of Internet Availability of Proxy Materials, the proxy card or the voting instruction form.

Copies of Corporate Governance Documents

The Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, Code of Conduct, Code of Financial Ethics, Board Committee Charters and other governance documents are posted on the Company’s website at investors.dow.com. Stockholders may request printed copies of each of these documents at no charge by contacting the Office of the Corporate Secretary at corporatesecretary@dow.com.

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Appendix

Appendix

Select Financial Information (Non-gaap reconciliation)

Reconciliation of “Net income (loss)” to “Operating EBIT” and “Operating EBITDA”

In millions (Unaudited) Twelve months ended December 31	2025	2024	2023
Net income (loss) (GAAP)	$(2,444)	$1,201	$660
+ Provision (credit) for income taxes	(67)	399	(4)
Income (loss) before income taxes	$(2,511)	$1,600	$656
- Interest income	152	200	229
+ Interest expense and amortization of debt discount	865	811	746
- Significant items	(2,220)	(377)	(1,605)
Operating EBIT (non-GAAP)	$422	$2,588	$2,778
Depreciation and amortization	2,834	2,894	2,611
Operating EBITDA (non-GAAP)	$3,256	$5,482	$5,389

Reconciliation of “Cash provided by operating activities—continuing operations” to “Free Cash Flow” and “Cash Flow Conversion”

In millions (Unaudited) Twelve months ended December 31	2025	2024	2023
Cash provided by operating activities—continuing operations (GAAP)	$1,062	$2,903	$5,164
Capital expenditures	(2,479)	(2,940)	(2,356)
Free Cash Flow (non-GAAP)	$(1,417)	$(37)	$2,808
Net income (loss) (GAAP)	$(2,444)	$1,201	$660
Cash flow from operations to net income (GAAP) [1]	N/A	242%	782%
Operating EBITDA (non-GAAP)	$3,256	$5,482	$5,389
Cash Flow Conversion (Cash flow from operations to Operating EBITDA) (non-GAAP)	33%	53%	96%

1. Cash flow from operations to net income is not applicable for the twelve months ended December 31, 2025 due to a net loss for the period.

Reconciliation of Operating Return on Capital (ROC)

In millions (Unaudited) Twelve months ended December 31	2025	2024	2023
Net income (loss) available for Dow Inc. common stockholders (GAAP)	$(2,623)	$1,116	$589
- Significant items, after tax	(1,966)	(96)	(1,017)
Operating Net Income Available for Dow Inc. Common Stockholders (non-GAAP)	$(657)	$1,212	$1,606
Net income attributable to noncontrolling interests	179	85	71
Gross interest expense	1,009	945	834
Imputed interest expense—operating leases	69	65	62
Tax on gross interest expense [1]	(906)	(267)	(232)
Operating Net Operating Profit After Tax (non-GAAP)	$(306)	$2,040	$2,341
Average Total Capital (non-GAAP)	$36,727	$36,363	$36,800
Operating Return on Capital (non-GAAP)	(1)%	6%	6%

1. Tax on gross interest expense in the twelve months ended December 31, 2025 is impacted by a disproportionate operational tax rate in the three months ended September 30, 2025 resulting from tax expense in certain profitable jurisdictions while certain other jurisdictions incurred losses for which no tax benefit can be recognized.

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Reconciliation of Net Debt

In millions (Unaudited) Twelve months ended December 31	2025	2024	2023
Notes payable	$90	$135	$62
Long-term debt due within one year	222	497	117
Long-term debt	17,849	15,711	14,907
Gross debt (GAAP)	$18,161	$16,343	$15,086
- Cash and cash equivalents	3,816	2,189	2,987
- Marketable securities [1]	385	383	1,300
Net debt (non-GAAP)	$13,960	$13,771	$10,799

1. The Company’s investments in marketable securities are included in “Other current assets” in the consolidated balance sheets.

Non-GAAP Financial Measures

This document includes financial information that does not conform to GAAP and is considered non-GAAP measures. Management uses these measures internally for planning, forecasting and evaluating the performance of the Company’s segments, including allocating resources. Dow’s management believes that these non-GAAP measures best reflect the ongoing performance of the Company during the periods presented and provide more relevant and meaningful information to investors as they provide insight with respect to ongoing operating results of the Company and a more useful comparison of year-over-year results. These non-GAAP measures supplement the Company’s GAAP disclosures and should not be viewed as alternatives to GAAP measures of performance. Furthermore, such non-GAAP measures may not be consistent with similar measures provided or used by other companies. Non-GAAP measures included in this Proxy Statement are defined below.

Cash Flow Conversion is defined as “Cash provided by operating activities—continuing operations” divided by Operating EBITDA. Management believes Cash Flow Conversion is an important financial metric as it helps the Company determine how efficiently it is converting its earnings into cash flow.

Free Cash Flow is defined as “Cash provided by operating activities—continuing operations,” less capital expenditures. Under this definition, Free Cash Flow represents the cash generated by the Company from operations after investing in its asset base. Free Cash Flow, combined with cash balances and other sources of liquidity, represent the cash available to fund obligations and provide returns to shareholders. Free Cash Flow is an integral financial measure used in the Company’s financial planning process.

Net Debt is defined as total gross debt minus “Cash and cash equivalents” and “Marketable securities.” The Company believes Net Debt is the best representation of its financial leverage at this point in time.

Operating EBIT is defined as earnings (i.e., “Income (loss) before income taxes”) before interest, excluding the impact of significant items.

Operating EBITDA is defined as earnings (i.e., “Income (loss) before income taxes”) before interest, depreciation and amortization, excluding the impact of significant items.

Operating Net Income is defined as net income (loss), excluding the after-tax impact of significant items.

Operating ROC is defined as net operating profit after tax (excluding significant items) divided by total average capital. Operating ROC measures how effectively a company has utilized the money invested in its operations.

Net operating profit after tax (excluding significant items) is defined as net income (loss) available to Dow Inc. common stockholders, excluding the impact of significant items, “Net income attributable to noncontrolling interests,” gross interest expense, and the tax impact of interest expense.

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Appendix

Dow Inc. 2019 Stock Incentive Plan

As amended by the Board on February 12, 2026 and effective April 9, 2026, subject to stockholder approval. The full text of the SIP as amended is provided below. The amendments are indicated by underline and strikethrough text in Sections 4(a)(1) and 16(a).

Section 1. Purpose and Prior Plan Awards

(a) General. The purpose of the Dow Inc. 2019 Stock Incentive Plan is (i) to help Dow Inc. and its Affiliates retain, attract, and motivate their officers, employees, consultants, independent contractors, advisors, and/or directors and (ii) to provide incentives linked to the growth and success of the Company’s businesses and to increases in Company shareholder value. This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended.

(b) Impact on Awards Issued under Prior Plans. Except as otherwise provided by the Committee or in an Award agreement, Employer Method Awards shall remain in effect pursuant to their existing terms, and to the relevant terms of the applicable Prior Plans.

Section 2. Definitions

For purposes of the Plan, capitalized terms have the meaning provided below, or, if not provided below, as provided elsewhere in the Plan:

“Age and Service Requirements” shall mean the attainment of age 55 and the completion of at least 10 years of service with the Company and its Affiliates.

“Affiliate” means (a) any Subsidiary or (b) an entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with, the Company.

“Award” means an award that is granted under the Plan. For the avoidance of doubt, the term “Award” includes an award granted under the Plan to a Shareholder Method Award Holder pursuant to Section 5(a)(ii) hereof and the Employee Matters Agreement.

“Award Cycle” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Cause” means termination of employment for any of the following reasons, as determined by the Company or employing Affiliate: unsatisfactory attendance; unsatisfactory performance which is willful, deliberate, or the result of carelessness or negligence; dishonesty (including, but not limited to, falsification of reports or the unauthorized removal or misuse of Company property); theft; unethical conduct; lying; insubordination (including, but not limited to, willful negligence or refusal to carry out instructions); violation of Company work or safety rules; disclosure of confidential information about the Company; unauthorized possession of firearms; violation of a substance abuse policy; and evidence of commission of a felony, or any other reason determined by the Company or the employing Affiliate.

“Change in Control” means the occurrence of the earliest of the following events:

(a)
One person or a group acquires stock that, combined with stock previously owned, controls more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, if any one person, or more than one person acting as a group, is considered to effectively control the Company (within the meaning of Treas. Regs. Section 1.409A-3(i)(5)(vi)), the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the ownership of the Company;
(b)
During any twelve-month period, either (i) any person or group acquires stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company, or (ii) the majority of the Board is replaced by persons whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election; or
(c)
During any twelve-month period, a person or a group acquires assets of the Company having a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the Company’s assets immediately before such acquisition(s). For purposes of this definition, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (1) a stockholder of the Company in exchange for or with respect to its stock; (2) a corporation, fifty percent (50%) or more of the total value or voting power of which is owned directly or indirectly by the Company; (3) a person or more than one person acting as a group that owns fifty percent (50%) or more of the stock of the Company or (4) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (3).

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“Child” means a person who is either the natural or legally adopted child of a Participant or a Participant’s legal spouse.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, and the rulings and regulations issued thereunder.

“Committee” means the Committee described in Section 3.

“Common Stock” means common stock of the Company, par value $0.01 per share, and such other securities of the Company as may be substituted for Common Stock under the terms of the Plan.

“Company” means Dow Inc., a Delaware corporation, and any successor thereto.

“Continuous Service” means that the Participant’s service with the Company and its Affiliates, whether as an officer, employee, consultant, independent contractor, advisor, or Director, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company and its Affiliates or a change in the entity for which the Participant renders such service shall not constitute a termination of the Participant’s Continuous Service; provided, however, that if the entity for which such Participant is rendering services ceases to be an Affiliate of the Company, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such entity ceased to be an Affiliate. To the extent permitted by law, the Committee shall have the authority to determine whether a termination of Continuous Service has occurred in the case of (i) any leave of absence, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.

“Director” means a member of the Board.

“Disability” or “disabled” means, except as provided in Section 15(k), a Participant’s inability to perform the essential functions of their position, as a result of a physical or a mental condition, as determined by the Committee.

“Dividend Equivalents” mean an amount payable in cash or Common Stock, as determined by the Committee, with respect to an Award of Restricted Stock or Restricted Stock Units equal to what would have been received if the shares underlying the Award had been owned by the Participant.

“Domestic Partner” means a person who, together with a Participant, meets the following requirements:

a.
the two people live together on the determination date;
b.
the two people are not legally married to other persons;
c.
the two people are each other’s sole domestic partner in a committed relationship similar to a legal marriage and with the intent to remain in the relationship indefinitely;
d.
each of the two people shall be legally competent and able to enter into a contract;
e.
the two people are not related to each other in a way which would prohibit legal marriage;
f.
in entering the relationship with each other, neither of the two people are acting fraudulently or under duress;
g.
the two people are financially interdependent with each other;
h.
evidence satisfactory to the Committee is provided that the two people are registered as domestic partners or partners in a civil union in a state or municipality or country that legally recognizes such domestic partnerships or civil unions; and
i.
both people have signed a statement acceptable to the Committee that has been provided to the Committee.

“Eligible Individuals” means officers, employees, consultants, independent contractors, advisors, and Directors of the Company or any Affiliate. Notwithstanding the foregoing, a person who would otherwise be an Eligible Individual shall not be an Eligible Individual in any jurisdiction where such person’s participation in the Plan would be unlawful.

“Employee Matters Agreement” means the Employee Matters Agreement, dated as of April 1, 2019, by and among DowDuPont Inc., Dow Inc., and Corteva, Inc., as amended.

“Employer Method Award” means each award granted under a Prior Plan that is held by an Employer Method Award Holder where the shares underlying such award are converted into shares of Common Stock on the Transaction Date, as provided by the Committee pursuant to the requirements of the Employee Matters Agreement.

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Appendix

“Employer Method Award Holder” means each person who, as of the Transaction Date, has an outstanding Award under a Prior Plan and (a) is employed by the Company and its Subsidiaries or (b) whose last employment with DowDuPont Inc. and its Affiliates was with The Dow Chemical Company and its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

“Exercise Price” means (a) in the case of Stock Options, the price specified in the applicable Award agreement as the price-per-share at which shares of Common Stock may be purchased pursuant to such Stock Option or (b) in the case of Stock Appreciation Rights, the price specified in the applicable Award agreement as the price-per-share used to calculate the amount payable to the Participant upon exercise of such Stock Appreciation Right.

“Effective Time” has the meaning set forth in Section 16(a).

“Fair Market Value” means, on any date, except as otherwise provided by the Committee the closing market price of a share of Common Stock, as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded. In the event the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value of the Common Stock shall be determined by the Board in good faith.

“Outside Director” means a Director who qualifies as independent for purposes of the NYSE listing rules and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

“Participant” means (a) an Eligible Individual who is granted an Award under the Plan, (b) an Employer Method Award Holder, and (c) if applicable, as determined by the Committee, a Shareholder Method Award Holder who is granted an Award under the Plan in accordance with the requirements of, and subject to the provisions of, the Employee Matters Agreement.

“Performance Awards” means Awards granted under Section 9.

“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.

“Plan” means the Dow Inc. 2019 Stock Incentive Plan, as set forth herein and as amended from time to time.

“Prior Plan” means (a) The Dow Chemical Company Amended and Restated 2012 Stock Incentive Plan, (b) The Dow Chemical Company 1988 Award and Option Plan, and (c) the E. I. du Pont de Nemours and Company Equity and Incentive Plan.

“Restricted Stock” means shares of Common Stock issued under the Plan subject to restrictions specified in the applicable Award agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver shares of Common Stock, cash, or other property upon the attainment of specified vesting or performance conditions, as specified in the applicable Award agreement.

“Shareholder Method Award” means a “Shareholder Method Award” or “Shareholder Method Other Award”, as such terms are defined in the Employee Matters Agreement.

“Shareholder Method Award Holder” means each person who holds a Shareholder Method Award.

“Stock Appreciation Right” or a “SAR” means an Award granted under Section 7.

“Stock Option” means an Award granted under Section 6.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

“Substitute Award” means an Award granted under Section 4(d).

“Transaction Date” means the “MatCo Distribution Date”, as such term is defined in the Separation and Distribution Agreement, dated as of April 1, 2019, by and among DowDuPont Inc., Dow Inc., and Corteva, Inc., as amended.

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Section 3. Administration

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed solely of Outside Directors numbering no fewer than two and shall be appointed by and serve at the pleasure of the Board.

(b) Powers. Subject to the terms of the Plan, the Committee shall have the authority to take any and all actions that it determines to be necessary or advisable in connection with the administration of the Plan, including, without limitation, to:

(i)
determine who is an Eligible Individual and select the Eligible Individuals to whom Awards may from time to time be granted, the type or types of Awards to be granted to such Eligible Individual, and the number of Awards to be granted and the number of shares of Common Stock or dollar amount to which an Award will relate;
(ii)
determine the terms and conditions of any Award granted hereunder, including but not limited to, the exercise price, grant price or purchase price, any restrictions or limitations on the Award, and the vesting or performance conditions applicable to the Award;
(iii)
modify, amend, or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the content of Performance Goals, vesting conditions, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;
(iv)
determine whether, to what extent, and under what circumstances, Common Stock, cash, and other amounts payable with respect to an Award shall be deferred;
(v)
determine whether, to what extent, and under what circumstances (A) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or (B) an Award may be canceled, forfeited, or surrendered;
(vi)
determine whether, to what extent, and under what circumstances Awards may be transferred, notwithstanding restrictions and limits on the transfer of Awards set forth in the Plan and in any Award agreement;
(vii)
determine the extent to which adjustments are required pursuant to Section 4(c);
(viii)
determine whether conditions and events described in the Plan or in Award agreements are satisfied, including whether a Participant is Disabled or retired, whether a Change in Control has taken place, and whether a Participant has been involuntarily terminated;
(ix)
determine and apply such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards, as provided under Section 14 of the Plan or under the terms of an Award agreement;
(x)
adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(xi)
prescribe and amend the terms of the Award agreements and the terms of or form of any document or notice required to be delivered to the Company by Participants;
(xii)
interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award agreement relating thereto) and define terms not otherwise defined in the Plan or an Award agreement;
(xiii)
make exceptions to any provision of the Plan or Award agreement if the Committee in good faith determines that it is appropriate to do so;
(xiv)
make and approve corrections in the documentation or administration of any Award;
(xv)
adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of jurisdictions outside of the United States in which the Company or any Affiliate may operate; and
(xvi)
make all other determinations deemed necessary or advisable for the administration of the Plan.

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Appendix

(c) Actions and Interpretations by the Committee. The Committee may act only by a majority of its members then in office. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award agreement, and all decisions and determinations with respect to the Plan are final, binding, and conclusive on all parties. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, by the Company’s or an Affiliate’s accountant, attorney, consultant, or other professional retained by the Company or the Committee to assist in the administration of the Plan.

(d) Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange or market or quotation system on which the Company is traded, listed, or quoted, the Committee may delegate to any subcommittee composed of one or more directors (who need not be members of the Committee), and/or to one or more officers of the Company, all or any portion of the Committee’s responsibilities under Section 3(b) above, including but not limited to the authority to grant Awards to Eligible Individuals; provided that any resolution delegating authority to grant Awards shall specify the maximum number of shares of Common Stock underlying Awards that may be granted pursuant to such delegated authority; provided, further that no such officer shall designate himself or herself as a recipient of any Awards granted pursuant to such delegated authority. Notwithstanding the foregoing, no delegation may be made by the Committee that would cause Awards or other transactions under the Plan to cease to be exempt from Section 16(b) of the Exchange Act. The Committee may also delegate any or all aspects of the administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents. The acts of delegates under this Section 3(d) shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any delegation may be revoked by the Committee at any time.

(e) Action by the Board. Any authority granted to the Committee under the Plan may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

Section 4. Common Stock Subject to Plan

(a) Shares and Cash Available. Shares of Common Stock subject to an Award under the Plan may be authorized and unissued shares or may be treasury shares. The number of shares of Common Stock and cash available under the Plan are described in this Section 4, subject to adjustment as provided in Section 4(c).

(1)
The maximum aggregate number of shares of Common Stock that may be delivered pursuant to (A) Awards granted under the Plan and (B) Employer Method Awards shall be 185 million shares ~~125 million shares~~.
(2)
If, after the Effective Time, any Award (including for this purpose any Employer Method Award) (A) is forfeited or otherwise expires, terminates, or is canceled without the delivery of all shares of Common Stock subject thereto, or (B) is settled other than by the delivery of shares of Common Stock (including by cash settlement), then, in the case of clauses (A) and (B), the number of shares of Common Stock subject to such Award that were not issued shall again become available to be delivered pursuant to Awards under the Plan; provided that the following shares of Common Stock shall not again become available to be delivered pursuant to Awards under the Plan:
(i)
shares of Common Stock tendered or withheld upon the exercise of a Stock Option to cover the exercise price;
(ii)
shares of Common Stock subject to a stock-settled Stock Appreciation Right that are not issued upon the net settlement of such award; and
(iii)
shares of Common Stock tendered or withheld by the Company to satisfy any tax withholding obligation with respect to any Award.
(3)
For the purpose of calculating the maximum number of shares that may be issued pursuant to all Awards (including determining the amount of shares that are added back to the Plan pursuant to this Section 4(a)): (i) every one share underlying a Stock Option or Stock Appreciation Right (including any Employer Method Award that would be a Stock Option or Stock Appreciation Right if granted under the Plan) shall count as one share; and (ii) every one share underlying Restricted Stock, Restricted Stock Units, or any other full-value Award (including any Employer Method Award that would be a Restricted Stock, Restricted Stock Unit or other full-value Award if granted under the Plan) shall count as 2.1 shares.

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(b) Individual Award Limits. Subject to adjustment as provided in Section 4(c), the following limits apply:

(1)
the maximum aggregate number of shares of Common Stock subject to Awards granted in any one fiscal year to any Participant who is not a non-employee Director shall be 3,000,000 shares; and
(2)
the maximum aggregate number of shares of Common Stock subject to Awards granted in any one fiscal year to any non-employee Director shall be 15,000 shares; provided, however, that in the fiscal year in which a non-employee Director first joins the Board or is first designated as Chairman of the Board or Lead Director, the maximum aggregate number of shares of Common Stock subject to Awards granted in such year to such non-employee Director shall be 30,000 shares.

(c) Adjustments. Upon the occurrence of any of the events listed in the last sentence of this Section 4(c), the Committee or Board may make substitutions or adjustments in (1) the aggregate number and kind of shares reserved for issuance under the Plan, (2) the individual Award limits set forth in Section 4(b), (3) the number, kind, and Exercise Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, (4) the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or (5) such other equitable substitution or adjustments as it may determine to be appropriate; provided, however, that the number of shares of Common Stock subject to any Award shall always be rounded down to the nearest whole number. The actions described in the preceding sentence may be taken if the Committee or Board determines that there has been (i) a change in corporate capitalization (such as a stock split or a reverse stock split), (ii) a corporate transaction, merger, consolidation, separation (including a spin off), or other distribution of stock or property of the Company, (iii) an extraordinary cash dividend, (iv) any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or (v) any partial or complete liquidation of the Company.

(d) Substitute Awards. The Committee may grant Awards under the Plan (each, a “Substitute Award”) in substitution for stock and stock-based awards held by employees, directors, consultants or advisors of a business or entity that is acquired by, or whose assets are acquired by, the Company. The Committee may direct that the Substitute Award be granted on such terms and conditions as the Committee considers appropriate in the circumstances, including provisions that preserve the aggregate option spread as of the closing date of any such transaction in a manner that complies with Section 409A of the Code. Delivery of shares of Common Stock subject to Substitute Awards shall not count against the maximum number of shares of Common Stock available for delivery under the Plan set forth in Section 4(a) or the individual award limits set forth in Section 4(b).

Section 5. Eligibility; Awards Generally

(a) Eligibility for Awards.

(i) General. The Committee may grant Awards under the Plan to Eligible Individuals. The Committee’s selection of a person to participate in the Plan at any time shall not require the Committee to select such person to participate in the Plan at any other time.

(ii) Shareholder Method Award Holder. The Committee shall grant Awards under the Plan to Shareholder Method Award Holders in accordance with the requirements of, and subject to the provisions of, the Employee Matters Agreement.

(b) Types of Awards. Awards may be made under the Plan in the form of (1) Stock Options, (2) Stock Appreciation Rights, (3) Performance Awards, (4) Restricted Stock, (5) Restricted Stock Units, and (6) other stock-settled or cash-settled awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards.

(c) Minimum Vesting Condition. Any Restricted Stock or Restricted Stock Unit that vests based on the achievement of Performance Goals will be subject to an Award Cycle of at least twelve months from the date of grant. Any Restricted Stock or Restricted Stock Unit that vests solely based on continued service to the Company and its Affiliates will be subject to a vesting period of at least 36 months from the date of grant, but may be subject to pro-rata vesting over such period. Notwithstanding the foregoing, (A) the Committee may provide for the satisfaction and/or lapse of all vesting conditions under any such Award in the event of the Participant’s death, disability, retirement or termination of Continuous Service or in connection with a Change in Control, and (B) the Committee may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Restricted Stock Unit that is issued in payment or settlement of compensation that has been earned by the Participant. Notwithstanding the foregoing, up to 5% of the aggregate number of shares of Common Stock authorized for issuance under the Plan as set forth in Section 4(a)(1) may be issued pursuant to Restricted Stock and/or Restricted Stock Units without respect to the 12-month or 36-month restrictions described in this Section 5(c).

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(d) Non-Transferability. Each Award may not be sold, transferred for value, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Stock Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Committee, the person to whom an Award is initially granted may transfer an Award to any “family member” of the Grantee (as such term is defined in Section A1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Committee, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8. Except to the extent specified otherwise in the agreement the Committee provides for such transferor and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the transferor’s Continuous Service shall continue to be determined with reference to the transferor’s Continuous Service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 5(d), and the responsibility to pay any taxes in connection with an Award shall remain with the transferor notwithstanding any transfer other than by will or intestate succession.

(e) Conditions Upon Shares Subject to Awards. The Committee may provide that the Common Stock issued upon exercise of a Stock Option or Stock Appreciation Right or otherwise issued upon settlement of an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to such exercise or settlement, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Common Stock issued upon such exercise or settlement (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Common Stock be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

Section 6. Stock Options

(a) Grant. The Committee shall have the authority to grant Stock Options to any Eligible Individual. All stock options granted pursuant to the Plan shall be non-qualified stock options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. The date of grant of a Stock Option shall occur no earlier than the date the Committee approves such grant to an Eligible Individual, determines the number of shares of Common Stock to be subject to such Stock Option, and specifies the material terms and provisions of such Stock Option. Stock Options shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b) Award Terms. Stock Options granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)
Option Term. The Committee shall determine the stated term of each Stock Option granted under the Plan. No Stock Option shall be exercisable more than ten years after the date the Stock Option is granted.
(2)
Exercise Price. The Committee shall determine the Exercise Price applicable to Stock Options granted under the Plan. The Exercise Price applicable to a Stock Option shall not be less than the Fair Market Value of one share of Common Stock on the date of grant, except in connection with a Substitute Award that is a Stock Option, to the extent consistent with Section 409A of the Code.
(3)
Method of Exercise. Any Stock Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Option shall be deemed exercised when the Company or the Company’s designee designated to accept notice of exercise receives: (i) written or electronic notice of exercise (in accordance with the Award agreement) from the person entitled to exercise the Stock Option specifying the number of Shares to be purchased and (ii) full payment for the Shares (in a form permitted under Section 6(b)(4)) with respect to which the Stock Option is exercised.

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(4)
Payment of Exercise Price. The exercise price of any Stock Option may be paid in cash or such other method as determined by the Committee, to the extent permitted by applicable law, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares of Common Stock issuable under a Stock Option, the delivery of previously owned shares of Common Stock, or the withholding of shares of Common Stock deliverable upon exercise.

(c) No Repricing; No Reload Grants. Except for adjustments pursuant to Section 4(c), at any time when the Exercise Price of a Stock Option exceeds the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, reduce the Exercise Price of such Stock Option or exchange such Stock Option for a new Award with a lower (or no) Exercise Price or for cash. Stock Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Common Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other employee stock option.

(d) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Stock Option or any shares of Common Stock subject to a Stock Option until the Participant has become the holder of record of such shares.

Section 7. Stock Appreciation Rights

(a) Grant. The Committee may grant Stock Appreciation Rights to any Eligible Individual. The date of grant of a Stock Appreciation Right shall occur no earlier than the date the Committee approves such grant to an Eligible Individual, determines the number of shares of Common Stock to be subject to such Stock Appreciation Right and specifies the material terms and provisions of such Stock Appreciation Right. Stock Appreciation Rights shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b) Award Terms. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions, as well as any additional terms and conditions as the Committee shall deem desirable:

(1)
Term. The Committee shall determine the stated term of each Stock Appreciation Right granted under the Plan. No Stock Appreciation Right shall be exercisable more than ten years after the date of grant.
(2)
Exercise Price. The Exercise Price applicable to a Stock Appreciation Right shall not be less than the Fair Market Value of the Common Stock on the date of grant, except in connection with a Substitute Award that is a Stock Appreciation Right, to the extent consistent with Section 409A of the Code.
(3)
Exercise and Settlement. Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock, or a combination thereof, in value equal to (1) the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the applicable Exercise Price, multiplied by (2) the number of shares of Common Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.
(4)
Tandem SARs. Stock Appreciation Rights may be granted to Participants from time to time in tandem with or as a component of Stock Options granted under the Plan (“Tandem SARs”). Upon exercise of a Tandem SAR as to some or all of the shares covered by the grant, the related Stock Option shall be canceled automatically to the extent of the number of shares covered by such exercise. Conversely, if the related Stock Option is exercised as to some or all of the shares covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by such option exercise. Any Stock Appreciation Right granted in tandem with a Stock Option may be granted at the same time such Stock Option is granted or at any time thereafter before exercise or expiration of such Stock Option. All Tandem SARs shall have the same exercise price as the Stock Option to which they relate.

(c) No Repricing. Except for adjustments pursuant to Section 4(c), at any time when the Exercise Price of a Stock Appreciation Right exceeds the Fair Market Value of a share of Common Stock, the Company shall not, without shareholder approval, reduce the Exercise Price of such Stock Appreciation Right and shall not exchange such Stock Appreciation Right for a new Award with a lower (or no) Exercise Price or for cash.

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(d) No Shareholder Rights. Participants shall have no voting rights and will have no rights to receive dividends or Dividend Equivalents in respect of a Stock Appreciation Right or any shares of Common Stock subject to a Stock Appreciation Right until the Participant has become the holder of record of such shares.

Section 8. Restricted Stock and Restricted Stock Units

(a) Grant. The Committee may grant Awards of Restricted Stock or Restricted Stock Units to any Eligible Individual, subject to such terms and conditions as may be determined by the Committee. Awards of Restricted Stock Units may be settled in cash, shares of Common Stock, or a combination thereof. Awards of Restricted Stock and Restricted Stock Units shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b) Delivery of Restricted Stock. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(c) Dividends and Dividend Equivalents. Participants who hold Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those shares of Restricted Stock, unless determined otherwise by the Committee. The Committee will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and/or subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Unless otherwise provided in the Award agreement, during the period prior to shares being issued in the name of a Participant under any Award of Restricted Stock Units, the Company shall pay or accrue Dividend Equivalents on each date dividends on Common Stock are paid, subject to such conditions as the Committee may deem appropriate. The time and form of any such payment of Dividend Equivalents shall be specified in the Award agreement. Notwithstanding anything herein to the contrary, in no event will dividends or Dividend Equivalents be paid during the Award Cycle with respect to Awards of Restricted Stock or Stock Units that are subject to Performance Goals, and no dividends or Dividend Equivalents will be paid with respect to performance-based Restricted Stock or shares underlying performance-based Stock Units that do not vest.

Section 9. Performance Awards

(a) Grant. The Committee may condition the vesting or value of an Award upon the achievement of one or more Performance Goals, which such Award shall constitute a Performance Award for purposes of the Plan. The Committee may grant Performance Awards to any Eligible Individual. Performance Awards may be awarded either alone or in addition to other Awards granted under the Plan. Performance Awards shall be evidenced by Award agreements, the terms and provisions of which may differ.

(b) Settlement. At the expiration of the Award Cycle, the Committee shall evaluate the Participant’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of shares of Common Stock (or other applicable payment measures) that have been earned by the Participant. The Committee shall then cause to be delivered (1) a number of shares of Common Stock equal to the number of Performance Shares determined by the Committee to have been earned, or (2) cash equal to the product of (x) the Fair Market Value as of the date of settlement multiplied by (y) such number of Performance Shares determined to have been earned, as the Committee shall elect.

Section 10. Other Awards

Subject to the provisions of the Plan, the Committee, may grant Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, fully vested Common Stock, deferred stock units, and dividend equivalents. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan and may settle in cash, shares of Common Stock or a combination thereof. Each such Award shall be confirmed by, and be subject to, the terms of an Award agreement.

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Section 11. Change in Control

(a) Vesting of Assumed or Continued Awards. Unless otherwise expressly provided in (i) the Award agreement, (ii) an employment agreement or similar written agreement with the Company or any of its Affiliates, or (iii) the definitive transaction agreement governing such Change in Control, in the event of a Change in Control in which the acquiring or surviving company does assume or continue outstanding Awards upon the Change in Control, if the Participant’s Continuous Service is involuntarily terminated within 24 months after a Change in Control:

(i)
Stock Options and Stock Appreciation Rights shall become fully vested as of the termination date, and exercisable no later than 30 days following such termination date;
(ii)
Restricted Stock and Restricted Stock Units shall become fully vested as of such termination date, and shall be delivered no later than 30 days following such termination date; and
(iii)
Performance Awards shall become fully vested at target performance levels as of such termination date, and shall be delivered no later than 30 days following such termination date.

(b) No Assumption or Continuation of Awards. Unless otherwise expressly provided in (i) the Award agreement, (ii) an employment agreement or similar written agreement with the Company or any of its Affiliates, or (iii) the definitive transaction agreement governing such Change in Control, in the event of a Change in Control in which the acquiring or surviving company does not assume or continue outstanding Awards upon the Change in Control, all outstanding Awards that are not assumed or continued shall be treated as follows (to the extent permitted by Section 409A of the Code):

(i)
Stock Options and Stock Appreciation Rights shall become fully vested and exercisable as of immediately prior to the Change in Control;
(ii)
Restricted Stock and Restricted Stock Units shall become fully vested as of immediately prior to the Change in Control (to the extent not already vested), and shall settle immediately following the Change in Control; and
(iii)
Performance Awards shall become fully vested (to the extent not already vested) at target performance levels as of the Change in Control, and shall settle immediately following the Change in Control.

(c) Cancellation of Awards. Notwithstanding Sections 11(a) and 11(b), in the event of a Change in Control, the Committee may in its discretion (to the extent permitted by Section 409A of the Code) provide that outstanding Awards, whether vested or unvested, shall be cancelled in exchange for cash and/or other consideration with a value equal to (i) for Stock Options or Stock Appreciation Rights, the excess, if any, of the Fair Market Value of the shares underlying such Award on the date of such Change in Control over the aggregate exercise price; provided that, if the Fair Market Value of a share on such date does not exceed the per share exercise price, the Committee may cancel such Stock Option or Stock Appreciation Right for no consideration and (ii) for all other Awards, the Fair Market Value of the shares underlying such Award on the date of such Change in Control.

Section 12. Amendment and Termination

(a) The Board may amend, alter or discontinue the Plan and the Committee may amend or alter any Award agreement made under the Plan but, except as provided pursuant to the provisions of Section 4(c) or Section 11, no such amendment shall be made without the approval of the shareholders of the Company where such approval is required by applicable law or the NYSE listing rules.

(b) Notwithstanding Section 12(a), no amendment or alteration to the Plan or an Award agreement shall be made which would impair the rights of the holder of an Award without such holder’s consent; provided that, no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

Section 13. Unfunded Status of Plan

The Plan is an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

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Section 14. Recoupment of Awards

The Committee shall establish such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards. Pursuant to such policies and procedures, among other things, the Committee may require forfeiture of an Award, repayment of an Award (or proceeds therefrom), or recoupment from other payments otherwise due to the Participant or beneficiary.

Section 15. General Provisions

(a) Compliance with Laws. The Plan, the Awards thereunder, and the obligation of the Company to deliver shares of Common Stock under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver Common Stock prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Company is unable to or the Committee deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, the Company and its Affiliates shall be relieved of any liability with respect to the failure to issue or sell such shares of Common Stock as to which such requisite authority shall not have been obtained. No Stock Option or Stock Appreciation Right shall be exercisable and no Common Stock shall be issued and/or transferable under any other Award unless a registration statement with respect to the Common Stock underlying such Award is effective and current or the Company has determined that such registration is unnecessary.

(b) Non-U.S. Participants. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

(c) No Limit on Other Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting other or additional compensation arrangements for its employees.

(d) No Right to Employment, Reelection or Continued Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, and its Affiliates to terminate any Participant’s employment, service on the Board or service for the Company and its Affiliates at any time or for any reason not prohibited by law, nor shall the Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment or service contract with the Company, or any Affiliate. Subject to Section 12, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company and its Affiliates.

(e) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to any Award, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under an Award, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of a Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under such Award or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Committee, shares of Common Stock.

(f) Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary (including a trust beneficiary) to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised. In the event a Participant fails to designate a beneficiary, or if for any reason the designation is legally ineffective, or if no designated beneficiary survives to the date that distribution is payable, any amount due under the Plan to the Participant shall be payable, in the following order: (1) to the Participant’s legal spouse or Domestic Partner; (2) to the Participant’s surviving Children in equal shares; or (3) to the Participant’s estate. Upon the divorce of a Participant, a prior designation of a legal spouse as a beneficiary shall be automatically null and void, and the Plan shall not be liable to the former spouse.

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(g) Affiliate Employees. In the case of a grant of an Award to any employee of an Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled revert to the Company.

(h) Electronic Signatures. For purposes of the Plan, a document shall be considered to be executed if signed electronically pursuant to procedures approved by the Company.

(i) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of choice or conflict of laws that would otherwise refer to the laws of another jurisdiction.

(j) Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(k) Section 409A.

(1)
It is intended that the provisions of the Plan and the Awards granted hereunder avoid the adverse consequences under Section 409A of the Code, and all provisions of the Plan and any Award shall be construed and interpreted in a manner consistent with that intent.
(2)
No Participant or creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its Affiliates.
(3)
If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment or service, payment shall only be made if such termination constitutes a “separation from service” within the meaning of Section 409A of the Code.
(4)
If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.
(5)
If an Award is subject to Section 409A of the Code and payment is due upon a Participant’s Disability, payment shall be made upon a determination by the Committee that the Participant is disabled within the meaning of Treas. Reg. § 1.409A-3(i)(4).

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(6)
Solely with respect to any Award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treas. Reg. § 1.409A-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any other purpose.
(7)
Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.

Section 16. Term of the Plan

(a) Effective Time. The Plan shall be effective as of the date it is approved by the Company’s shareholders by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote with respect to the Plan’s approval (the “Effective Time”). If the Second ~~First~~ Amendment to the Plan is not approved by the shareholders of the Company, the Plan will continue in effect.

(b) Expiration Date. No Award shall be granted under the Plan after the tenth anniversary of the Effective Time. Unless otherwise expressly provided in the Plan or in an applicable Award agreement, any Award granted hereunder, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, shall nevertheless continue thereafter.

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Defined Terms

Capitalized terms, not otherwise defined in this Proxy Statement, have the meaning ascribed below:

2026 Meeting	2026 Annual Meeting of Stockholders of Dow Inc.
Absolute TSR	Stock price appreciation plus dividends paid independent of any comparative group
Ambition Metric

Component(s) of the Company’s short- and long-term incentive compensation programs designed to motivate and reward employees to deliver against the Company’s ambition to be the most innovative, customer-centric, inclusive and sustainable materials science company in the world

Board	Board of Directors of Dow Inc.
CAP	Compensation actually paid
Carbon Emissions	GHG emissions in carbon dioxide equivalent (CO2e)
CD&A	Compensation Discussion & Analysis
CEO	Chief Executive Officer
CFO	Chief Financial Officer
COO	Chief Operating Officer
Committee	In the CD&A section, Compensation and Leadership Development Committee
Company	Dow Inc. and its consolidated subsidiaries
Compensation Peer Group	Peer group utilized for market comparisons, benchmarking and setting executive and non-employee Director compensation
Cumulative Cash from Operations	“Cash provided by operating activities—continuing operations,” over a defined period
D&T	Deloitte & Touche LLP
DEPP	Dow Employees’ Pension Plan, also referred to as the “Pension Plan”
DEPP Component	Pension equity plan component under the DEPP
DEPP PPA	Dow Employees’ Pension Plan (Personal Pension Account)
Dow	Dow Inc. and its consolidated subsidiaries; all references to “we,” “us,” and “our” refer to the Company (unless otherwise defined)
EBIT	Earnings before interest and taxes
EDP	The Dow Chemical Company Elective Deferral Plan Post 2004, a nonqualified deferred compensation plan
ERG	Employee Resource Group, voluntary groups open to all Dow employees that provide a source of community and connection aligned to strategic priorities and driving business growth
ESPP	Dow Inc. 2021 Employee Stock Purchase Plan
ESRP	Executives’ Supplemental Retirement Plan—Supplemental Benefits
Exchange Act	Securities and Exchange Act of 1934, as amended
Free Cash Flow	“Cash provided by operating activities—continuing operations,” less capital expenditures (non-GAAP)
GAAP	U.S. Generally Accepted Accounting Principles
GHG	Greenhouse gas
GRI	Global Reporting Initiative
Internal Revenue Code	U.S. Internal Revenue Code of 1986, as currently in effect
LTI	Long-term incentive
NEO	Named Executive Officer
NYSE	New York Stock Exchange
Operating EBIT	Earnings (i.e., “Income (loss) before income taxes”) before interest, excluding the impact of significant items (non-GAAP)
Operating ROC	Net operating profit after tax (excluding significant items) divided by total average capital (non-GAAP)
PEO	Principal Executive Officer
Peer Group	Custom financial peer group for purposes of its TSR benchmarking
Performance Award	Annual cash incentive program
PPA Component	Personal pension account component under the DEPP
PSU	Performance stock unit
Relative TSR	Percentile ranking against the Relative TSR Peer Group of stock price appreciation plus dividends paid
Relative TSR Peer Group	Peer group utilized to measure Relative TSR performance within the PSU unit programs
ROC	Return on capital
RSU	Restricted stock unit
Savings Plan	The Dow Chemical Company Employees’ Savings Plan, a tax-qualified 401(k) plan
SCT	Summary Compensation Table
SEC	U.S. Securities and Exchange Commission
SIP	Dow Inc. 2019 Stock Incentive Plan, as amended
TDCC	The Dow Chemical Company
TSR	Total shareholder return

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Appendix

About Dow

Dow (NYSE: DOW) is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. The Company's global breadth, asset integration and scale, customer-focused innovation and leading business positions enable it to achieve profitable growth and help deliver a sustainable future. Dow operates manufacturing sites in 29 countries and employs approximately 34,600 people. Dow delivered sales of approximately $40 billion in 2025. Learn more about Dow at www.dow.com.

Cautionary Statement REGARDING Forward-Looking Statements

Certain statements in this Proxy Statement are “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s subsequent reports filed with the U.S. Securities and Exchange Commission. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

The Company’s websites, reports and social media feeds are not part of or incorporated by reference into this Proxy Statement.

112 2026 | Dow Proxy Statement

Dow Inc. 2026 Annual Meeting of Stockholders Thursday, April 9, 2026 8:00 AM Eastern Time http://www.virtualshareholdermeeting.com/DOW2026

® ™ Trademark of The Dow Chemical Company (“Dow”) or an affiliated company of Dow	Form No.: 161-00899

DOW INC. ATTN: OFFICE OF THE CORPORATE SECRETARY 2211 H.H. DOW WAY MIDLAND, MI 48674 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time on April 8, 2026 for shares held directly and by 11:59 PM Eastern Time on April 6, 2026 for shares held in a Plan. Have the information that is printed in the box marked by the arrow available and follow the instructions to cast your vote. During The Meeting - Go to www.virtualshareholdermeeting.com/DOW2026 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions to cast your vote. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM Eastern Time on April 8, 2026 for shares held directly and by 11:59 PM Eastern Time on April 6, 2026 for shares held in a Plan. Have the information that is printed in the box marked by the arrow available and follow the instructions to cast your vote. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Votes must be received by 11:59 PM Eastern Time on April 8, 2026. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V83128-P38209-Z91114 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DOW INC. The Board of Directors recommends that you vote FOR all director nominees in Agenda Item 1, FOR Agenda Items 2, 4 and 5, and 1 YEAR for Agenda Item 3. 1. Election of Directors Nominees: 1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l. Samuel R. Allen Gaurdie E. Banister Jr. Wesley G. Bush Richard K. Davis Jerri DeVard Debra L. Dial Jeff M. Fettig Jim Fitterling Jacqueline C. Hinman Luis Alberto Moreno Jill S. Wyant Daniel W. Yohannes For Against Abstain 2. 3. Advisory Resolution to Approve Executive Compensation Advisory Resolution on the Frequency of Future Advisory Votes to Approve Executive Compensation For Against Abstain 1 Year 2 Years 3 Years Abstain For Against Abstain 4. 5. Approval of the Amendment to the 2019 Stock Incentive Plan Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2026 NOTE: The undersigned authorizes the proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment thereof. Please sign exactly as name appears hereon. Joint owners should each sign personally. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. All holders must sign. If a corporation, sign the full corporate name by authorized officer. Date Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders of Dow Inc. to be held April 9, 2026 The Notice of Internet Availability of Proxy Materials, Proxy Statement and Annual Report are available at www.proxyvote.com. YOUR VOTE IS IMPORTANT. PLEASE VOTE THE SHARES AS SOON AS POSSIBLE. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE V83129-P38209-Z91114 DOW INC. Annual Meeting of Stockholders April 9, 2026 8:00 AM Eastern Time This proxy is solicited by the Board of Directors. V83129-P38209-Z91114 The undersigned hereby appoints Jim Fitterling, Jeffrey L. Tate and Amy E. Wilson or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders ("Meeting") to be held virtually at www.virtualshareholdermeeting.com/DOW2026 on April 9, 2026, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the Meeting. The undersigned hereby revokes all proxies previously given. Such proxies are directed to vote as specified on the reverse side, or if no specification is made, FOR all director nominees in Agenda Item 1, FOR Agenda Items 2, 4 and 5, and 1 YEAR for Agenda Item 3, and to vote in accordance with their discretion on such other matters as may properly come before the Meeting and at any adjournment or postponement of the Meeting. To vote in accordance with the Board of Directors' recommendations, please sign and date on the reverse side; no voting boxes need to be checked. Continued and to be signed on reverse side